UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __ )
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☐       Preliminary Proxy Statement
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☑       Definitive Proxy Statement
☐       Definitive Additional Materials
☐       Soliciting Material Pursuant to §240.14a-12
TEKELEC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TEKELEC
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 16, 2008
     The Annual Meeting of the Shareholders of Tekelec, a California corporation (the “Company”), will be held Friday, May 16, 2008, at 9:00 a.m., local time, at the Company’s offices located at 5200 Paramount Parkway, Morrisville, North Carolina 27560. The purposes of the Annual Meeting are:
     1. To elect nine directors to serve for a one-year term. The names of the nominees intended to be presented for election are: Robert V. Adams, Ronald W. Buckly, Jerry V. Elliott, Mark A. Floyd, Martin A. Kaplan, Carol G. Mills, Franco Plastina, Krish A. Prabhu and Michael P. Ressner;
     2. To approve amendments to the Company’s Amended and Restated 2003 Equity Incentive Plan to increase the number of shares of Common Stock issuable thereunder by 4,500,000 shares, to add directors as persons to whom awards may be granted, to authorize the award of share appreciation rights and to provide for awards that qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended;
     3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008; and
     4. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.
     The record date for our Annual Meeting is March 24, 2008. Only record holders of Common Stock at the close of business on March 24, 2008 are entitled to receive notice of and to vote at the Annual Meeting.
     We cordially invite all shareholders to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, your vote is important to us and to our business, and we therefore encourage you to sign and return your proxy card in the enclosed postage-prepaid envelope, or vote by telephone or over the Internet following the instructions on your proxy card, so that your shares will be represented and voted at the Annual Meeting. Any shareholder of record attending the Annual Meeting may vote in person even if he or she has returned a proxy.
By Order of the Board of Directors
Stuart H. Kupinsky
Corporate Secretary
Morrisville, North Carolina
April 2, 2008
PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY TO US IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT TO US.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on Friday, May 16, 2008, at 9:00 a.m. at 5200 Paramount Parkway, Morrisville, North Carolina 27560. The Company’s Proxy Statement, 2007 Annual Report on Form 10-K and Annual Report to Shareholders will be available at:
http://media.corporate-ir.net/media_files/irol/74/74053/TKLC_2008Proxy.pdf

TEKELEC
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
General
     The Board of Directors of Tekelec (the “Board”) is furnishing you with this Proxy Statement to solicit proxies for use at our Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, May 16, 2008, at 9:00 a.m., local time, for the purposes described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The proxies may also be voted at any adjournment or postponement of our Annual Meeting. The Annual Meeting will be held at our offices located at 5200 Paramount Parkway, Morrisville, North Carolina 27560.
     These proxy solicitation materials are first being mailed on or about April 9, 2008 to all shareholders entitled to vote at the Annual Meeting.
     Only shareholders of record at the close of business on March 24, 2008, the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 67,665,948 shares of our Common Stock were issued and outstanding.
     Any proxy that you give in response to this proxy solicitation may be revoked by you at any time before its use in one of two ways, either by:
•	delivering to our Corporate Secretary a written notice of revocation or another proxy bearing a later date, or

•	attending our Annual Meeting and voting in person.
Voting and Solicitation
     Methods of Voting. You may vote by mail, by telephone, over the Internet or in person at the Annual Meeting.
     Voting by Mail. By signing the proxy card and returning it in the prepaid and addressed envelope enclosed with proxy materials delivered by mail, you are authorizing the individuals named on the proxy card (known as “proxies”) to vote your shares at the Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting so that your shares will be voted if you are unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.
     Voting by Telephone. To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.
     Voting over the Internet. To vote over the Internet, please follow the instructions included on your proxy card. If you vote over the Internet, you do not need to complete and mail your proxy card.
     Voting in Person at the Annual Meeting. If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.
     Voting for Directors. In the election of directors, you may vote “FOR” all or some of the director nominees, or your vote may be “WITHHELD” for one or more of the director nominees. You may also cumulate your votes in the election of directors if you or any other shareholder notifies us at the Annual Meeting prior to voting of an intention to cumulate votes.
     Cumulative voting allows you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of our Common Stock, and there are nine directors to be elected at our Annual Meeting, you may allocate 900 “FOR” votes (nine times 100) among as few or as many of the nine nominees to be voted on at the Annual Meeting as you choose.
     If you sign your proxy card or voting instruction card with no further instructions, the proxy holders may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that the proxy holders will not cast your votes for a nominee if you have instructed that votes be “WITHHELD” for that nominee.
     Voting on All Other Matters. Each share of Common Stock outstanding as of the close of business on the Record Date has one vote. You may vote “FOR,” “AGAINST” or “ABSTAIN” for any proposal other than a proposal relating to the election of directors. Except as otherwise required by law, our Articles of Incorporation or our Amended and Restated Bylaws, the affirmative vote of a majority of shares present or represented by proxy and voting at our Annual Meeting is required for the approval of matters other than the election of directors. California state law also requires that the number of shares voting “FOR” any matter must equal at least a majority of the required quorum for the meeting.
     You may vote part of your shares “FOR” any proposal and refrain from voting your remaining shares or you may vote your remaining shares “AGAINST” the proposal. If you fail to specify the number of shares you are voting “FOR” a proposal, then we are allowed to assume that you are voting all of your shares “FOR” the proposal.
     Effect of Abstentions. Abstentions are included in determining the number of shares present and entitled to vote for purposes of determining the presence of a quorum. In the case of election of directors, however, your abstention will have no effect on the outcome on the election of directors.
     In general, abstentions are not counted either “FOR” or “AGAINST” a proposal being voted on. If, however, the number of abstentions is such that the “FOR” votes, while outnumbering the votes “AGAINST” the proposal, do not equal at least a majority of the quorum required for the meeting, the proposal will be defeated and, in this case, abstentions will have the same effect as a vote “AGAINST” the proposal.
     For example, if 60 percent of our outstanding shares are represented in person or by proxy at a meeting at which the required quorum is a majority of the outstanding shares, and the vote on a proposal is 30 percent in favor, 15 percent against and 15 percent abstaining, then the proposal will be adopted. However, if 21 percent vote in favor, 19 percent vote against and 20 percent abstain, then the proposal will be defeated because 21 percent does not represent a majority of the required quorum, even though the affirmative votes outnumber the negative votes.

     Effect of “Broker Non-Votes.” If you hold your shares at the account of a brokerage firm or bank, it is likely that your shares are held in “street name.” Shares that are held in “street name” are held in the name of the brokerage firm or bank or the name of a nominee. Brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. Examples of routine matters include the election of directors when the candidates are unopposed and proposals to increase the number of authorized common shares that a company may issue. If a proposal is not a routine matter, the broker or nominee may not vote the shares with respect to the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a proxy card expressly stating that the broker is not voting on a non-routine matter, then such action is referred to as a “broker non-vote.”
     The cost of this solicitation will be borne by Tekelec. We have retained the services of Georgeson Inc. to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders and to provide certain proxy solicitation services. The estimated cost of such services is $11,000 plus out-of-pocket expenses. We may reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners, although there are no formal agreements in place. Proxies may be solicited by our directors, officers and regular employees, without additional compensation.
     Voting Confidentiality. Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed except as required by law.
Deadline for Receipt of Shareholder Proposals
     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company’s annual meeting of shareholders to be held in 2009 (the “2009 Annual Meeting”) must be received by the Company no later than December 4, 2008 in order to be included in the proxy materials relating to that annual meeting. In addition, proxies solicited by management may confer discretionary authority to vote on matters which are not included in the proxy statement but which are raised at the 2009 Annual Meeting, unless the Company receives written notice of such matters on or before February 23, 2009; provided, however, that if the date of the 2009 Annual Meeting is more than 30 days before or after the anniversary date of the 2008 Annual Meeting, then the Company must receive written notice of such matters within a reasonable time before the Company begins to print and mail its proxy materials. It is recommended that shareholders submitting proposals direct them to the Corporate Secretary of the Company via certified mail, return receipt requested, in order to ensure timely delivery. No such proposals were received with respect to the 2008 Annual Meeting scheduled for May 16, 2008.
PROPOSAL 1 — ELECTION OF DIRECTORS
     Our Amended and Restated Bylaws provide that the authorized number of directors on Tekelec’s Board of Directors can range from five to nine. The number of authorized directors is currently set at nine. A board of nine directors will therefore be elected at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies received by them for our nine nominees, all of whom are named below and eight of whom currently serve as directors of Tekelec. All of our incumbent nominees, except for Ronald W. Buckly, Jerry V. Elliott and Carol Mills, were previously elected by our shareholders at our 2007 Annual Meeting of Shareholders. In June 2007, our Board increased the size of the Board from six to seven directors and appointed Ms. Mills to fill the vacancy. In August 2007, our Board further increased the size of the Board to eight directors and appointed Mr. Elliott to fill the vacancy. In November 2007, our Board increased the size of the Board to nine directors and appointed Mr. Buckly to fill the vacancy.

     In March 2008, Daniel L. Brenner notified the Company of his decision not to stand for re-election at the Annual Meeting. To fill that vacancy, in March 2008, the Board designated Krish A. Prabhu as an additional nominee for election as a director at the Annual Meeting.
     In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, your proxy will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in accordance with cumulative voting to assure the election of as many of the nominees listed in this Proxy Statement as possible, and, in this event, the specific nominees to be voted for will be determined by the proxy holders. We do not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders and such time as his or her successor is duly elected and qualified, or until his or her earlier resignation, removal or death.
Nominees
     The names of the nine nominees, and certain information about them as of April 1, 2008, are set forth below:

Name	Age	Position(s) with the Company	Director Since
Mark A. Floyd	52	Chairman of the Board and Director	2004
Franco Plastina	45	Director, President and Chief Executive Officer	2006
Robert V. Adams	76	Director	1991
Ronald W. Buckly	56	Director	2007
Jerry V. Elliott	49	Director	2007
Martin A. Kaplan	70	Director	2003
Carol G. Mills	54	Director	2007
Michael P. Ressner	59	Director	2006
Krish A. Prabhu	53	Nominee for Director	—
     Mr. Floyd has been a director of our Company since October 2004, was appointed as Vice Chairman of the Board in February 2006 and became Chairman of the Board in January 2007. Mr. Floyd served as the Chief Executive Officer and President of Entrisphere, a telecommunications equipment manufacturer, from August 2002 until its sale to Ericsson in February 2007. Mr. Floyd also serves as a director of Riverbed Technology, Inc.
     Mr. Plastina joined our Company as President and Chief Executive Officer and as a director in February 2006. From September 2005 until joining our Company and from March 2003 until joining Proxim Corporation in May 2003, Mr. Plastina served as an Executive in Residence at Warburg Pincus LLC, a private equity firm. From May 2003 until July 2005, he held various executive positions with Proxim Corporation, a provider of wireless infrastructure equipment for wireless fidelity, or Wi-Fi, and wireless broadband markets, including Executive Chairman from January 2005 until July 2005 and President and Chief Executive Officer and a director from May 2003 until December 2004. In June 2005, Proxim Corporation filed a voluntary petition for relief under the reorganization provisions of Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Mr. Plastina is also a director of Cree, Inc.
     Mr. Adams has been a director of our Company since December 1991. Since September 1999, Mr. Adams has served as President and Chief Executive Officer of RV Adams Capital Management, a private venture capital investment company. From 1989 until September 1999, Mr. Adams served as Chief Executive Officer and President of Xerox Technology Ventures, a venture capital company responsible for identifying, developing and managing new business opportunities for Xerox Corporation. Mr. Adams also serves as a director of QPC Lasers, Inc.
     Mr. Buckly has been a director of our Company since November 2007. Since April 2007, Mr. Buckly has served as Senior Vice President, Corporate Affairs and General Counsel of Ixia, a provider of IP performance test systems. Mr. Buckly served as Senior Vice President, Corporate Affairs and General Counsel of Tekelec from January 2004 until his resignation from that office in December 2006 due to the Company’s relocation from California to North Carolina. Mr. Buckly also served as Vice President and General Counsel of the Company from April 1998 until January 2004 and as our Corporate Secretary from 1987 until May 2007. From April 1998 until November 2003, Mr. Buckly served as of counsel to Bryan Cave LLP, the Company’s legal counsel.
     Mr. Elliott has been a director of our Company since August 2007. Since June 2007, Mr. Elliott has been an Adjunct Professor at the United States Military Academy at West Point. Mr. Elliott served as President, Chief Executive Officer and a director of Global Signal Inc., a publicly traded real estate investment trust, from April 2006 until its acquisition by Crown Castle International in January 2007. From December 2005 to April 2006, Mr. Elliott served as President, and from February 2002 through November 2005 Mr. Elliott served as Chief Financial Officer, of Citizens Communications Co., a provider of communication services. Mr. Elliott also served as a director of Citizens Communications Co. from September 2004 until April 2006. Mr. Elliott also serves as a director of Idearc Inc. and SunCom Wireless.
     Mr. Kaplan has been a director of our Company since June 2003. Mr. Kaplan has served as a director of JDS Uniphase Corporation, a telecommunications equipment manufacturer, since October 1997 and as its Chairman of the Board since May 2000. He has also served as a director of Superconductor Technologies Inc., a telecommunications equipment manufacturer, since December 2002. Mr. Kaplan also served as a director and Chairman of the Board of Santera Systems Inc. from February 2001 until June 2003 when Tekelec acquired a majority interest in that company.
     Ms. Mills became a director of our Company in June 2007. Since February 2006, Ms. Mills has been an independent consultant. She served as Executive Vice President and General Manager, Infrastructure Products Group, of Juniper Networks, Inc., a provider of networking and security solutions, from November 2004 until February 2006. Ms. Mills is also a director of Adobe Systems Incorporated.
     Mr. Ressner became a director of our Company in November 2006. From 1980 until his retirement in 2003, Mr. Ressner held a number of senior management positions in finance and operations at Nortel Networks, where he most recently served as a Vice President and General Manager. Since 2002, Mr. Ressner has served as an advisor in the College of Management at North Carolina State University, where from 2002 until 2004, he was also an adjunct professor of finance and accounting. Mr. Ressner also serves as a director of Entrust, Inc., Exide Technologies and Magellan Health Services, Inc.
     Mr. Prabhu was designated by the Board in March 2008 as a nominee for election as a director at the Annual Meeting. Mr. Prabhu served as Chief Executive Officer and President of Tellabs from February 2004 until his retirement in February 2008. From November 2001 until February 2004, Mr. Prabhu was a venture partner in Morgenthaler Ventures, a venture capital firm.
     There is no family relationship between any director or executive officer of the Company and any other director or executive officer of the Company, except that the spouse of Mr. Buckly is the first cousin of Mr. Brenner, who will not be standing for re-election at the Annual Meeting.

Information Regarding our Board of Directors and its Committees
     Our Board of Directors held a total of 17 board meetings during 2007 and acted five times by unanimous written consent. The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Corporate Development Committee. During 2007, each of our directors attended at least 75% of all Board meetings and meetings of Committees on which he or she was a member.
     We strongly encourage our Board members to attend our annual meetings of shareholders. All members of our Board of Directors as of the date of our 2007 Annual Meeting of Shareholders attended that meeting.
     Board of Director Changes since our 2007 Annual Meeting of Shareholders.
•	The Board appointed Carol G. Mills to the Board in June 2007

•	The Board appointed Jerry V. Elliott to the Board in August 2007

•	The Board appointed Ronald W. Buckly to the Board in November 2007
     Director Independence. A majority of Tekelec’s directors meet the standards for director independence under listing standards established by The NASDAQ Stock Market LLC (“Nasdaq”) and Securities and Exchange Commission (“SEC”) rules. An “independent director” means a person other than an executive officer or employee of Tekelec, or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To be considered independent, the Board must affirmatively determine that neither the director nor an immediate family member of the director has had any direct or indirect material relationship with Tekelec within the last three years. The Board considers relationships, transactions and/or arrangements with each of the directors in determining whether he or she is independent.
     The Board has affirmatively determined that each serving member of the Board, other than Messrs. Buckly, Kaplan and Plastina, is currently an independent director under applicable Nasdaq listing standards and SEC rules. The Board has also determined that Mr. Kaplan will in June 2008 meet all applicable independence standards under Nasdaq and SEC rules. Mr. Kaplan does not currently meet Nasdaq independence standards because, from June 2003 until June 2005, he served as a paid consultant to the Company, principally serving as a member of an advisory board established to provide business and technical advice to the management teams of the Company and the Company’s then majority owned subsidiary, Santera Systems Inc. Mr. Buckly does not meet the applicable independence standards because he served as an executive officer of Tekelec from April 1998 through December 2006. Mr. Plastina does not meet the independence standards because, since February 2006, he has been an executive officer of Tekelec.
     The Board has also affirmatively determined that our proposed new director, Mr. Prabhu, currently would meet the Nasdaq independence standards with respect to Tekelec.
     The independent directors meet regularly in executive sessions without the presence of Messrs. Buckly, Kaplan or Plastina or other members of Tekelec’s management. These meetings occur in connection with regularly scheduled Board meetings and from time to time as the independent directors deem necessary or appropriate.
     Audit Committee. The current members of our Audit Committee are Messrs. Ressner (Chair), Brenner, Elliott and Floyd, and the Board has determined that each member of the Audit Committee is independent under current Nasdaq listing standards and the additional SEC independence rules for Audit Committee members. In addition, the Board has determined that Messrs. Elliott, Ressner and Floyd each qualifies as an audit committee financial expert within the meaning of applicable SEC regulations, and that each member of the Audit Committee is financially literate for purposes of the Nasdaq listing standards. After the date of the Annual Meeting and assuming that Messrs. Elliot, Ressner and Floyd are re-elected as directors and remain as members of our Audit Committee, all members of the Audit Committee will qualify as audit committee financial experts for purposes of the SEC rules. During 2007, the Audit Committee met 12 times.
     During 2007, the Audit Committee consisted of Messrs. Adams and Brenner and our former director, Jon F. Rager (Chair), through February 2007; Messrs. Rager (Chair), Adams, Brenner, and Ressner from February 2007 through May 2007; Messrs. Ressner (Chair), Brenner and Floyd from May 2007 through August 2007; and Messrs. Ressner (Chair), Brenner, Elliott and Floyd from August 2007 through the end of the year.
     The Audit Committee assists the Board in fulfilling its oversight responsibilities for financial matters. Specifically, the Audit Committee assists the Board in overseeing:
•	the integrity of our financial statements;

•	the qualifications and independence of our independent registered public accounting firm;

•	the performance of our internal audit function;

•	the performance of the independent registered public accounting firm;

•	the integrity of our systems of internal accounting and financial controls; and

•	our compliance with legal and regulatory requirements.
     The Audit Committee has sole authority for selecting, evaluating and, when appropriate, replacing our independent registered public accounting firm and meets privately, outside the presence of management, with our independent registered public accountants to discuss, among other matters, our internal accounting control policies and procedures. The Committee also reviews and approves in advance the services provided and fees charged by our independent registered public accountants.
     The Audit Committee operates pursuant to a written charter approved by the Board, a copy of which is available on the Company’s website (www.tekelec.com).
     Compensation Committee. The current members of our Compensation Committee are Messrs. Brenner (Chair) and Adams and Ms. Mills. The Board has determined that each member of the Compensation Committee is independent under current Nasdaq listing standards. Mr. Kaplan served as an ex officio member of the Compensation Committee from October 2003 until March 2008. During 2007, the Compensation Committee met 14 times and acted once by unanimous written consent.
     During 2007, the Compensation Committee consisted of Messrs. Brenner (Chair), Floyd and Rager through May 2007; Messrs. Brenner (Chair), Adams and Ressner from May 2007 through August 2007; and Messrs. Brenner (Chair) and Adams and Ms. Mills from August 2007 through the end of the year.
     The Compensation Committee is responsible for overseeing and advising the Board with respect to our compensation and employee benefit plans and practices, including our executive compensation plans and our incentive compensation and equity-based plans. The Compensation Committee:
•	recommends to the Board the base salaries, bonus and other cash compensation for our executive officers including our Chief Executive Officer;

•	recommends to the Board the terms of our annual bonus plans for officers and employees;

•	administers our equity incentive plans (other than the equity incentive plan for our non-employee directors);

•	determines the persons to whom equity incentives (e.g., stock options, share appreciation rights and restricted stock units) are granted and the terms of the equity incentives; and

•	recommends to the Board the compensation paid to directors for Board and committee service.
In the event the Board does not approve the recommendations of our Compensation Committee regarding executive officer compensation, such matters will be referred to the independent members of our Board of Directors who will make the final determination regarding such compensation.
     Although our Compensation Committee has not been authorized to delegate its duties and responsibilities to other persons, our Compensation Committee has the authority in its discretion to retain independent compensation consultants and outside advisors to assist the Committee in carrying out its duties and responsibilities.
     Our Compensation Committee from time to time meets with our Chief Executive Officer and other members of management to discuss and obtain recommendations with respect to the Company’s compensation practices and programs for our officers and employees. Although Mr. Plastina, our Chief Executive Officer, is a member of our Board of Directors, he does not participate in any discussions or decisions of the Board or Compensation Committee regarding the setting of his salary or the award of any bonus or the grant of any equity incentive to him.
     The Compensation Committee’s duties and responsibilities are governed by a written charter approved by the Board, a copy of which is available on the Company’s website (www.tekelec.com). The Board of Directors amended the Charter in August 2007, principally to clarify the duties and the responsibilities of the Committee and to provide for the Committee to recommend to the Board the determination of the base salaries, bonus and other cash compensation for our executive officers, including our Chief Executive Officer. Prior to the Charter amendment, the Committee had approved the cash compensation of executive officers other than the Chief Executive Officer.
     Nominating and Corporate Governance Committee. The current members of the Nominating and Corporate Governance Committee are Messrs. Adams (Chair) and Floyd and Ms. Mills. During 2007, the Nominating and Corporate Governance Committee met five times. Mr. Kaplan served as an ex officio member of the Nominating and Corporate Governance Committee from January 2004 until March 2008. The Board has determined that Messrs. Adams and Floyd and Ms. Mills are “independent” under current Nasdaq listing standards.
     During 2007, the Nominating and Corporate Governance Committee consisted of Messrs. Adams (Chair), Brenner and Floyd through August 2007 and of Messrs. Adams (Chair) and Floyd and Ms. Mills thereafter.
     The Nominating and Corporate Governance Committee’s responsibilities include the following:
•	recommending to the Board individuals qualified to serve as directors and as members of committees of the Board of Directors;

•	advising the Board with respect to Board composition, procedures, committees and related matters; and

•	overseeing the review and evaluation of the Board’s performance.

     The Nominating and Corporate Governance Committee recommends to the Board the slate of directors to be elected at our annual meetings of shareholders. The Nominating and Corporate Governance Committee considers candidates for director nominees recommended by our directors, officers and shareholders. The Nominating and Corporate Governance Committee discusses the required selection criteria and qualifications of director nominees based upon our Company’s needs at the time nominees are considered. Although there are no stated minimum criteria for director nominees, in evaluating director candidates, the Nominating and Corporate Governance Committee considers factors that are in the best interests of our Company and our shareholders, including, among others:
•	the knowledge, experience, integrity and judgment of possible candidates for nomination as directors;

•	the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which we desire to have represented on the Board; and

•	each candidate’s ability to devote sufficient time and effort to his or her duties as a director.
     The Nominating and Corporate Governance Committee is authorized to retain advisors and consultants. From time to time, the Nominating and Corporate Governance Committee has retained independent consultants to provide information to the Committee regarding Board composition, to assist the Committee in identifying and evaluating qualified individuals to be considered for appointment as directors and to provide guidance to the Committee and the Board in connection with the evaluation of the performance of members of the Board and its committees. In 2007, the Nominating and Corporate Governance Committee retained Spencer Stuart principally to assist the Committee in identifying and evaluating candidates for our Board of Directors.
     If you wish to recommend a director candidate, please send the following information to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Tekelec, 5200 Paramount Parkway, Morrisville, North Carolina 27560:
•	the name of the candidate and a summary of the candidate’s background and qualifications;

•	the contact information for the candidate and a document showing the candidate’s willingness to serve as a director if elected; and

•	a signed statement in which you give your current status as a Tekelec shareholder and in which you indicate the number of shares of Tekelec Common Stock that you beneficially own.
     The Nominating and Corporate Governance Committee makes a preliminary assessment of each proposed nominee based upon the candidate’s background and qualifications, an indication of the individual’s willingness to serve and other information. The Nominating and Corporate Governance Committee evaluates this information against the criteria described above and Tekelec’s specific needs at that time. Based upon a preliminary assessment of the candidates, those who appear best suited to meet our Company’s needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee determines which nominees to recommend to the Board to submit for election at the next annual meeting of shareholders. The Nominating and Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.
     The Nominating and Corporate Governance Committee’s duties and responsibilities are governed by a written charter approved by the Board, a copy of which is available on the Company’s website (www.tekelec.com).

     Corporate Development Committee. The current members of the Corporate Development Committee are Messrs. Kaplan (Chair), Adams, Elliott, Floyd and Ressner. Mr. Plastina is also an ex officio member of the Committee. The Corporate Development Committee met two times during 2007. The Corporate Development Committee assists and advises our management with respect to corporate development alternatives outside the ordinary course of business and strategic alternatives under consideration from time to time by either our management or the Board.
Compensation of Directors
     The following table shows compensation information for Tekelec’s current and former non-employee directors for 2007.
Director Compensation for 2007

	Fees Earned or	Option		All
	Paid in Cash	Awards		Other	Total
Name	($)	($)(1) (2)		Compensation ($)	($)
Robert V. Adams	$109,304	$59,463	(3)	—	$168,767
Daniel L. Brenner	132,100	59,463	(3)	—	191,563
Ronald W. Buckly	10,201	16,956	(4)	—	27,157
Jerry V. Elliott	30,661	36,049	(5)	—	66,710
Mark A. Floyd	202,767	59,463	(3)	—	262,230
Martin A. Kaplan	120,000	59,463	(3)	—	179,463
Carol G. Mills	43,343	70,941	(6)	—	114,284
Jon F. Rager(7)	59,050	18,814		$19,172 (7)	97,036
Michael P. Ressner	114,833	135,979	(3)	—	250,812

(1)	The amounts shown in this column do not reflect compensation actually received by the directors. The amounts shown reflect the compensation expense recognized by Tekelec in its consolidated financial statements for 2007 as determined in accordance with the Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payments” (“SFAS 123R”). Pursuant to SEC rules, these amounts are not reduced by an estimate of forfeiture probability. The assumptions used to calculate the annual compensation expense associated with these option awards are described in Note 13 to the Company’s Consolidated Financial Statements for the year ended December 31, 2007 included in the Annual Report on Form 10-K for 2007. The amounts recognized in 2007 as annual compensation expense reflect compensation expense attributable to the stock options granted to the directors in 2006 and 2007 under our Amended and Restated Non-Employee Director Stock Option Plan (the “Director Plan”), except that for Mr. Rager the amount reflects stock options granted in 2006 and for Messrs. Buckly and Elliott and Ms. Mills the amounts reflect options granted to them in 2007. None of these directors held any restricted stock units or any other stock awards as of December 31, 2007.

(2)	As of December 31, 2007, the non-employee directors held options under the Director Plan to purchase an aggregate number of shares of our Common Stock, as follows: Mr. Adams – 60,000 shares; Mr. Brenner – 60,000 shares; Mr. Buckly – 30,833 shares; Mr. Elliott – 33,333 shares; Mr. Floyd – 63,333 shares; Mr. Kaplan – 50,000 shares; Ms. Mills– 35,000 shares; and Mr. Ressner – 42,500 shares.

(3)	The full fair value of the options to purchase 10,000 shares of Tekelec Common Stock granted to each of Messrs. Adams, Brenner, Floyd, Kaplan and Ressner in 2007 as of the grant date (i.e., May 18, 2007) as computed in accordance with SFAS 123R was $54,198.

(4)	The full fair value of options to purchase 30,833 shares of Tekelec Common Stock granted to Mr. Buckly as of the grant date (i.e., November 9, 2007) as computed in accordance with SFAS 123R was $135,656.

(5)	The full fair value of options to purchase 33,333 shares of Tekelec Common Stock granted to Mr. Elliott as of the grant date (i.e., August 10, 2007) as computed in accordance with SFAS 123R was $144,202.

(6)	The full fair value of options to purchase 35,000 shares of Tekelec Common Stock granted to Ms. Mills as of the grant date (i.e., June 6, 2007) as computed in accordance with SFAS 123R was $189,175.

(7)	Mr. Rager ceased to serve on our Board of Directors on May 18, 2007. This compensation reflects our gift to him of a watch valued at $19,172 in recognition of the 29 years he served as a director of the Company.
     We currently pay to each non-employee director a quarterly retainer of $12,500, plus $2,000 for attending a Board meeting in excess of four hours and $1,000 for attending a Board meeting of four hours or less. Effective January 1, 2007, we agreed to pay to Mark Floyd, who succeeded Mr. Asscher as

Chairman of the Board as of that date, an additional annual retainer in the amount of $75,000. Our non-employee directors who have been appointed to a committee of the Board also receive quarterly retainers and fees for participating in committee meetings. In the event that proposed amendments to our Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”) are approved at the Annual Meeting (see “PROPOSAL 2 – APPROVAL OF AMENDMENTS TO AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN” below), then, effective July 1, 2008, we will eliminate Board and committee meeting attendance fees from our non-employee director cash compensation program.
     Summarized below are the retainers and fees that we currently pay to our non-employee directors:

			Nominating and
			Corporate	Corporate
	Audit	Compensation	Governance	Development
	Committee	Committee	Committee	Committee
Current Retainers and Fees
Quarterly Retainers (non-Chair)	$2,000	$1,250	$1,000	$1,000
Quarterly Retainers (Chair)	5,000	4,000	2,500	2,500
Meeting Attendance Fees(1)	800	750	750	1,000/750 (2)

(1)	If the proposed amendments to the 2003 Plan are approved at the Annual Meeting, then these meeting attendance fees will be eliminated as of July 1, 2008.

(2)	Members of the Corporate Development Committee currently receive $1,000 for attending in person or telephonically a meeting of at least four hours and $750 for meetings of less than four hours.
     If the proposed amendments to the 2003 Plan are approved at the Annual Meeting, we anticipate that, commencing in 2009, we will permit our non-employee directors to elect to receive some or all of their retainer fees in the form of equity compensation instead of cash.
     The total amount of cash compensation paid to all non-employee directors for service in 2007 was approximately $822,259.
     We also reimburse all directors for reasonable expenses incurred in connection with attending Board and committee meetings.
     Directors who are not employees of our Company are ineligible to participate in our Company’s equity incentive plans for employees. Under our Amended and Restated Non-Employee Director Stock Option Plan (the “Director Plan”), each non-employee director re-elected at an annual meeting of our shareholders automatically receives an option to purchase 10,000 shares of our Company’s Common Stock. Each non-employee director also automatically receives, upon his or her initial election or appointment, an option to purchase a number of shares equal to the sum of (a) 25,000, plus (b) 10,000, if the director is initially elected at an annual meeting of our shareholders, or a pro rata portion of 10,000 if the director is initially elected or appointed on a date other than the date of an annual meeting. In the event that on any grant date there are insufficient shares available for the automatic grants to be made on that date under the Director Plan, the available shares (if any) are to be allocated on a pro rata basis among the persons entitled to receive grants on that date.
     Options granted under the Director Plan have an exercise price equal to the closing sales price of our Common Stock on the date of grant, vest in four equal quarterly installments (or eight equal quarterly installments in the case of options granted upon initial election or appointment to the Board) as long as the holder remains a non-employee director of Tekelec. Each vested installment of the options terminates four years after vesting.

     In accordance with the terms of the Director Plan, each of Messrs. Adams, Brenner, Floyd, Kaplan and Ressner was granted an option to purchase 10,000 shares of our Common Stock upon his re-election as a director at our 2007 Annual Meeting of Shareholders held in May 2007. These options have an exercise price equal to $14.92 per share. In accordance with the terms of the Director Plan, Ms. Mills and Messrs. Elliott and Buckly were granted options to purchase 35,000, 33,333 and 30,833 shares, respectively, of our Common Stock upon their initial election to the Board in June 2007, August 2007 and November 2007, respectively. Their options have an exercise price equal to $14.99 per share for Ms. Mills, $11.78 per share for Mr. Elliott and $11.98 per share for Mr. Buckly.
     In the event they are re-elected to the Board at the Annual Meeting, the Director Plan provides for each of Messrs. Adams, Buckly, Elliott, Floyd, Kaplan and Ressner and Ms. Mills to automatically be granted an option to purchase 10,000 shares of our Common Stock. In the event that Mr. Prabhu is elected to the Board at the Annual Meeting, the Director Plan provides for him to automatically be granted an option to purchase 35,000 shares of our Common Stock. As of February 1, 2008, however, only 15,001 shares remained available for option grants under the Director Plan, and that number is not sufficient for the grant of a total of 105,000 shares to the aforementioned directors, assuming they are all elected at the Annual Meeting. If each of the nominated directors is re-elected or elected, as applicable, and if our shareholders do not approve the proposed amendments to the 2003 Plan at the Annual Meeting, then each of our current seven non-employee directors standing for re-election would receive the grant of an option to purchase 1,428 shares of our Common Stock, and Mr. Prabhu would receive the grant of an option to purchase 5,000 shares of our Common Stock, all in accordance with the terms of the Director Plan.
     As described below under “PROPOSAL 2 – APPROVAL OF AMENDMENTS TO AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN,” in March 2008 the Board of Directors approved amendments to the 2003 Plan which would add our directors to the individuals who are eligible to receive grants of awards under the 2003 Plan. Currently, our non-employee directors are not eligible to receive grants under the 2003 Plan and they instead receive grants under the Director Plan. The 2003 Plan provides for the grant to eligible persons of stock options, restricted stock units (“RSUs”) and restricted stock awards, and the proposed amendments to the 2003 Plan which are subject to approval at the Annual Meeting include the addition of share appreciation rights to the types of equity awards which may be granted under the 2003 Plan.
     If the amendments to the 2003 Plan are approved at the Annual Meeting, the Director Plan will automatically terminate effective as of the date of the Annual Meeting, and there will be no automatic option grants under the Director Plan on that date. If the amendments to the 2003 Plan are approved, our Board, based on the recommendation of the Compensation Committee, has approved the following annual equity grants to our non-employee directors as of the date of the Annual Meeting: (i) for each non-employee director re-elected or elected at the Annual Meeting (including Mr. Prabhu if he is elected), 8,000 RSUs, which RSUs will vest in full one year after the grant date as long as the holder remains a non-employee director of the Company; and (ii) for Mr. Prabhu and because this would be his initial election to the Board, 10,000 additional RSUs, which RSUs would vest in three equal annual installments after the date of grant as long as Mr. Prabhu remains a non-employee director of the Company. If the amendments to the 2003 Plan are approved, we expect that annual equity grants (such as stock options, RSUs and/or equity awards) for our non-employee directors for years subsequent to 2008 would be approved by the Board after considering the recommendation of the Compensation Committee. Our Compensation Committee and Board of Directors made their decisions regarding the proposed addition of non-employee directors to the 2003 Plan, the related termination of the Director Plan and the proposed grants to our non-employee directors under the 2003 Plan after reviewing the recommendations of our independent compensation consultant, which recommendations were based on a review of our current director cash and equity compensation programs, as well as those of our 2008 “peer group” of companies (see “Compensation Discussion and Analysis – Overview” below).
     If the 2003 Plan is amended to include our directors, we will have greater flexibility in determining the types and sizes of the equity grants that are from time to time provided to our directors. If the amendments to the 2003 Plan are not approved by the shareholders at the Annual Meeting, then the Director Plan will continue in effect, and pro rata stock option grants for the available 15,001 shares will be made to the non-employee directors who are elected at the Annual Meeting.
Shareholder Communications with the Board of Directors
     We have implemented a process by which our shareholders may send written communications to the Board’s attention. Any shareholder wishing to communicate with the Board, any of its committees, or one or more of its individual directors, regarding Tekelec may do so by sending a letter addressed to the Board, the particular committee or the individual director(s), c/o Tekelec Corporate Secretary, 5200 Paramount Parkway, Morrisville, North Carolina 27560. We have instructed the Corporate Secretary to promptly forward all communications so received directly to the full Board, the committee or the individual Board member(s) specifically addressed in the communication.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
     The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in such filing.
     All directors who are members of the Audit Committee are independent under current Nasdaq listing standards and meet applicable financial experience requirements. The duties, responsibilities and operation of the Audit Committee are governed by a Charter which was most recently amended and restated in February 2007. A copy of the Charter is available on our web site at www.tekelec.com.
     The Audit Committee is responsible for overseeing management’s financial reporting practices and internal controls. Management has the primary responsibility for Tekelec’s financial statements and the financial reporting process, including internal controls, and is responsible for reporting on the effectiveness of our internal control over financial reporting. Our management is responsible for the preparation and integrity of our financial statements and our financial reporting and control processes and procedures, including our system of internal controls and our disclosure controls and procedures. PricewaterhouseCoopers LLP, our Company’s independent registered public accounting firm, is responsible for performing an integrated audit of Tekelec’s financial statements and internal control over financial reporting. PricewaterhouseCoopers LLP is responsible for expressing an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States of America and for expressing an opinion on our Company’s maintenance of effective internal control over financial reporting as of the end of our reporting period.
     In the performance of our oversight function, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with our management and PricewaterhouseCoopers LLP. We discussed with our management and with PricewaterhouseCoopers LLP their judgments as to both the quality and the acceptability of our accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of the disclosures in the financial statements. During 2007, we continued to monitor the progress and results of the testing pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 of our internal control over financial reporting. As part of our oversight responsibilities, we met periodically with Tekelec’s internal auditors and independent registered public accounting firm, separately and together and with and without management present, to discuss the adequacy and effectiveness of Tekelec’s internal control over financial reporting and the quality of the financial reporting process.
     We have also discussed with PricewaterhouseCoopers LLP the matters required by the Statement of Auditing Standards No. 61, Communication with Audit Committees, as currently in effect, including, among other items, matters related to the conduct by the independent registered public accounting firm of the integrated audit of Tekelec’s consolidated financial statements and its internal control over financial reporting. We have also discussed with PricewaterhouseCoopers LLP the other matters that are required to be discussed by an independent registered public accounting firm with an audit committee under the standards of the Public Company Accounting Oversight Board. We have also received the written disclosures and correspondence from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and have discussed with PricewaterhouseCoopers LLP matters relating to its independence from Tekelec.
     Our management and PricewaterhouseCoopers LLP, have more resources and time, and more detailed knowledge and information regarding our accounting, auditing, internal control and financial reporting practices, than we do. The members of the Audit Committee rely without independent verification on the information provided to us and on the representations made by management and PricewaterhouseCoopers LLP. Accordingly, our oversight does not provide an independent basis, beyond the role of PricewaterhouseCoopers LLP described above, to determine that Tekelec’s management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions referred to above do not assure that the audit of Tekelec’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in conformity with accounting principles generally accepted in the United States of America or that PricewaterhouseCoopers LLP is in fact “independent.”
     Based upon the review and discussions described in this report, and subject to the limitations on our role and responsibilities described above and in our Charter, we recommended to the Board of Directors that Tekelec’s audited consolidated financial statements be included in Tekelec’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.
AUDIT COMMITTEE
Michael P. Ressner, Chairman
Daniel L. Brenner
Jerry V. Elliott
Mark A. Floyd

COMMON STOCK OWNERSHIP OF
PRINCIPAL SHAREHOLDERS AND MANAGEMENT
     The following table summarizes information regarding beneficial ownership of our Common Stock as of February 1, 2008 by (a) each person who is known to own beneficially more than 5% of the outstanding shares of our Common Stock, (b) each of our directors and nominees for director who beneficially own shares of our Common Stock, (c) each of the executive officers named in the Summary Compensation Table below who were executive officers at December 31, 2007 and who beneficially owned shares of our Common Stock as of February 1, 2008 and (d) all current directors and executive officers of Tekelec as a group:

Name of Beneficial Owner(1)	Shares Beneficially Owned	Percent of Class
Stirling Trustees Limited The Natinec Trust P. O. Box 801 28 30 The Parade St. Helier, Jersey JE4 OSZ Channel Islands	8,801,301(2)	13.0%

Brookside Capital Partners Fund, L.P. 111 Huntington Avenue Boston, MA 02199	6,796,298(3)	10.1%

Kensico Capital Management Corporation 55 Railroad Avenue, 2nd Floor Greenwich, CT 06830-6378	5,769,417(4)	8.5%

Glenn J. Krevlin Glenhill Advisors, LLC 598 Madison Avenue, 12th Floor New York, NY 10022	5,704,801(5)	8.4%

Franco Plastina	586,324 (6)	*

Ronald J. de Lange	135,844 (7)	*

William H. Everett	105,643 (8)	*

Robert V. Adams	73,000 (9)	*

Daniel L. Brenner	68,000 (10)	*

Mark A. Floyd	63,333 (11)	*

Martin A. Kaplan	50,000 (12)	*

Gregory S. Rush	30,624 (13)	*

Michael P. Ressner	34,375 (14)	*

Ronald W. Buckly	24,814 (15)	*

Carol G. Mills	17,500 (16)	*

Jerry V. Elliott	12,499 (17)	*

All current directors and executive officers as a group (16 persons)	1,478,945(18)	2.1%

*	Less than one percent.

(1)	These persons have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2)	Based on an amended Schedule 13G dated February 7, 2006, wherein Natinco, S.A. (“Natinco”), a Luxembourg investment company, and Stirling Trustees Limited (“Stirling”), as Trustee of the Natinec Trust, reported shared voting and dispositive power as to these shares. We have been advised that Natinco, which is the record owner of the shares, holds minority interests in a number of U.S. and Europe-based companies, including an interest in Techniques & Produits, S.A., a French company of which Jean-Claude Asscher, the Chairman Emeritus of our Board of Directors, is a shareholder. Stirling has advised the Company that the Natinec Trust owns all of the equity interest in Natinco, and that Natinco holds the shares in the Company for investment only. Mr. Asscher has advised the Company that he does not have or share voting or investment power with respect to these shares, that he has no beneficial or financial interest in Natinco and that he therefore does not consider himself to be a beneficial owner of these shares within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934.

(3)	Based on an amended Schedule 13G dated February 14, 2008 wherein Brookside Capital Partners Fund, L.P. reported that as of December 31, 2007 it had sole voting and dispositive power as to these shares.

(4)	Based on an amended Schedule 13G dated February 14, 2008 filed by Kenisco Capital Management Corporation, Michael Lowenstein and Thomas J. Coleman reporting that as of December 31, 2007 they had sole voting and dispositive power as to these shares.

(5)	Based on an amended Schedule 13G dated February 14, 2008 filed by Glenhill Advisors, LLC, Glenn J. Krevlin and Glenhill Capital Management, LLC reporting that as of December 31, 2007 Glenhill Advisors, LLC and Glenn J. Krevlin had sole voting and dispositive power, and that Glenhill Capital Management, LLC may be deemed to have shared voting and dispositive power, as to these shares.

(6)	Includes 500,000 shares subject to share appreciation rights and 15,625 restricted stock units held by Mr. Plastina, which become exercisable or which vest within 60 days after February 1, 2008.

(7)	Includes 125,000 shares subject to options and 10,000 restricted stock units held by Mr. de Lange, which are exercisable or become exercisable or which vest within 60 days after February 1, 2008.

(8)	Includes 60,939 shares subject to options and 11,875 restricted stock units held by Mr. Everett, which are exercisable or become exercisable or which vest within 60 days after February 1, 2008.

(9)	Includes 60,000 shares subject to options held by Mr. Adams, which are exercisable or become exercisable within 60 days after February 1, 2008.

(10)	Includes 60,000 shares subject to options held by Mr. Brenner, which are exercisable or become exercisable within 60 days after February 1, 2008.

(11)	Consists of 63,333 shares subject to options held by Mr. Floyd, which are exercisable or become exercisable within 60 days after February 1, 2008.

(12)	Consists of 50,000 shares subject to options held by Mr. Kaplan, which are exercisable or become exercisable within 60 days after February 1, 2008.

(13)	Consists of 28,124 shares subject to options and 2,500 restricted stock units held by Mr. Rush, which are exercisable or become exercisable or which vest within 60 days after February 1, 2008.

(14)	Consists of 34,375 shares subject to options held by Mr. Ressner, which are exercisable or become exercisable within 60 days after February 1, 2008.

(15)	Includes 7,708 shares subject to options held by Mr. Buckly, which are exercisable or become exercisable within 60 days after February 1, 2008.

(16)	Consists of 17,500 shares subject to options held by Ms. Mills, which are exercisable or become exercisable within 60 days after February 1, 2008.

(17)	Consists of 12,499 shares subject to options held by Mr. Elliott, which are exercisable or become exercisable within 60 days after February 1, 2008.

(18)	Includes 1,282,043 shares subject to options or share appreciation rights and 45,625 shares subject to restricted stock units held by all current directors and executive officers as a group, which options and share appreciation rights are exercisable or become exercisable within 60 days after February 1, 2008 and which restricted stock units vest within 60 days after February 1, 2008.

EXECUTIVE OFFICERS
     Our current executive officers, and certain information about them as of April 1, 2008, are described below:

Name	Age	Title
Franco Plastina	45	President and Chief Executive Officer
William H. Everett	57	Executive Vice President and Chief Financial Officer
Stuart H. Kupinsky	40	Senior Vice President, Corporate Affairs and General Counsel
Ronald J. de Lange	49	Executive Vice President, Global Product Solutions
Danny L. Parker	49	Chief Strategy and Corporate Development Officer
David K. Rice	49	Senior Vice President, Operations
Gregory S. Rush	40	Vice President, Corporate Controller and Chief Accounting Officer
Marykay Wells	45	Vice President, Information Technology and Chief Information Officer
     Our Board of Directors appoints our officers who then serve at the discretion of the Board. For information concerning Mr. Plastina, see “Directors” above.
     Mr. Everett joined our Company as Vice President, Product Marketing of the Communications Software Solutions Group in October 2004 when we acquired Steleus Group, and he served as Senior Vice President and Chief Financial Officer from April 2005 until February 2007 when he assumed his current position as Executive Vice President and Chief Financial Officer. From January 1, 2006 until Mr. Plastina’s appointment as President and Chief Executive Officer in February 2006, Mr. Everett also served as acting Chief Executive Officer of the Company. From October 2001 until October 2004, Mr. Everett served as Executive Vice President and Chief Financial Officer of Steleus Group Inc. and from time to time held senior management positions with certain of its operating subsidiaries.
     Mr. Kupinsky joined our Company as Senior Vice President, Corporate Affairs and General Counsel in April 2007. From March 2006 until April 2007, Mr. Kupinsky served as Senior Vice President, General Counsel and Secretary of Cadence Innovation LLC, an automotive supplier. From September 2002 until February 2006, Mr. Kupinsky served as Senior Vice President, General Counsel and Secretary of Exide Technologies, a provider of stored electrical energy solutions.
     Mr. de Lange joined our Company as President and General Manager, Network Signaling Group in July 2005. He served in that capacity until October 2007 when he became Executive Vice President, Global Product Solutions. From 1980 until March 2005, Mr. de Lange held various technical and management positions with Lucent Technologies, where he most recently served as Vice President, Convergence Solutions from January 2004 until March 2005 and as Vice President and General Manager, OPENet Solutions from June 2001 until December 2003.
     Mr. Parker joined our Company as Senior Director, Customer Service for our former Network Switching Division in November 1994. From April 1998 until October 2000, he held various executive management positions in our former Network Switching and Network Diagnostics Divisions. In October 2000, Mr. Parker became Vice President, Corporate Development and served in that position until May 2004 when he became Senior Vice President, Corporate Development. In July 2005, Mr. Parker assumed his current position as Chief Strategy and Corporate Development Officer.
     Mr. Rice joined our Company as Senior Vice President, Operations in July 2006. From 1984 until joining our Company, Mr. Rice was employed by Nortel Networks, where he held a number of management positions in operations, including Vice President, Global Materials Management from

October 2005 until April 2006, and Vice President, Wireless/Optical Supply Chain Operations from February 1999 until October 2005.
     Mr. Rush joined our Company as Vice President and Corporate Controller in May 2005 and became Vice President, Corporate Controller and Chief Accounting Officer in May 2006. From May 2000 until joining our Company, Mr. Rush served as Senior Director of Finance, External Reporting and Acquisitions of Siebel Systems, Inc.
     Ms. Wells joined Tekelec as Vice President, Information Technology and Chief Information Officer in May 2007. From March 1998 until joining our Company, Ms. Wells held various positions at Nortel Networks, where she most recently served as interim Chief Information Officer from January 2007 until May 2007 and as Vice President of Global Systems from December 2004 until January 2007.
COMPENSATION DISCUSSION AND ANALYSIS
Overview
     Our Board of Directors and the Compensation Committee of our Board of Directors share responsibility for determining and administering the compensation program for our executive officers and for approving the compensatory terms and provisions of each officer’s employment with the Company. Our Board of Directors, based on the recommendations of the Compensation Committee, is responsible for approving the base salary of our executive officers, including our named executive officers, determining their bonus eligibility, approving the terms of our executive officer bonus plans, approving the award of any discretionary bonuses to our executive officers, approving the terms of our executive officer severance plans and approving our equity compensation plans. As set forth in the “Summary Compensation Table” below, our named executive officers for the year ended December 31, 2007 are Franco Plastina, President and Chief Executive Officer; William H. Everett, Executive Vice President and Chief Financial Officer; Ronald J. de Lange, Executive Vice President, Global Product Solutions; Gregory S. Rush, Vice President, Corporate Controller and Chief Accounting Officer; Stuart H. Kupinsky, Senior Vice President, Corporate Affairs and General Counsel; Richard E. Mace, former President and General Manager, Switching Solutions Group; and Eric Gehl, former President and General Manager, Communications Software Solutions Group.
     The Board has fully delegated to the Compensation Committee responsibility for approving equity incentive grants to our employees, including our named executive officers, under the Company’s equity incentive plans. Our Board has also delegated to our Compensation Committee the responsibility of overseeing and advising the Board concerning our compensation and employee benefit plans and practices, including our executive compensation plans, incentive compensation and equity-based plans. The Compensation Committee periodically reports to our Board on executive officer compensation matters, and Board members, including our President and Chief Executive Officer, when appropriate, are invited from time to time to attend Compensation Committee meetings. A copy of our Compensation Committee Charter is available at www.tekelec.com.
     Prior to the Board’s amendment and restatement of our Compensation Committee Charter in August 2007, the Compensation Committee was responsible for determining, rather than recommending to the Board, the base salary and bonus awards for our named executive officers other than our President and Chief Executive Officer. Our amended Compensation Committee Charter reflects the Board’s desire to participate more actively in compensation decisions regarding the Company’s executive officers.
     In the event the Board does not approve the recommendations of the Compensation Committee regarding executive officer compensation, such matters will be referred to the independent members of our Board of Directors (as determined under Nasdaq listing standards) who will make the final determination regarding such compensation. No such matters were referred to the independent members of our Board of Directors during 2007 and, to date, no such matters have been referred to them in 2008.
     The members of our Compensation Committee currently are Messrs. Brenner (Chair) and Adams and Ms. Mills, all of whom qualify as independent directors under Nasdaq listing standards and satisfy applicable standards of independence under federal securities and tax laws. Mr. Kaplan served as an ex officio member of the Compensation Committee from October 2003 until March 2008 but did not vote on any Compensation Committee matters. Mr. Plastina also frequently attends Compensation Committee meetings and participates in discussions of the Compensation Committee, and in discussions and decisions of the Board, with respect to the compensation of named executive officers. Mr. Plastina does not, however, participate in any discussions or decisions of our Board or of the Compensation Committee regarding the setting of his salary, his bonus eligibility, the award of any bonus to or the grant of any equity incentive to him. Messrs. Everett and Kupinsky and Judith Barnett, our Vice President, Human Resources, also regularly attend meetings of the Compensation Committee and participate in discussions of the Compensation Committee and of the Board regarding the compensation of our executive officers, including our named executive officers (although they do not participate in discussions regarding their own compensation). Mr. Floyd, our Chairman of the Board, also often attends Compensation Committee meetings that include discussion of and/or decisions regarding executive officer compensation. Our Compensation Committee generally meets at least monthly to perform its duties, including the annual and other periodic review and assessment of our executive officer compensation programs in general and of our specific compensation arrangements with our executive officers. The Compensation Committee does not have the authority to delegate any of its responsibilities.
     Objectives. The principal objectives of our executive compensation program are:
•	to attract, motivate and retain highly qualified, experienced individuals to manage and lead our Company and to offer these individuals competitive compensation packages

•	to link their short-term cash incentives to the achievement of measurable financial performance goals and, to a lesser extent, individual performance objectives

•	to link their long-term incentives to our stock price performance and/or measures which directly affect our stock price and, in certain cases, to the achievement of pre-determined financial performance goals

•	to align management’s interest with the long-term interests of our shareholders, and

•	to reward our executives for creating shareholder value.
     Role of Compensation Consultants. In carrying out their duties and responsibilities, our Board of Directors and Compensation Committee have the authority in their discretion to retain independent compensation consultants and outside advisors to assist them. In determining the 2007 compensation program for our executive officers, our Board of Directors and Compensation Committee considered the compensation practices of selected peer group companies and similarly sized technology companies, consulted with an independent compensation consultant who furnished our Compensation Committee with executive compensation data and advice, and considered third party compensation survey information.
     In recent years, the Compensation Committee has increasingly retained and utilized independent compensation consultants to assist the Company in determining compensation for its executive officers. The Committee engages consultants to help the Company identify appropriate peer group companies and to obtain and evaluate current executive compensation data for those companies. In 2006, the Compensation Committee retained Towers Perrin for this purpose. In 2007, the Compensation Committee retained Mercer Human Resource Consulting (“Mercer”) to conduct an independent review and assessment of executive compensation levels for our named executive officers. Specifically, the Committee retained Mercer to review and advise the Committee regarding the competitiveness of our executive compensation program, to provide industry and peer group compensation information for executive officers and to advise the Committee and the Board with respect to executive compensation practices, evolving trends and external market factors. The independent consultant assisted the Committee in connection with the Company’s adoption of a new Officer Severance Plan in May 2007, in assessing competitive compensation levels and mix (for example, the proportion of fixed pay to incentive pay or the proportion of annual cash pay to long-term incentive pay) and in setting and recommending to the Board compensation levels for our executive officers in 2007. The Compensation Committee and the Board have also consulted with Mercer in connection with the design of our 2008 Executive Officer Bonus Plan and our employee bonus plan, both of which were adopted in March 2008, and in connection with the grant of RSUs to one of our named executive officers in February 2008. No member of the Board of Directors or any named executive officer has an affiliation with Mercer.
     While we consider the advice from our independent compensation consultants to be an important factor in our review and setting of levels of executive compensation and in our review and establishment of executive compensation programs and plans, our Compensation Committee is not bound by and does not always accept the recommendations of our independent consultants.
     Role of Peer Groups, Surveys and Benchmarking. Given the rapidly changing environment in which the Company competes and the broad variety of participants in that market, the Committee has found it difficult to identify a single comparable peer company to evaluate when considering compensation matters and has therefore focused on broader peer groups for comparison and informational purposes. Based on information provided by Mercer, among other factors, in January 2007, our Compensation Committee changed the composition of our peer group from the 14-member peer group we had used in making 2006 executive compensation decisions to a new peer group consisting of 14 U.S.-based publicly traded telecommunications-related companies which were more comparable in terms of market capitalization, size and complexity to Tekelec than the companies included in our prior peer group. Our Compensation Committee believed the new peer group more fairly represented the companies with whom we expected to primarily compete for executive talent in 2007. In consultation with Mercer, we determined to maintain substantially the same peer group in connection with our 2008 executive compensation review and determinations.
     For 2007, our selected peer group consisted of the following companies:

ADC Telecommunications, Inc.	Ciena Corporation	Harris Corporation

ADTRAN, Inc.	Comtech Telecommunications Corp.	Inter-Tel, Inc.

Andrew Corporation	F5 Networks, Inc.	Redback Networks Inc.

ARRIS Group, Inc.	Foundry Networks, Inc.	Sonus Networks, Inc.

Avocent Corporation	Harmonic Inc.
     For 2008 and after consulting with Mercer, the Compensation Committee revised the Company’s peer group to take into account the fact that Inter-Tel Inc. and Redback Networks Inc., both of which were members of our peer group for 2007, had been acquired and were no longer appropriate for peer group comparison purposes. The Committee also determined that our peer group of companies should not include three additional companies that were in the 2007 peer group, namely F5 Networks, Inc., Ciena Corporation and Harris Corporation. For the Company’s 2008 peer group, the Committee replaced the aforementioned five companies from the 2007 peer group with the following five companies: Acme Packet Inc., Bigband Networks Inc., Neustar, Starent Networks and Sycamore. While we believe that year-over-year continuity in the composition of our peer group is important, we also believe that the 2008 peer group changes were appropriate in order to enable us to better ensure that the compensation of our executive officers is competitive as compared to other companies within our industry that compete with us for executive talent.
     The Committee used the 2007 peer group’s 2005 compensation information, as presented in their 2006 proxy statements and as compiled by Mercer, as a point of reference for setting and recommending 2007 base salaries, target total cash compensation (i.e., base salaries and cash bonuses) and target total direct compensation (i.e., target total cash compensation and target long-term equity incentive compensation) for our named executive officers. For example, the Compensation Committee compared the 2005 base salary and total cash compensation components for our six most highly compensated executive officers individually and in the aggregate to the base salary and total cash compensation paid to executive officers having similar positions at companies in our peer group. The Committee also compared Tekelec historic compensation information and the peer group information to similar information compiled by our management based on analysis of data in the Radford Group Executive Market Compensation Survey (the “Radford Survey”) for a broad group of technology companies. In establishing, monitoring and modifying levels of compensation during 2007, the Compensation Committee also from time to time considered compensation information for additional companies, such as start-ups and private companies. Our effectiveness in comparing our executive officers’ compensation with compensation information of other companies or contained in surveys is necessarily limited by the extent to which we are able to identify officers in such companies or positions in such surveys with duties and responsibilities most closely matching the duties and responsibilities of our executive officers.
     Although we do not believe that it is appropriate to establish compensation levels based solely on benchmarking to peer group or survey comparisons, we do believe that peer group data and compensation survey information are among the many factors we should consider in determining the competitiveness and reasonableness of the elements of our executive compensation program. We recognize that our executive compensation program must compare favorably with the compensation programs of the companies with which we compete for employees. Our Compensation Committee reviews this information to inform decisions regarding executive compensation arrangements, including the competitive reasonableness of arrangements, but does not base its decisions on targeting compensation to specific benchmarks against the peer group. The Compensation Committee believes that the nature of the Company’s business and the environment in which it operates requires us to retain flexibility in setting compensation based on a consideration of all facts and circumstance relating to our business and each executive officer.
     Additional Considerations. In determining and recommending compensation for our executive officers, including our named executive officers, and in addition to peer group information, our Compensation Committee considers an executive officer’s individual responsibilities and performance, how those responsibilities compare to those of our other executive officers and whether, based on responsibilities and performance, there is internal pay equity among our executive officers, including our named executive officers. We also consider the relative portions of target compensation that will consist of fixed salary as opposed to target bonus and long-term equity incentive compensation. For each named executive officer, our goal is to fairly compensate the officer with a guaranteed base salary and then to accomplish motivational and retention objectives with relatively large annual bonus opportunities and meaningful long-term equity incentive compensation. The compensation for our President and Chief Executive Officer in 2007 reflects this goal. Of his total compensation for 2007, 18.6% consisted of base salary, 31.8% consisted of cash incentive bonuses and 49.6% consisted of an equity compensation award that vests over a four-year period. For purposes of this discussion only, “total compensation” means all cash components of compensation, together with the fair value of equity awards made during the year as of the grant date as determined pursuant to SFAS 123R. In terms of internal pay equity among our named executive officers, total compensation for our Chief Executive Officer for 2007 was equal to approximately 265% of the average of the total compensation amounts for our other named executive officers (not including officers who were employed for only a portion of the year). The Committee believes that the differential for 2007 was appropriate given the officers’ relative responsibilities and competitive requirements.
     Our Compensation Committee from time to time meets with our President and Chief Executive Officer and other members of management to discuss and obtain recommendations with respect to our Company’s compensation practices and programs for its officers and employees. For example, for all executive officers other than himself, our Chief Executive Officer typically makes recommendations to the Compensation Committee with respect to the appropriate base salary, bonus opportunity, achievement of individual performance objectives (for purposes of bonuses dependent on that performance) and grant of long-term equity incentive awards for all executive officers. Although our management may make recommendations and proposals to the Compensation Committee for its consideration on the base salaries, short-term incentives, long-term equity incentives, severance benefits and other benefits for our executives, our Compensation Committee is not bound by and does not always accept management’s recommendations and proposals. The Compensation Committee does, however, generally give considerable weight to our Chief Executive Officer’s evaluation of the other named executive officers because of his direct knowledge of each officer’s performance and contributions. Our Compensation Committee often seeks the advice of its independent compensation consultant with respect to management proposals.
     Principal Components of Executive Compensation Program. The principal components of our executive compensation program are designed to be consistent with our compensation philosophy and to reward executive officers based on individual and Company performance. The components are:
•	base salary,

•	short-term or annual incentives in the form of cash bonuses,

•	long-term equity incentives, including options, restricted stock units and share appreciation rights

•	severance and change in control benefits, and

•	other benefits.
     Our executive compensation program incorporates these components because we consider the combination of these components to be necessary and effective in order to provide a competitive total compensation package to our executive officers and to meet the principal objectives of our executive compensation program.
     In structuring executive compensation arrangements, the Compensation Committee considers how each component promotes retention and/or rewards performance by our executive officers. Base salaries are primarily intended to promote a fixed, stable level of compensation each year consistent with competitive market practice. Our annual bonus programs are primarily intended to reward the achievement of company financial and operating objectives and, to a lesser extent, individual achievement of individual strategic or business goals. Our long-term equity incentives are primarily intended to promote retention and to align our executive officers’ long-term interests with those of our shareholders. Our Compensation Committee believes that the design of our annual bonus programs and long-term equity incentives compensation program provides an effective mix of incentives to ensure that our executive officers focus on the creation of long-term value for our shareholders.
     Neither our Compensation Committee nor our Board has, however, adopted any formal policies or guidelines for allocating compensation between current and long-term compensation, between cash and equity incentive compensation or among different forms of cash or equity incentive compensation. While our Compensation Committee does not use any formulaic policies that state any specific percentage mix of base, bonus and equity as part of total compensation, our Compensation Committee considers all of these elements when making specific compensation decisions for our executive officers. While we have adopted no formal policies or guidelines, in 2007 and 2008, the Committee generally considered for our executive officers a total cash compensation opportunity (assuming 100% of target bonus) at approximately the 75th percentile according to the Radford Survey, although within its judgment and discretion, the Compensation Committee takes into account peer group data, a specific officer’s experience, qualifications, skills and responsibilities and our need to hire or retain a specific individual. The Committee identified the 75th percentile with a view to compensating our executive officers in the near term for what the Committee believed to be a relatively low rate and value (as compared to those in our peer group) of annual equity grants for the same period, and of the value likely to be realizable during that period from prior equity-based compensation. For 2007, based on a review of current Radford Survey data for comparable companies, our executive officers had the opportunity to earn total cash compensation (for comparison purposes assuming 100% of target bonus) on average at approximately the 68th percentile, which we believe is within reasonable range of the Committee’s target.
     The market for talented, qualified and experienced telecommunications executives is intensely competitive. We seek to hire only highly qualified executives to manage our Company. Our philosophy is to provide a total compensation program to our executive officers that is attractive and competitive overall with the compensation programs offered to executives at the companies with whom we compete for executive talent. Our Compensation Committee believes that the elements of our executive compensation program are individually and in the aggregate generally competitive with the compensation programs of those companies with whom we compete for executive talent.
Base Salaries
     Our Compensation Committee was responsible for setting and approving the 2007 base salaries for all of our named executive officers (other than the President and Chief Executive Officer) and recommending to the Board of Directors for its approval the 2007 base salary for our President and Chief Executive Officer. Our Compensation Committee views base salaries as an opportunity for executive officers to earn a portion of their cash compensation for the services they perform that is not subject to the risk of the Company’s financial performance. Consistent with our compensation philosophy, our Compensation Committee generally targets our executive officer base salaries at approximately the 50th percentile of comparable companies according to the Radford Survey, although within its judgment and discretion, the Compensation Committee takes into account peer group data, a specific officer’s experience, qualifications, skills and responsibilities and our need to hire or retain a specific individual. For base salaries in effect at the end of 2007, based on a review of current Radford Survey data for comparable companies, we paid our executive officers base salaries on average at approximately the 59th percentile, which we believe is within reasonable range of the Committee’s target.
     2007 Base Salaries. In determining base salaries in 2007 (including any subsequent adjustments thereto), our Compensation Committee reviewed each executive officer’s base salary (or salary history in the case of new hires) and considered base salary and other compensation information for comparable companies in our peer group and the telecommunications equipment industry in general that is available from compensation surveys, including the Radford Survey and various other sources. Our Compensation Committee also took into account each officer’s position, scope of responsibilities, experience, qualifications, skills and individual contributions and performance, the other components of an officer’s compensation package (including bonus opportunity and the availability and value of equity compensation), internal pay equity, and competitive conditions and considered our financial results and condition as well as our growth in revenues and earnings. In 2007, the Committee specifically considered the relatively low (as compared to those in our peer group) availability and value of the equity compensation expected to be awarded to our executive officers for the same period and of the value likely to be realizable during that period from prior equity-based compensation. We considered whether an executive officer’s skill set was easily transferable to other potential employers. The weight given by our Compensation Committee to each such factor varied from individual to individual. We did not apply specific formulas to fix salaries or to determine annual increases. Due to the highly competitive geographic market in which we are headquartered and our highly specialized niche market within the telecommunications industry, our Compensation Committee believes that base salaries at or above the competitive median are generally necessary and appropriate to attract and retain qualified executive officers. The Compensation Committee determined base salaries so that a substantial portion of the executive officer’s total compensation remained dependent on performance-based cash bonuses and long-term equity awards.
     Our Compensation Committee annually reviews, as it deems appropriate, the base salaries of our executive officers, typically during the first quarter of every year. In February 2007 and following such a review, our Compensation Committee increased the base salaries payable to our named executive officers (other than our President and Chief Executive Officer), effective as of January 1, 2007, by percentages ranging from 0% to 7.7%. For 2007, our Compensation Committee approved base salaries payable to our named executive officers (other than our Chief Executive Officer and Mr. Kupinsky) of $350,000, $275,000, $225,000, $325,000, and $260,000 for Messrs. Everett, de Lange, Rush, Mace and Gehl, respectively. These salaries reflected increases of 7.7%, 5.8%, 4.7%, 0% and 4.0%, respectively, over these officers’ 2006 base salaries. In March 2007, the Compensation Committee approved an annual base salary of $300,000 for Mr. Kupinsky who joined us in April 2007.
     After we had established annual base salaries for our named executive officers for 2007, our Compensation Committee periodically reviewed those salaries (as well as other elements of compensation) to ensure that they remained competitive and to take into account exceptional performance and changes in responsibilities. Following the establishment of named executive officer salaries for 2007, we made the following further changes in base salary for our named executive officers:
•	In May 2007, the Compensation Committee increased Mr. Rush’s annual base salary by 6.7% from $225,000 to $240,000, effective May 7, 2007, in recognition of his contributions of the Company and as a retention incentive, and

•	In October 2007, the Committee recommended and the Board approved a 9.1% increase in Mr. de Lange’s annual base salary from $275,000 to $300,000, effective October 9, 2007, in connection with his appointment as Executive Vice President, Global Product Solutions and in recognition of the increased responsibilities associated with that position.
     Our Board of Directors, upon the recommendation of the Compensation Committee, approved $550,000 as the 2007 base salary payable to Mr. Plastina, which was the same as Mr. Plastina’s base salary for 2006. In determining Mr. Plastina’s base salary, our Compensation Committee and our Board generally considered the same factors as they consider in determining the base salaries of our other executive officers. After reviewing these factors, the Committee and Board determined that Mr. Plastina’s base salary remained competitive, and that increases in his compensation for 2007 as compared to 2006 should depend primarily on our financial performance. For that reason and as discussed below, we determined to instead provide Mr. Plastina with a meaningful opportunity under our bonus program and a significant performance-based equity incentive award.
     In 2007, the base salary paid to our Chief Executive Officer was substantially greater than the base salaries paid to our other named executive officers, and we believe that the internal pay equities were consistent with our compensation objectives. By means of comparison, the amount by which Mr. Plastina’s base salary exceeded the base salaries of our other executive officers ranged from 57% in the case of Mr. Everett’s base salary to 135% in the case of Mr. Rush. Our Compensation Committee believes that this differential in compensation is appropriate given the responsibilities of our President and Chief Executive Officer and competitive requirements. The Committee assessed the differential and deemed it to be appropriate.
     2008 Base Salaries. In February 2008, effective as of January 1, 2008, upon the recommendation of the Compensation Committee, the Board increased the base salaries of our named executive officers by percentages ranging from 2.9% to 3.6%. Specifically, the approved base salaries for Messrs. Plastina, Everett, de Lange, Rush and Kupinsky are $570,000, $360,000, $310,000, $247,000 and $310,000, respectively. These base salaries reflect increases of 3.6%, 2.9%, 3.3%, 2.9% and 3.3%, respectively, over the officers’ 2007 base salaries. In recommending base salaries for our named executive officers for 2008, our Compensation Committee took into account generally the same factors the Committee had considered in recommending for our Chief Executive Officer, and in determining for our other named executive officers, base salaries for 2007. The Board, in determining 2008 base salaries for our named executive officers, generally took into account these same factors.
     In general, we believe that the base salary levels of our named executive officers are appropriate within the context of the Compensation Committee’s philosophy and the desired balance among salary, short-term performance-based bonus compensation and long-term equity compensation elements. We also believe that the Compensation Committee’s base salary determinations regarding our Chief Executive Officer as compared to our other executive officers is consistent with the Compensation Committee’s objective to ensure that a relatively greater proportion of the President and Chief Executive Officer’s total compensation (as compared to the total compensation of other executive officers) is performance-based.
Cash Bonuses
     Our Compensation Committee and Board of Directors believe that a significant portion of each named executive officer’s annual compensation should be paid in the form of cash bonuses that are directly tied to our achievement of financial performance goals and that vary in amount based on the officer’s position and responsibilities with the Company. They also believe that a lesser portion of an officer’s bonus opportunity should be based the officer’s achievement of his or her own individual or strategic goals that have been approved by the Board and the Compensation Committee. Under our 2007 Executive Officer Bonus Plan, 80% of each executive officer’s target bonus opportunity was based on Company financial performance, while 20% of the bonus opportunity was based on the individual’s achievement of established individual strategic or business objectives. All bonus opportunity, including for individual achievements, was conditioned on the Company’s achieving minimum financial performance objectives established under the 2007 Executive Officer Bonus Plan.
     Our Compensation Committee believes that bonus plans can serve to motivate executive officers to achieve nearer term performance goals and that equity incentive awards generally have a longer term and provide a lesser motivation for near term performance.
     2007 Executive Officer Bonus Plan. Generally, the higher the level of responsibility that an executive officer has within the Company, the greater the percentage of the officer’s target total cash compensation that consists of an opportunity to earn incentive cash bonuses. For 2007, based on Company and individual performance as well as the Company’s award of discretionary bonuses, our President and Chief Executive Officer’s total bonuses were equal to 171% of his 2007 base salary and 142% of his target bonus. We paid total cash bonuses to Messrs. Everett, de Lange, Rush and Kupinsky that were equal to 129%, 127%, 73%, and 92%, respectively, of their base salary compensation in 2007 and 143%, 148%, 143% and 152%, respectively, of their 2007 target bonuses under the Plan. This is consistent with the Compensation Committee’s philosophy of seeking to have a greater proportion of the compensation of the Chief Executive Officer, as compared to other officers, be performance-based relative to base salary.
     For 2007, our Compensation Committee targeted cash bonuses that would provide our executive officers with an opportunity to leverage their total cash compensation at approximately the 75th percentile of total cash compensation offered to executive officers in our peer group companies, in part because to date the Company has not provided long-term equity compensation at levels comparable to our peers given the historic scarcity of shares in our shareholder-approved equity incentive plans. In establishing operating income-based and individual performance-based objectives under our 2007 Officer Bonus Plan, our Board and Compensation Committee focused on establishing targets for which attainment was not assured and that would require significant effort on the part of our officers.
     In May 2007, our Compensation Committee recommended and our Board of Directors approved our 2007 Executive Officer Bonus Plan under which our executive officers could earn cash bonuses based on the extent to which (a) the Company achieved certain financial goals and (b) our executive officers achieved pre-established individual strategic or business objectives, in each case during each of the first six months of 2007 (the “2007 First Half”) and the last six months of 2007 (the “2007 Second Half”). Our Compensation Committee and Board of Directors believed that this Plan would motivate our officers to achieve our Company’s business goals as well as their individual performance goals. Our 2006 officer bonus plan had been based solely on Company achievement of financial and operating targets.
     The Compensation Committee recommended the change to motivate our executive officers to achieve certain individual goals that are important to the Company’s success but that are not necessarily directly reflected in our operating results. The individual objectives are developed by our Chairman of the Board and the Chairman of our Compensation Committee for our Chief Executive Officer and by our Chief Executive Officer for the other named executive officers. In each case, the objectives were approved by our Compensation Committee and Board of Directors. Our Chief Executive Officer’s objectives included financial, operational and strategic business objectives, and our other named executive officers’ objectives included certain detailed subsets of these objectives, including the achievement of operating metrics, product development targets, cost and restructuring objectives, and customer trial and technology acceptance criteria. The Compensation Committee and the Board deemed it reasonably likely that the objectives could be substantially or fully met by our named executive officers based on their qualifications and their prior performance for the Company. Under the terms of the 2007 Officer Bonus Plan, each of our named executive officers who was employed by us at June 30, 2007 or December 31, 2007 (and who met other eligibility requirements), was eligible to receive a cash bonus equal to a percentage (up to a maximum ranging from 40% to 120%, depending on the officer’s title) of his or her base salary based on the Company’s financial performance as measured by the degree to which the Company attained pre-set, operating income goals and individual performance objectives for the relevant period. With regard to financial performance, bonuses would only be paid for the 2007 First Half and for the 2007 Second Half if our operating income goal for the applicable period met or exceeded an adjusted minimum operating income goal recommended by the Compensation Committee and approved by the Board for purposes of the 2007 Officer Bonus Plan, with the amount of the bonus depending on the extent to which the minimum goal was exceeded up to a maximum level. The adjusted operating income for each six-month period was calculated based on our consolidated operating income from continuing operations before bonuses (subject to certain adjustments such as excluding the effects of equity incentive compensation expense, restructuring charges, impairment charges, acquisition-related amortization and other similar related charges or income). The minimum operating income goal for the 2007 First Half was $21,520,440, and an officer could realize 100% of his or her bonus based on financial performance if adjusted operating income met or exceeded the maximum adjusted operating income target of $26,900,550. The minimum operating income goal for the 2007 Second Half was $30,675,608, and an officer could realize 100% of his or her bonus based on financial performance if adjusted operating income met or exceeded the maximum adjusted operating income target of $38,344,510.
     For the 2007 First Half and the 2007 Second Half, we achieved 116% and 126%, respectively, of the maximum operating income-based performance target, resulting in payment of maximum operating income-based bonuses under the Plan. The Committee and the Board retained flexibility in awarding bonuses to executive officers for performance in excess of the maximum operating income-based targets. Specifically, for performance in excess of the maximum operating income-based target, the Committee and the Board retained the discretion to allocate additional bonuses, if any, based on individual performance and contribution to increasing shareholder value during 2007 rather than in strict accordance with the Plan-based formulas for performance up to the maximum operating income-based targets.
     Although the Company did not adopt the 2007 Executive Officer Bonus Plan until May 2007, the adjusted operating income targets memorialized terms and goals that the Committee had been reviewing and discussing since November 2006. Based on our operating results in the 2007 first quarter and operations to date in the second quarter, the Committee and Board deemed it reasonably possible when adopting the Plan that the maximum operating income goal would be achieved for the 2007 First Half. The Committee was delayed in adopting the 2007 Plan due primarily to the disposition of our Switching Solutions Group (“SSG”) in April 2007 and the need to ensure that 2007 financial goals were appropriately set for the remaining business, excluding SSG. While there was only a relatively small portion of the 2007 First Half remaining at the time of adoption of the 2007 Plan, the Committee and Board deemed its adoption and a bonus payout after the first six months of the year to be in fulfillment of our executive officers’ expectation that a bonus plan similar to the plan adopted in 2006 would be put in place for 2007. The officers were also aware of the approximate and probable financial performance goals, excluding SSG, for the 2007 First Half, and were working towards achieving them.
     Based on our financial performance in 2007, all of our named executive officers received the maximum formula payout under the 2007 Officer Bonus Plan for that portion of their bonus opportunity that depended on our achievement of adjusted operating income targets that had been established for purposes of the Plan. Based on individual performance in 2007, the Compensation Committee and Board determined that Messrs. Plastina, Everett, de Lange and Rush had achieved 90%, 100%, 150% and 100%, respectively, of their individual goals for the 2007 First Half, and that each of Messrs. Plastina, Everett, de Lange, Rush and Kupinsky had achieved 100% of his individual goals for the 2007 Second Half. Mr. Kupinsky was not eligible to receive a bonus in the 2007 First Half under the terms of the Plan. We believe that the individual goals were meaningful and not merely perfunctory, and that the Company carefully assessed the extent to which our executive officers, including our named executive officers, had satisfied them. Our Chief Executive Officer made recommendations regarding the extent to which other named executive officers had achieved their individual goals, and the Committee assessed our Chief Executive Officer’s achievement of his objectives.
     Under the 2007 Officer Bonus Plan, we were also authorized to award discretionary bonuses that were not limited in amount for performance in excess of target or based on other considerations. Under our employee plan, we were authorized to award up to an incremental 40% of targeted bonus for performance up to 120% of maximum adjusted operating income and an incremental 30% of adjusted operating income in excess of 120% of target to our non-officer employees. In February 2008 and for Company performance in excess of target, the Committee recommended and the Board approved the award of discretionary bonuses to our named executive officers for performance in excess of target in amounts determined in accordance with the formulas set forth in the 2007 Officer Bonus Plan for performance up to 100% of target.

     The total amounts of the plan-based and discretionary bonuses paid to our named executive officers for 2007 are set forth below in the Summary Compensation Table. The following table shows a further breakdown of the 2007 bonuses paid to our named executive officers (other than former officers):

	Aggregate	Aggregate
Named	Operating	Individual
Executive	Income-Based	Performance-Based	Discretionary	Aggregate
Officer	Bonuses	Bonuses	Bonus	Bonuses
Franco Plastina	$528,000	$126,720	$283,717	$938,437
William H. Everett	252,000	63,000	135,411	450,411
Ronald J. de Lange	191,200	55,500	106,766	353,466
Gregory S. Rush	96,000	24,000	51,585	171,585
Stuart H. Kupinsky(1)	100,800	25,200	65,074	191,074

(1)	Mr. Kupinsky commenced his employment with us in April 2007.
     We from time to time also award discretionary bonuses on a selective basis (and outside of any bonus plan program) to executive officers in recognition of extraordinary contributions by an officer, in order to retain the services of an officer or in connection with and as an incentive for an executive officer to join Tekelec. In 2007, we did not award any such bonuses to our named executive officers.
     We currently do not have a policy that would adjust or allow us to recover any bonus amounts previously paid to our executive officers if the financial performance objectives upon which the bonus payments are based are subsequently restated or otherwise adjusted in a manner that would have reduced or eliminated the bonus payment.
     2008 Executive Officer Bonus Plan. In March 2008, our Compensation Committee recommended and our Board of Directors approved our 2008 Executive Officer Bonus Plan under which our eligible executive officers may earn cash bonuses based on the extent to which (a) the Company achieves certain operating income, revenue and orders goals and (b) the officers achieve pre-established individual strategic or business objectives. There are separate goals and objectives set forth for the first six months of 2008 (the “2008 First Half”) and for the last six months of 2008 (the “2008 Second Half”). Our Compensation Committee and Board of Directors believe that this Plan will motivate our officers to achieve our Company’s business goals as well as their individual performance goals. The Company performance goals are based on meeting or exceeding objectives in our internal business plan, and we have selected adjusted operating income, revenues and orders because we believe the addition of revenues and orders targets, in comparison with the 2007 Officer Bonus Plan, further incents “top line” growth that we believe contributes to increased shareholder value. These performance goals generally exclude the effects of extraordinary, unusual or infrequently occurring events or changes in accounting principles. The Company is not disclosing its specific annual operating income, revenue and orders objectives for the 2008 Executive Officer Bonus Plan, as our business plan is highly confidential. Disclosure of our specific objectives at this level of detail would provide our competitors with insights into our planning processes and our business strategies and would therefore cause us competitive harm.
     Under the terms of the 2008 Executive Officer Bonus Plan, each of our named executive officers who is employed by us at June 30, 2008 or December 31, 2008 (and who meets other eligibility requirements), will be eligible to receive a cash bonus equal to a percentage of his or her base salary based on the Company’s financial performance as measured by the degree to which the Company attains the pre-set goals and the officer achieves his or her individual performance objectives. With regard to bonuses based on both Company financial performance and individual performance, bonuses will only be paid for the 2008 First Half and for the 2008 Second Half if the Company achieves at least 80% of its operating income target for the applicable period.
     The total target annual bonuses payable under the 2008 Plan to Messrs Plastina, Everett, de Lange, Rush and Kupinsky are equal to 120%, 90%, 90%, 50% and 70%, respectively, of their 2008 annual base salaries, or $684,000, $324,000, $279,000, $123,500 and $217,000, respectively. The target bonuses are based on our achievement of 100% of our financial performance objectives and each officer’s achievement of 100% of his individual performance objectives. If the Company’s and/or a named executive officer’s performance exceeds the target levels, the officer can earn up to 200% of his targeted annual bonus amount, or up to $1,368,000, $648,000, $558,000, $247,000 and $434,000, respectively, for Messrs Plastina, Everett, de Lange, Rush and Kupinsky. The maximum bonus amounts are based on the Company’s achievement of 150% or more of its targeted operating income and orders objectives and each officer’s achievement of 200% of his individual performance objectives.
     Our performance goals under the 2008 Plan are aggressive, and there is a significant possibility that payments will be made at less than 100%. Our Board of Directors retains the right, upon the recommendation of the Compensation Committee, to amend or terminate the 2008 Plan at any time. The Company may also pay discretionary bonuses to its executive officers that are not paid under the terms of the 2008 Plan.
Long-Term Equity Incentives
     Long-term equity incentives are key components of our executive compensation program. Our Compensation Committee believes that equity incentives help to provide a necessary balance to our executive compensation program because equity incentives create an incentive for our management team to preserve and increase shareholder value and encourages executive officer retention, while base salaries and cash bonuses typically focus on short-term compensation and performance and are set with the goal of attracting officers and adequately compensating them on a day-to-day basis for the services they perform.
     Our Board of Directors has delegated to our Compensation Committee the authority for administering our equity incentive plans and for granting and determining the terms of equity incentives awarded to our employees. Under the terms of our equity incentive plans, our Compensation Committee is authorized to grant equity incentives in the form of stock options, share appreciation rights (“SARs”) and restricted stock units (“RSUs”). Our Compensation Committee views the award of equity incentives as an effective, valuable and necessary means and incentive to attract and retain key employees whose services are necessary for our future success, to align their interests with the long-term interests of our shareholders by rewarding performance that enhances shareholder value and to motivate them to create long-term shareholder value. Our Compensation Committee reviews and considers recommendations in appropriate circumstances by the Company’s Chief Executive Officer with regard to the grant of equity incentives to executive officers (other than the Chief Executive Officer) and other key employees whose contributions and skills are important to our long-term success.
     Prior to 2006, we used stock options as our principal equity incentive vehicle because stock options provided a relatively straightforward incentive and, prior to the adoption of SFAS 123R, resulted in more favorable accounting treatment to us relative to other forms of equity compensation. The stock options have an exercise price that is equal to the fair market value (i.e., closing sales price) of our Common Stock on the grant date which means that an executive officer only realized actual delivered compensation value if the shareholders realized value. Commencing in 2006 and continuing into 2007, our Compensation Committee changed our equity incentive grant practices in order to, among other things, reduce the compensation expense that we are required to recognize for financial accounting purposes under SFAS 123R and, instead of granting stock options, we began awarding RSUs to our continuing executive officers and a combination of RSUs and stock-settled SARs (typically a larger proportion of SARs to RSUs) to our executive officers upon commencement of their employment with us. This change also enabled us to reduce the annual utilization rate of shares available for issuance under our equity incentive plans and to moderate the growth of our equity incentive overhang (i.e., the ratio of outstanding and reserved equity incentives to the outstanding shares of our Common Stock). We continue to evaluate the appropriate mix of long-term equity incentives in light of the Company’s compensation philosophy.
     Each executive officer hired after 2005 typically receives an initial grant of equity incentives consisting of a combination of RSUs and stock-settled SARs upon first joining the Company, and thereafter is eligible in the discretion of the Compensation Committee to receive an award of additional equity incentives. Although the number of equity incentives initially awarded to a new executive officer is individually negotiated, our Compensation Committee generally awards a number of equity incentives to a new officer within a range determined by and consistent with that officer’s position. Although our Compensation Committee typically considers granting additional equity incentives to executive officers annually during the first calendar quarter of each year, equity incentives are not awarded automatically to our executive officers on an annual basis and in any given year may be awarded, if at all, after the first quarter.
     In determining the size and other terms of an equity incentive grant to an executive officer, the Compensation Committee considers a number of factors, including the officer’s position and responsibilities, the business impact of the officer’s position, relative equity among our executive officers, previous equity incentive grants (if any) and the retention value of unvested equity incentive grants, promotions, individual experience and performance, the officer’s historic and current salary, the officer’s historic bonuses and current bonus opportunity and length of service to the Company. The Compensation Committee, with the assistance of its independent compensation consultants, also considers the value of stock option and SAR equity awards proposed to be granted to an individual executive officer calculated using the Black-Scholes methodology. We also consider the fact that we generally grant equity awards only annually. The Compensation Committee does, however, from time to time also award equity incentives on a selective basis to executive officers in order to recognize individual achievements and contributions, a promotion or a significant change in job responsibilities or to encourage retention. We also consider the perceived retention value of the total compensation package in light of the competitive environment and the equity grant practice of the companies within our peer group.
     SARs and RSUs generally vest in equal installments (new hire grants for officers typically vest to the extent of 25% only after one year of employment) over four years, as long as the holder remains an employee of the Company, and therefore encourage the holder to remain an employee of the Company. The effective date of a grant is always no earlier than the date on which our Compensation Committee approves the grant. Both SARs and RSUs are settled by delivery to the holder of shares of our Common Stock upon exercise (in the case of SARs) or vesting (in the case of RSUs). The base price of SARs is not less than the market price of our Common Stock on the date of grant. Like stock options, SARs will only provide an executive officer with realizable compensation value if our stock price increases over the base price and our shareholders realize value.
     In 2007, we granted a total of 631,000 RSUs to our employees, of which 43.3% were granted to our named executive officers. We also granted a total of 221,000 SARs, of which 113,000 were granted to Mr. Kupinsky. The time-based RSUs granted to our named executive officers (other than our Chief Executive Officer) in 2007 give an officer the right to receive a specified number of shares of the

Company’s Common Stock, at no cost to the officer, if the officer remains employed by the Company until the RSUs vest. Because the value of an RSU is equal to the Company’s stock price at any point in time, the compensation value of an RSU varies directly with changes in our stock price from the date of grant. Although its value may increase or decrease with changes in the stock price during the period before vesting, the RSUs will have value in the long term, encouraging retention. By contrast, the entire compensation value of a stock option or SAR depends on our future stock price appreciation. Accordingly, we believe that RSUs can deliver significantly greater share for share compensation value at grant than stock options or SARs, and that we can offer comparable grant date compensation value with fewer shares and less dilution for our shareholders. We do, however, believe that SARs will continue to be a part of our equity grants, particularly for new officers, and that we may also grant stock options in the future. Our 2007 annual equity grants to the named executive officers (other than Mr. Kupinsky) all consisted of RSUs rather than stock options or SARs. Specifically, in February 2007, our Compensation Committee granted a total of 115,000 RSUs to our named executive officers (other than our Chief Executive Officer) in recognition of their individual contributions to the Company, to enhance long-term retention and to promote their focus on the long-term financial performance of the Company. These grants consisted of awards to Messrs. Everett, de Lange, Rush, Mace and Gehl of 30,000, 40,000, 10,000, 15,000 and 20,000 RSUs, respectively. In May 2007, we awarded 20,000 additional RSUs to Mr. Rush as an additional retention incentive for Mr. Rush. These 2007 RSU grants to our named executive officers were time-based and vest in four equal annual installments commencing in February 2008 (and May 2008 in the case of Mr. Rush’s May 2007 award).
     In connection with Mr. Kupinsky’s joining the Company in April 2007, the Compensation Committee granted to him in May 2007 38,000 RSUs and 113,000 SARs under our Amended and Restated 2004 Equity Incentive Plan. The RSUs vest in four equal annual installments over four years commencing in May 2008. The SARs have a grant price of $14.63, vest as to 25% of the SARs in May 2008 and as to the remaining 75% in 12 equal quarterly installments thereafter.
     Historically, our Compensation Committee has not conditioned the vesting of equity incentives on the achievement of financial or operational goals or individual performance objectives. In May 2007, however, and in an effort to increase the performance-based portion of our Chief Executive Officer’s compensation, the Compensation Committee granted to him a long-term incentive compensation award of 100,000 performance-based and service-based RSUs. Each RSU represented a contingent right to receive one share of Tekelec Common Stock. For purposes of the RSUs, the Committee established operating income-based and revenue-based objectives for the Company’s 2007 fiscal year. Based on our 2007 performance to date at the time of the grant in May 2007, our Compensation Committee and Board considered it to be probable that the operating-income based goal would be achieved. We considered the revenue-based goal to be more aggressive and adopted the goal to ensure that our Chief Executive Officer was incented with regard to and rewarded for “top line” growth in our business, as well as for meeting our operating income-based targets.
     Specifically, our Chief Executive Officer’s RSUs provided that if he achieved the operating income-based objective for the 2007 Fiscal Year (which was the same as the operating income target for our 2007 Officer Bonus Plan), the RSUs would become eligible for vesting based on the extent to which the revenue-based objective of $439,854,000 was achieved. If we had achieved between 80% and 89.99% of the objective, 80,000 RSUs would have become eligible for vesting; if we had achieved between 90% and 99.99% of the objective, 90,000 RSUs would have become eligible for vesting; and if we had achieved 100% or more of the objective, 100,000 RSUs would have become eligible for vesting. In February 2008, our Audit Committee determined that we had achieved 122% of the annual operating income-based goal and 98% of the revenue-based goal. Our Chief Executive Officer accordingly earned 90,000 of the 100,000 RSUs, which then became eligible for time-based vesting, and the other 10,000 RSUs were forfeited. The RSUs vest over a four-year period subject to Mr. Plastina’s continued

employment with the Company through the date of vesting. We believe that the performance-based targets achieved our objectives with regard to ensuring that our Chief Executive Officer’s compensation is closely tied to the success of our business.
     We expect that our Compensation Committee in the future will consider increasing the use of performance-based vesting under appropriate circumstances in connection with the award of equity incentives to our executive officers. No such grants, however, have yet been made to our named executive officers in 2008. In February 2008, the Compensation Committee granted to Mr. Rush 30,000 time-based RSUs (without performance contingencies) that vest in four equal annual installments starting in February 2009. We expect that the Compensation Committee may make equity grants to our other named executive officers in 2008 after the Annual Meeting, and that the nature and size of any such awards would be affected by whether the proposed amendments to the 2003 Plan are approved by the shareholders at the Annual Meeting. See “PROPOSAL 2 — APPROVAL OF AMENDMENTS TO AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN.”
     We do not have any requirement that our named executive officers hold the Common Stock acquired under our equity incentive programs for any period after acquisition.
Severance and Change in Control Benefits
     Our executive officers are eligible to receive severance compensation and benefits under severance and change in control provisions contained in our 2007 Officer Severance Plan if their employment is terminated under certain conditions. We believe that these provisions promote the ability of our executive officers to act in the best interests of our Company and its shareholders in the event that a hostile or friendly change in control is under consideration without their being unduly influenced by personal considerations, such as fear of losing their jobs as a result of a change in control. We also believe that these provisions provide appropriate severance compensation and benefits to our executive officers if they are terminated without cause or terminate their employment for good reason under circumstances which do not involve a change in control.
     Based on a comparison of severance and change in control benefits offered by companies with whom we compete for executive talent and information provided by Towers Perrin in 2006 and Mercer in 2007, we believed that the severance and change in control benefits provided to our executive officers under our former 1994 Officer Severance Plan were in certain respects not competitive with the benefits provided by other companies, and that our former 1994 Officer Severance Plan required updating to take into account certain recently enacted tax law changes. Accordingly, as indicated in the Proxy Statement for our 2007 Annual Meeting of Shareholders, during 2007 we reviewed our former 1994 Officer Severance Plan and evaluated proposed changes that we believed would make the severance and change in control benefits provided to our executive officers more competitive with the benefits provided by our peer group companies and more helpful to us in attracting and retaining executive officers.
     Under our former 1994 Officer Severance Plan and in addition to other benefits provided in the Plan, our executive officers were entitled to receive severance compensation and benefits following a termination of their employment, if such termination were non-temporary, involuntary and without cause. In addition, if there had been a change in control in the Company, an eligible officer would have received benefits if the officer resigned for any reason within one year following the change in control or for “good reason” and accelerated vesting of equity awards under certain circumstances.
     On May 18, 2007, the Compensation Committee of the Company’s Board of Directors recommended, and the Board of Directors approved, the Company’s 2007 Officer Severance Plan (the “2007 Severance Plan”) which, like the 1994 Severance Plan, provides for change in control and general severance compensation as well as certain other benefits. Each of our named executive officers (other than former officers) qualifies as an eligible officer for purposes of the 2007 Officer Severance Plan.
     General Severance Compensation. Under the 2007 Severance Plan, each executive officer, including our named executive officers, is entitled upon termination of employment (other than in connection with a change in control) to receive general severance compensation and benefits if the termination is non-temporary and occurs under the circumstances specified in the Severance Plan, including the Company’s termination of the officer’s employment as a result of a reduction in force or the Company’s divestiture of the operating unit in which an officer works. General severance benefits are not payable if termination occurs under certain other circumstances specified in the Severance Plan, including as a result of retirement or termination for “cause.” The general severance cash benefit payable to an eligible officer is equal to his or her highest rate of annual compensation multiplied by a percentage specified in the Severance Plan (ranging from 100% to 200%, depending on the officer’s title).
     Under our former 1994 Severance Plan, the amount of the severance payment also depended on the officer’s years of service with the Company and ranged from 50% to 150% of annual compensation as computed under the terms of that plan. Under our 2007 Severance Plan and in order to remain competitive, our Compensation Committee deemed it important that all executive officers receive the same severance benefit (according to their individual percentage entitlements based on their positions) regardless of years of service. For that same reason, we also determined that an increase in the relative levels of the severance benefit (from a range of from 50% to 150% of annual compensation to a range of from 100% to 200% of compensation) was an important component of the new plan.
     Change in Control Severance Compensation. In adopting the 2007 Severance Plan, the Board and Committee considered whether we should pay change-of-control benefits upon the occurrence of any change of control (as many companies do), but we instead elected to maintain a “double trigger” for such benefits to become payable. A named executive officer only receives benefits if there is a change of control and he is terminated in connection with that change of control. Specifically, in the event of any change in control of the Company and in lieu of the general severance benefits described above, the 2007 Severance Plan provides that if an eligible officer elects for good reason to terminate employment within one year (or 18 months in the case of any Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or Executive Vice President) or if the officer is terminated without cause within two years, the officer will be entitled to receive change in control severance compensation and benefits under the Severance Plan. Under the 1994 Severance Plan, an eligible officer was entitled to receive severance compensation in connection with a change of control if the officer resigned within one year for any reason or, within two years for good reason, or if his or her employment was at any time terminated by the successor without cause. The 2007 Severance Plan therefore narrowed the circumstances under which change in control severance compensation would become payable to an eligible officer. Our Compensation Committee, with the advice of our independent compensation consultants, determined that the Company could be competitive in the severance program for its executive officers without the more “generous” triggers that existed under our 1994 Severance Plan.
     The change in control severance compensation payable is equal to an executive officer’s highest rate of annual compensation multiplied by a percentage specified in the Severance Plan (ranging from 150% to 250%, depending on the officer’s title).
     Under our former 1994 Severance Plan, the amount of the change in control severance payment was the same as the general compensation benefit and ranged from 50% to 150% depending on an executive officer’s title and years of service. Our Compensation Committee and Board determined that an increase in the change in control severance benefit was important for purposes of remaining competitive and adequately compensating and motivating officers in connection with change-in-control situations. Our Compensation Committee and Board also determined that the time period in which a termination for good reason would result in severance compensation should be decreased from two years in the 1994 Severance Plan to one year or 18 months, as applicable, under the 2007 Severance Plan.
     The general severance and change in control severance cash compensation that would be payable under the 2007 Severance Plan to our named executive officers (other than former officers) if their employment had been terminated as of February 1, 2008 under circumstances entitling them to benefits under the 2007 Severance Plan would be approximately as follows (based on 2008 compensation data):

	General	Change-in-Control
	Severance	Severance
Named Executive Officer	Compensation	Compensation
Franco Plastina	$2,508,000	$3,135,000

William H. Everett	1,026,000	1,368,000

Ronald J. de Lange	883,500	1,178,000

Gregory S. Rush	370,500	555,750

Stuart H. Kupinsky	685,100	790,500
     Under the 2007 Severance Plan and in the event that any benefit payable under the Severance Plan or otherwise in connection with a change in control exceeds the statutory limit under Section 280G of the Internal Revenue Code of 1986, as amended, the 2007 Severance Plan provides for certain “gross-up” and modified payment provisions (which will expire on May 18, 2010 unless extended) which are designed to avoid or mitigate certain tax costs associated with the benefits to certain of our eligible officers (namely our Chief Executive Officer, Chief Financial Officer and any Chief Operating Officer or Executive Vice President). The 1994 Severance Plan did not contain any such gross-up or modified payment provisions which are generally advantageous to the executive officer. We deemed it important to include these provisions in the 2007 Severance Plan, however, in order to enhance the competitiveness of the plan terms.
     Employment Separation Agreements. We entered into employment separation agreements with each of Messrs. Mace and Gehl in connection with the termination of their employment with the Company effective September 1, 2007 and November 30, 2007. The separation agreements are described below under “Employment Arrangements and Termination of Employment and Change-in-Control Arrangements.” The Compensation Committee believes that it reasonably determined that the circumstances of the terminations entitled the executive officers to these benefits under our 2007 Officer Severance Plan.
Benefits
     We currently provide the following benefits to our executive officers generally on the same basis as these benefits are provided to all of our domestic employees:
•	401(k) Plan

•	Health, dental and vision insurance

•	Life insurance

•	Short and long-term disability

•	Vacation

•	Opportunity to participate in our Employee Stock Purchase Plan (under which shares of our Common Stock can be purchased at a discount)

     Certain of our officers also receive relocation benefits. The main objectives of our benefits program are to provide our employees with access to quality healthcare, insurance for protection from unforeseen events and an opportunity to save for retirement. We believe that these benefits enhance employee productivity and loyalty and overall are consistent with the benefits offered by other companies with whom we compete for executive officers. Other than our 401(k) Plan, we do not provide any pensions or other retirement benefits for our executive officers, and we do not generally provide material perquisites.
Tax and Accounting Considerations
     Tax Deductibility of Compensation Expense. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a publicly held corporation such as the Company will generally not be allowed a federal income tax deduction for otherwise deductible compensation paid to our named executive officers to the extent that compensation paid to a particular officer is not performance-based and exceeds $1 million in any fiscal year.
     Qualifying performance-based compensation, including compensation attributable to the issuance or exercise of equity incentives, such as nonstatutory stock options and share appreciation rights (or any other equity-based instrument for which the amount of compensation received is dependent solely on an increase in the value of common stock after the date of grant), will not be subject to the deductibility limitation if certain conditions are met. The issuance or vesting of restricted stock units is not exempt from this limitation. The Board has approved an amendment to our Amended and Restated 2003 Equity Incentive Plan which would allow us to grant restricted stock units and restricted stock awards that would qualify as performance-based for purposes of Section 162(m).
     The base salaries, cash bonuses and other incentive components of our executive compensation program generally do not constitute qualifying performance-based compensation for purposes of Section 162(m). The deductibility of compensation, however, is not the sole factor considered by our Board of Directors or Compensation Committee in establishing appropriate levels of compensation or structuring incentive programs. Accordingly, there may be circumstances from time to time where a named executive officer’s compensation may exceed the amount that is deductible under Section 162(m), and our Board of Directors and Compensation Committee may nonetheless elect to provide such compensation in order to achieve our compensation objectives. For 2007, the compensation paid to Mr. Plastina and Mr. Everett exceeded the amount that is deductible under Section 162(m). Currently, because our equity incentive plans do not include provisions setting out specific performance-based criteria for the vesting of RSUs, we are not in a position to grant RSUs that are performance-based for purposes of Section 162(m). If the amendments to our Amended and Restated 2003 Equity Incentive Plan are approved at the Annual Meeting, however, the 2003 Plan will enable the Compensation Committee, in its discretion, to grant RSUs and restricted stock awards that meet the requirements for performance-based compensation under Section 162(m).
     Accounting Considerations. The Compensation Committee also considers the accounting and cash flow implications of various forms of executive compensation. In its financial statements, the Company records salaries and performance-based compensation such as bonuses as expenses in the amount paid or to be paid to the named executive officers. Accounting rules also require the Company to record an expense in its financial statements for equity awards, even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with SFAS 123R. The Compensation Committee believes that the many advantages of equity compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
     The following table summarizes information for the year ended December 31, 2007 about compensation earned for services performed in all capacities for Tekelec and its subsidiaries by our Chief Executive Officer and Chief Financial Officer during 2007, each of our other three most highly compensated executive officers serving at December 31, 2007, and two former executive officers, each of whom would have been included in the table as one of the three most highly compensated executive officers had he been employed by us at December 31, 2007. The individuals listed below are referred to as the named executive officers.
SUMMARY COMPENSATION TABLE

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
Name and Principal				Awards	Awards	Compen-	Compen-
Position	Year	Salary ($)(1)	Bonus ($)(2)	($)(3)	($)(4)	sation ($)(5)	sation ($)(6)	Total ($)
Franco Plastina(7)	2007	$550,000	$283,717	$1,171,544	$1,177,546	$654,720	$8,434	$3,845,961
President and	2006	475,962	386,688	566,526	874,760	417,313	8,217	2,729,466
Chief Executive Officer

William H. Everett	2007	362,501	135,411	432,828	161,443	315,000	8,434	1,415,617
Executive Vice President and Chief Financial Officer	2006	324,038	206,580	254,984	144,341	157,820	8,292	1,096,055

Ronald J. de Lange	2007	279,135	106,766	126,339	414,758	246,700	128,106	1,301,804
Executive Vice President,	2006	259,615	73,006	5,803	314,860	110,474	8,179	771,937
Global Product Solutions

Gregory S. Rush(8)	2007	233,846	51,585	134,593	94,976	120,000	8,277	643,277
Vice President, Corporate Controller and Chief Accounting Officer

Stuart H. Kupinsky(9)	2007	207,692	65,074	88,445	96,717	126,000	35,456	619,384
Senior Vice President, Corporate Affairs and General Counsel

Richard E. Mace(10)	2007	230,334	0	69,771	215,235	101,920	918,183	1,535,443
Former President and	2006	324,038	73,580	34,969	384,950	157,820	792	976,149
General Manager, Switching Solutions Group

Eric Gehl(8)(11)	2007	259,615	0	186,153	80,713	58,240	575,187	1,159,908
Former President and General Manager, Communications Software Solutions Group

(1)	Includes (a) amounts, if any, deferred at the election of the named executive officer under our 401(k) Plan, and (b) amounts paid by us to certain named executive officers in lieu of accrued vacation. Amounts paid instead of accrued vacation to named executive officers during 2007 were: Mr. Everett — $13,462; and Mr. Mace — $5,334.

(2)	Except as otherwise indicated, the bonus amounts shown for each of the named executive officers for 2006 and 2007 represent discretionary bonuses awarded in recognition of the Company’s financial performance during 2006 and 2007 and in recognition of an officer’s contributions to the success of the Company in 2006. The amount shown for Mr. Everett for 2006 also includes discretionary bonuses in the aggregate amount of $100,000, of which $50,000 was awarded in recognition of his services as Acting Chief Executive Officer prior to Mr. Plastina’s appointment in February 2006 and $50,000 was awarded in recognition of his services, commitment and leadership in connection with our financial restatement activities in the first half of 2006.

(3)	Stock awards consist of awards of restricted stock units. Amounts shown in this column do not reflect compensation actually received by the named executive officers. The amounts shown are the amounts of annual compensation expense recognized by Tekelec in its consolidated financial statements for the applicable year for awards of restricted stock units as determined in accordance with SFAS 123R. Pursuant to SEC rules, these amounts are not reduced by an estimate of forfeiture probability. The assumptions used to calculate compensation expense for 2007 are set forth in Note 13 to our 2007 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on February 27, 2008. The assumptions used to calculate compensation expense for 2006 are set forth in Note 14 to our 2006 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on February 27, 2007 (the “2006 Form 10-K”).

(4)	Option awards consist of grants of stock options and share appreciation rights. Amounts shown in this column do not reflect compensation actually received by the named executive officers. The amounts shown are amounts of the annual compensation expense recognized by Tekelec in its consolidated financial statements for the applicable year for grants of stock options and share appreciation rights as determined in accordance with SFAS 123R. Pursuant to SEC rules, these amounts are not reduced by an estimate of forfeiture probability. The assumptions used to calculate compensation expense for 2007 are set forth in Note 13 to our 2007 Consolidated Financial Statements included in the Annual Report on Form 10-K. The assumptions used to calculate compensation expense for 2006 are set forth in Note 14 to our 2006 Consolidated Financial Statements included in our 2006 Form 10-K.

(5)	The amount shown for each of the named executive officers for 2007 was paid under our 2007 Officer Bonus Plan and was based on our achievement of certain financial performance goals during 2007 and on the named officer’s achievement of individual business or strategic objectives during 2007. The amount shown for each of the named executive officers for 2006 was paid under our 2006 Officer Bonus Plan and was based on our achievement of certain financial performance goals during 2006.

(6)	The amounts shown in this column include:
•	the dollar value of premiums paid by us for group term life insurance for the benefit of the named executive officers,

•	for 2007 and 2006, contributions of $7,750 and $7,500, respectively, to the 401(k) Plan accounts of each of the named executive officers, other than Messrs. Kupinsky, Mace and Gehl in 2007 and Mr. Mace in 2006,

•	for 2007, insurance premiums for the benefit of the named executed officers as follows: Mr. Plastina — $684; Mr. Everett- $684; Mr. de Lange — $628; Mr. Rush — $527; Mr. Kupinsky — $456; Mr. Mace — $513; and Mr. Gehl — $587,

•	for 2006, insurance premiums for the benefit of the named executive officers as follows: Mr. Plastina- $717; Mr. Everett- $792; Mr. de Lange — $679; and Mr. Mace - $792; and

•	for Messrs. Mace and Gehl for 2007, the amounts of $877,500 and $574,600, respectively, payable in connection with the termination of their employment with the Company as described below under “Employment Agreements and Termination of Employment and Change-in-Control Arrangements.”

(7)	Mr. Plastina became President and Chief Executive Officer and a director in February 2006.

(8)	Neither Mr. Rush nor Mr. Gehl was a named executive officer for the year ended December 31, 2006. Accordingly, the table does not reflect either such officer’s compensation for that year.

(9)	Mr. Kupinsky became Senior Vice President, Corporate Affairs and General Counsel in April 2007.

(10)	Mr. Mace’s employment with the Company terminated in September 2007.

(11)	Mr. Gehl’s employment with the Company terminated in November 2007.

GRANTS OF PLAN-BASED AWARDS
     The following table sets forth certain information concerning grants of awards under the Company’s incentive plans during 2007 to the current and former executive officers of the Company named in the Summary Compensation Table above.

											All Other		All Other
											Stock		Option	Exercise	Grant
											Awards:		Awards:	or Base	Date Fair
		Estimated Possible Payouts under						Estimated Possible Payouts under			Number of		Number of	Price of	Value of
		Non-Equity Incentive Plan Awards(1)						Equity Incentive Plan Awards(2)			Shares of		Securities	Option	Option
	Grant Date/	Threshold		Target		Maximum		Threshold	Target	Maximum	Stock or		Underlying	Awards	and Stock
Name	Period	($)		($)		($)		(#)	(#)	(#)	Units (#)		Options (#)	($/Sh)	Awards(3)
Franco Plastina	1st Half 2007	$105,600		$264,000		$264,000		—	—	—	—		—	—	—
	2nd Half 2007	158,400		396,000		396,000		—	—	—	—		—	—	—
	05/07/07	—		—		—		80,000	100,000	100,000	—		—	—	$1,463,000

William H. Everett	1st Half 2007	50,400		126,000		126,000		—	—	—	—		—	—	—
	2nd Half 2007	75,600		189,000		189,000		—	—	—	—		—	—	—
	02/26/07	—		—		—					30,000	(4)	—	—	396,600

Ronald J. de Lange	1st Half 2007	30,800		77,000		77,000		—	—	—	—		—	—	—
	2nd Half 2007	64,800		162,000		162,000		—	—	—	—		—	—	—
	02/26/07	—		—		—					40,000	(4)	—	—	528,800

Gregory S. Rush	1st Half 2007	19,200		48,000		48,000		—	—	—	—		—	—	—
	2nd Half 2007	28,800		72,000		72,000		—	—	—	—		—	—	—
	02/26/07	—		—		—					10,000	(4)	—	—	132,200
	05/07/07	—		—		—					20,000	(4)	—	—	292,600

Stuart H. Kupinsky	2nd Half 2007	50,400	(5)	126,000	(5)	126,000	(5)	—	—	—	—		—	—	—
	05/07/07	—		—		—					38,000	(6)	—	—	555,940
	05/07/07	—		—		—					—		113,000 (7)	$14.63	594,934

Richard E. Mace	1st Half 2007	41,600	(8)	104,000	(8)	104,000	(8)	—	—	—	—		—	—	—
	02/26/07	—		—		—					15,000	(4)	—	—	198,300

Eric Gehl	1st Half 2007	29,120	(9)	72,800	(9)	72,800	(9)	—	—	—	—		—	—	—
	02/26/07	—		—		—					20,000	(4)	—	—	264,400

(1)	These columns show the range of payouts for formula-based cash incentive bonuses for our named executive officers under our 2007 Executive Officer Bonus Plan based on the achievement during the first six months of 2007 (the “2007 First Half”) and the last six months of 2007 (the “2007 Second Half”) of Company financial performance goals for those periods and on the officer’s achievement of individual business or strategic objectives for the periods. The “threshold” column represents the amounts payable if for both the 2007 First Half and 2007 Second Half the Company achieved the threshold financial performance goal for which bonuses became payable, and the officers did not achieve any of their respective individual performance objectives. The “target” and “maximum” columns represent the amounts payable if for both the 2007 First Half and the 2007 Second Half the Company achieved the maximum performance goal for the payment of bonuses under the plan, and the officers achieved all of their respective individual performance objectives. The actual total amount paid to each named executive officer for 2007 pursuant to the 2007 Plan is set forth in the Summary Compensation Table above under the column titled “Non-Equity Incentive Plan Compensation.”

(2)	With respect to the 100,000 restricted stock units (“RSUs”) granted to Mr. Plastina in May 2007 under our Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”), this column shows the range of the number of RSUs that could become eligible for time-based vesting based on Company financial performance in 2007. The “threshold” column represents the number of RSUs eligible for time-based vesting if the Company achieved the 2007 adjusted operating income goal and the minimum level (i.e., 80%) of the 2007 revenue goal required to be met to avoid forfeiture of the RSUs. The “target” and “maximum” columns represent the number of RSUs eligible for vesting if the Company achieved the operating income goal and 100% of the revenue objective. The actual number of RSUs that became eligible for time-based vesting was 90,000.

(3)	The amounts shown in this column reflect the fair value of an award of restricted stock units or a SAR award as of the grant date of such award determined pursuant to SFAS 123R. The grant date fair value of RSU awards is calculated using the closing sales price of a share of our Common Stock on the grant date as reported on the Nasdaq Global Select Market. The grant date fair value of SAR awards is calculated using the Black-Scholes pricing model.

(4)	Represents grants of RSUs under the 2003 Plan.

(5)	Mr. Kupinsky commenced employment with the Company in April 2007 and therefore was not eligible to receive bonuses for the 2007 First Half.

(6)	Represents a grant of RSUs under our Amended and Restated 2004 Equity Incentive Plan (the “2004 Plan”).

(7)	Represents a grant of SARs under our 2004 Plan.

(8)	Mr. Mace’s employment with the Company terminated in September 2007, and he therefore was not eligible to receive bonuses for the 2007 Second Half.

(9)	Mr. Gehl’s employment with the Company terminated in November 2007, and he therefore was not eligible to receive bonuses for the 2007 Second Half.
     In February 2007, our Compensation Committee awarded to Messrs. Everett, de Lange, Rush, Mace and Gehl under our Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”), 30,000, 40,000, 10,000, 15,000 and 20,000 RSUs, respectively. Each officer’s RSUs vest in four equal annual installments commencing in February 2008, subject to the officer’s continued employment with the Company. The RSUs granted to Messrs. Mace and Gehl expired in their entirety prior to the first vesting due to the termination of the officers’ employment with the Company.
     In May 2007, the Compensation Committee granted:
•	to Mr. Rush under the 2003 Plan 20,000 additional RSUs that vest in four equal annual installments commencing in May 2008, subject to Mr. Rush’s continued employment with the Company

•	to Mr. Kupinsky under the 2004 Plan 38,000 RSUs that vest in four equal annual installments commencing in May 2008, subject to Mr. Kupinsky’s continued employment with the Company, and 113,000 SARs at a grant price of $14.63 that vest as to 25% of the SARs in May 2008 and as to the remaining 75% in 12 equal quarterly installments thereafter, subject to Mr. Kupinsky’s continued employment with the Company

•	to Mr. Plastina under the 2003 Plan 100,000 RSUs under terms and conditions which provided that the RSUs would become eligible for time-based vesting based on the extent to which we achieved certain adjusted operating income and revenue targets for the 2007 fiscal year. In February 2008, the Audit Committee determined that 122% of the adjusted operating income goal and 98% of the revenue goal had been met, resulting in 90,000 of the RSUs becoming eligible for time-based vesting and the forfeiture of the remaining 10,000 RSUs. The 90,000 RSUs vest in four equal annual installments commencing in May 2008, subject to Mr. Plastina’s continued employment with the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
     The following table sets forth certain information concerning outstanding unexercised or unvested equity awards that were held as of December 31, 2007 by the executive officers named in the Summary Compensation Table above.

	Option Awards							Stock Awards
			Number of
			Securities					Number of		Market Value of
	Number of Securities		Underlying					Shares or		Shares or Units
	Underlying		Unexercised		Option	Option		Units of Stock		of Stock That
	Unexercised Options		Options(#)		Exercise	Expiration		That Have Not		Have Not
Name	(#) Exercisable(1)		Unexercisable(1)		Price	Date		Vested		Vested(2)
Franco Plastina	437,500	(3)	562,500	(3)	$11.96	08/09/12		140,625	(4)	$1,757,813
								100,000	(5)	1,125,000

William H. Everett	56,252	(6)	18,748	(6)	17.38	12/31/12	(7)	18,750	(8)	234,375
								22,500	(9)	281,250
								11,250	(10)	140,625
								30,000	(11)	375,000

Ronald J. de Lange	112,500	(12)	87,500	(12)	17.80	09/30/13	(7)	3,750	(13)	46,875
								40,000	(14)	500,000

Gregory S. Rush	23,437	(15)	28,126	(15)	13.02	06/30/13	(7)	15,000	(16)	187,500
								10,000	(17)	125,000
								20,000	(18)	250,000

Stuart H. Kupinsky	0		113,000	(19)	14.63	05/07/13		38,000	(20)	475,000

Eric Gehl	34,375	(21)	0		17.38	02/29/08		0		0

(1)	Unless otherwise indicated, stock options vest in 16 equal quarterly installments over four years.

(2)	Market value is based on the closing sales price of a share of Tekelec Common Stock of $12.50 on December 31, 2007, as reported on the Nasdaq Global Select Market.

(3)	Share appreciation rights (“SARs”) granted August 9, 2006 vested and became exercisable as to 250,000 SARs on February 6, 2007 and as to the remaining 750,000 SARs vest in 12 equal quarterly installments commencing June 30, 2007.

(4)	250,000 restricted stock units (“RSUs”) awarded August 9, 2006 vested as to 62,500 RSUs on February 15, 2007 and as to the remaining 187,500 RSUs vest in 12 equal quarterly installments commencing May 15, 2007.

(5)	100,000 performance-based RSUs awarded May 7, 2007 were eligible for vesting as of December 31, 2007. In February 2008, 90,000 of such RSUs became subject to vesting in four equal annual installments commencing May 7, 2008, and 10,000 of such RSUs were forfeited.

(6)	Stock options granted October 14, 2004 vest and become exercisable in 16 equal quarterly installments commencing March 31, 2005.

(7)	These options vest in installments over four years, and each installment expires four years following its vesting date. The expiration date shown in this column is the expiration date of the last installment scheduled to vest under the option grant.

(8)	50,000 RSUs awarded April 7, 2005 vested as to 12,500 RSUs on May 1, 2006 and as to the remaining 37,500 RSUs vest in 12 equal quarterly installments commencing August 14, 2006.

(9)	30,000 RSUs awarded August 9, 2006 vest and shares are issued as to 7,500 RSUs on August 15, 2007 and as to the remaining 22,500 RSUs vest in three equal annual installments commencing August 15, 2008.

(10)	20,000 RSUs awarded August 9, 2006 vested as to 5,000 RSUs on February 15, 2007 and as to the remaining 15,000 RSUs vest in 12 equal quarterly installments commencing May 15, 2007.

(11)	30,000 RSUs awarded on February 26, 2007 vest in four equal annual installments commencing February 26, 2008.

(12)	Stock options granted August 2, 2005 vested and became exercisable as to 50,000 shares on July 27, 2006 and as to the remaining 150,000 shares vest in 12 equal quarterly installments commencing December 31, 2006.

(13)	5,000 RSUs awarded August 9, 2006 vested as to 1,250 RSUs on August 15, 2007 and as to the remaining 3,750 RSUs vest in three equal annual installments commencing August 15, 2008.

(14)	40,000 RSUs awarded February 26, 2007 vest in four equal annual installments commencing February 26, 2008.

(15)	Stock options granted May 23, 2005 vested and became exercisable as to 18,750 shares on May 23, 2006 and as to the remaining 56,250 shares vest in 12 equal quarterly installments commencing September 30, 2006.

(16)	20,000 RSUs awarded August 9, 2006 vested as to 5,000 RSUs on August 15, 2007 and as to the remaining 15,000 RSUs vest in three equal annual installments commencing August 15, 2008.

(17)	10,000 RSUs awarded February 26, 2007 vest in four equal annual installments commencing February 26, 2008.

(18)	20,000 RSUs awarded May 7, 2007 vest in four equal annual installments commencing May 7, 2008.

(19)	113,000 SARs granted May 7, 2007 vest and become exercisable as to 28,250 SARs on May 7, 2008 and as to the remaining 84,750 SARs vest in 12 equal quarterly installments commencing September 30, 2008.

(20)	38,000 RSUs awarded May 7, 2007 vest in four equal annual installments commencing May 15, 2008.

(21)	Stock options granted October 14, 2004 vested and became exercisable as to 12,500 shares on October 14, 2005 and as to the remaining 37,500 shares vest in 12 equal quarterly installments commencing March 31, 2006. All vested options as of December 31, 2007 expired unexercised in February 2008.
OPTION EXERCISES AND STOCK VESTED
     The following table sets forth certain information concerning stock option exercises and the vesting of restricted stock units during 2007 for the executive officers named in the Summary Compensation Table above.

	Stock Awards
	Number of Shares	Value Realized
Name	Acquired on Vesting (#)	on Vesting ($)(1)
Franco Plastina	109,375	$1,516,094
William H. Everett	28,750	375,294
Ronald J. de Lange	1,250	14,475
Gregory S. Rush	5,000	57,900
Richard E. Mace	1,875	25,938
Eric Gehl	8,750	117,009

(1)	The value realized equals the closing sales price of Tekelec Common Stock on the vesting date as reported on the Nasdaq Global Select Market, multiplied by the number of restricted stock units that vested. Of such shares, the following aggregate numbers of shares were withheld to cover tax withholding obligations upon vesting: Mr. Plastina — 38,676 shares; Mr. Everett — 9,523 shares; Mr. de Lange — 406 shares; Mr. Rush — 1,623 shares; Mr. Mace — 648 shares; and Mr. Gehl — 2,978 shares.
Pension Benefits/Nonqualified Deferred Compensation Plans
     Tekelec’s named executive officers did not receive any benefits in 2007 from Tekelec under deferred pension or deferred contribution plans other than benefits under the Company’s 401(k) Plan described in footnote 6 to the Summary Compensation Table above. Tekelec does not maintain a nonqualified deferred contribution or other deferred compensation plan for its executive officers.
Employment Agreements and Termination of Employment and Change-in-Control Arrangements
Officer Severance Plan
     On May 18, 2007, the Compensation Committee of the Company’s Board of Directors recommended, and the Board of Directors approved, the Company’s 2007 Officer Severance Plan (the

“Severance Plan”) in order to provide more competitive severance benefits to the Company’s executive officers and to reflect tax law provisions and the regulations thereunder that had been enacted since the adoption of our 1993 Officer Severance Plan.
     General Severance Compensation. Under the Severance Plan, each executive officer of the Company who was named as an eligible officer therein (or later designated by our Board of Directors as an eligible officer for purposes of the Severance Plan) is entitled upon termination of employment (other than in connection with a change in control of the Company) to receive general severance compensation and benefits if the termination is non-temporary and occurs under the circumstances specified in the Severance Plan, including (in addition to other circumstances set forth in the Severance Plan) the Company’s termination of the officer’s employment as a result of a reduction in force or the Company’s divestiture of the operating unit in which an officer works. General severance benefits will not be payable if termination occurs under certain other circumstances specified in the Severance Plan, including (in addition to other circumstances set forth in the Severance Plan) as a result of the officer’s retirement or the Company’s termination of the officer for “cause” (as defined in the Severance Plan). The Severance Plan defines “cause” to include (in addition to other circumstances set forth in the Severance Plan) the officer’s failure to follow Company policies or to perform material duties, gross incompetence, embezzlement or misappropriation of Company property, the offer, payment, solicitation or acceptance in violation of Company policy or law of any bribe or kickback, conviction of a felony and violations of nondisclosure and propriety agreements with the Company.
     The general severance cash benefit payable to an eligible officer is equal to his or her highest rate of annual compensation multiplied by a percentage specified in the Severance Plan (ranging from 100% to 200%, depending on the officer’s title). Annual compensation is defined in the Severance Plan as an officer’s highest annual rate of base salary plus his or her most recent target bonus amount, commissions and incentive compensation. General severance benefits are payable in equal monthly installments over the applicable severance period specified in the Severance Plan (ranging from 12 months to 24 months, depending on the officer’s title, and subject to adjustments in timing to avoid certain adverse tax consequences to the officer).
     Change in Control Severance Compensation. In the event of any change in control of the Company and in lieu of the general severance benefits described above, the Severance Plan provides that if an eligible officer elects for “good reason” (as defined in the Severance Plan) to terminate his or her employment with the Company (or an acquiror) within one year (or 18 months in the case of any Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or Executive Vice President) or if the officer is terminated without cause (as defined in the Severance Plan) within two years, the officer will be entitled to receive change in control severance compensation and benefits under the Severance Plan. The Severance Plan defines “good reason” to include (in addition to other circumstances set forth in the Severance Plan) the reduction of an officer’s salary, the assignment to the officer of duties inconsistent with his or her position prior to the change in control or the failure of an acquiror to offer employment to the officer on terms and conditions generally no less favorable than the terms and conditions of the officer’s employment prior to the change in control.
     The change in control severance compensation payable to an eligible officer will be equal to his or her highest rate of annual compensation multiplied by a percentage specified in the Severance Plan (ranging from 150% to 250%, depending on the officer’s title). Change in control cash severance compensation is payable in one lump sum following termination of employment, subject to adjustments in timing to avoid certain adverse tax consequences to the officer.
     In addition, if in connection with a change in control (1) an eligible officer is not offered employment with the acquiror on terms and conditions generally no less favorable than the terms and conditions of his or her employment prior to the change in control, or (2) an eligible officer’s employment is terminated by the Company or an acquiror without cause within two years following a change in control or by the officer for good reason within one year (or 18 months in the case of a Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or Executive Vice President) following a change in control, then the officer’s unvested options, share appreciation rights, restricted stock units and other rights to acquire securities or property of the Company (or the acquiror), other than rights granted after the change in control, will automatically vest and, in the case of options and share appreciation rights, become exercisable in full for a period of one year following the change in control (in the case of an officer who is not offered comparable employment) or termination of employment (in the case of an officer who is terminated without cause or who terminates for good reason within the specified time period), subject in all cases to earlier expiration of the rights in accordance with their terms.
     Section 280G. Under the Severance Plan and in the event that any benefit payable under the Severance Plan or otherwise in connection with a change in control exceeds the statutory limit under Section 280G of the Internal Revenue Code of 1986, as amended, the Severance Plan provides for certain “gross-up” and modified payment provisions (which will expire on May 18, 2010 unless extended) which are designed to avoid or mitigate certain tax costs associated with the benefits to certain of our eligible officers.
     Examples of Payments. Each of our named executive officers qualifies as an eligible officer for purposes of the Severance Plan. The general severance and change in control severance cash compensation that would be payable under the Severance Plan to the named executive officers (other than former officers) if their employment were terminated as of February 1, 2008 under circumstances entitling them to benefits under the Severance Plan would be approximately as set forth in the table included above under “Compensation Discussion and Analysis – Severance and Change in Control Benefits.”
     Health Care Insurance Continuation. General severance benefits and change in control severance benefits include continuation, at the Company’s expense, of health care coverage following termination of employment (1) in the case of general severance benefits, for the duration of the officer’s severance period (ranging from 12 months to 24 months, depending on the officer’s title), or (2) in the case of change in control severance benefits, until the first to occur of the last day of the officer’s applicable severance period (ranging from 18 months to 30 months, depending on the officer’s title) or the officer’s coverage period under the Consolidated Omnibus Budget Reconciliation Act of 1985.
     Severance Agreement. As a condition of receiving general or change in control severance benefits, an officer must sign a severance agreement that includes, among other provisions, a release of claims he or she may have against the Company and post-termination non-solicitation, non-disparagement and non-compete provisions.
     Mace Separation Agreement. In connection with Mr. Mace’s termination of his employment with the Company effective September 1, 2007, we entered into an employment separation agreement with Mr. Mace pursuant to which we agreed, among other things, to (a) pay him the sum of approximately $877,500, payable in 18 equal monthly installments commencing in September 2007, subject to certain adjustments to the payment dates, and (b) provide him with various severance benefits (e.g., continued health care insurance) to which he was entitled in accordance with the terms of our 2007 Officer Severance Plan described above.
     Gehl Separation Agreement. In connection with Mr. Gehl’s termination of his employment as an executive officer of the Company effective November 30, 2007, we entered into an employment separation agreement with Mr. Gehl pursuant to which we agreed, among other things, to (a) pay him the sum of approximately $574,600 in monthly installments over a 12-month period, (b) reimburse him in a total amount of up to $95,000 for relocation–related expenses, and (c) provide him with various severance benefits (e.g., continued health care insurance) to which he was entitled in accordance with the terms of the 2007 Officer Severance Plan.
Equity Compensation Plan Information
     Tekelec currently maintains equity compensation plans that provide for the issuance of Common Stock to our officers, employees and directors upon the exercise or vesting of stock options, share appreciation rights and restricted stock units. These plans are:
•	the Amended and Restated 1994 Stock Option Plan (the “1994 Plan”);

•	the Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”);

•	the Amended and Restated 2004 Equity Incentive Plan for New Employees (the “2004 Plan”);

•	the Amended and Restated 2005 Employee Stock Purchase Plan (the “ESPP”);

•	the Amended and Restated Non-Employee Director Stock Option Plan (the “Director Plan”); and

•	certain stock option grants made under the equity plans of our former wholly owned subsidiary, Taqua, Inc., prior to our acquisition of that company; and

•	certain nonstatutory stock option grants to employees of our former wholly owned subsidiary, Santera Systems LLC, when those employees joined Tekelec.
     Of these compensation plans, the 1994 Plan, the 2003 Plan, the ESPP and the Director Plan have been approved by our shareholders. Our shareholders have not approved the 2004 Plan or the grants relating to our former subsidiaries. Although the 1994 Plan has expired, certain options granted under the 1994 Plan remain outstanding.

     The following table summarizes information about outstanding options, share appreciation rights and restricted stock units and shares reserved for future issuance under the plans described above as of December 31, 2007:

				Number of shares
				remaining available for
	Number of shares to be		Weighted-average	future issuance under
	issued upon exercise of		exercise price of	equity compensation plans
	outstanding options,		outstanding options,	(excluding shares
	warrants and rights		warrants and rights(1)	reflected in column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by shareholders	6,675,764	(2)(3)	$18.68	2,759,654 (4)

Equity compensation plans not approved by shareholders(5)	4,156,605	(6)(7)(8)	14.99	3,604,937 (9)

Total Equity Compensation Plans	10,832,369		17.27	6,364,591

(1)	The weighted-average exercise price of outstanding options, warrants and rights does not take into account restricted stock units since they do not have an exercise price.

(2)	Includes 5,703,077 shares of Tekelec Common Stock issuable upon the exercise of stock options and 552,688 shares of Tekelec Common Stock issuable upon the vesting of restricted stock units.

(3)	Includes 419,999 shares of Tekelec Common Stock issuable upon the exercise of stock options granted to the directors of the Company under the Director Plan.

(4)	Consists of 1,784,710 shares of Tekelec Common Stock reserved for future issuance under the 2003 Plan, 959,943 shares reserved for issuance under the ESPP and 15,001 shares reserved for future grants under the Director Plan. If our shareholders approve the amendments to the 2003 Plan at the Annual Meeting, the Director Plan will be automatically terminated and no further grants will be made under the Director Plan.

(5)	Includes shares available under the 2004 Plan. These shares are only available for the grant of equity incentives to new employees in connection with their commencement of employment with the Company. In the event the proposed amendments to the 2003 Plan are approved at the 2008 Annual Meeting, the 2004 Plan will be terminated (except with respect to outstanding awards at the time of termination).

(6)	Includes 3,441,731 shares of Tekelec Common Stock issuable upon the exercise of stock options and share appreciation rights and 359,251 shares of Tekelec Common Stock issuable upon the vesting of restricted stock units, all under the 2004 Plan.

(7)	Includes 4,812 shares of Tekelec Common Stock issuable upon the exercise of stock options originally granted under the stock option plans of our former subsidiary, Taqua, prior to our acquisition of that entity in 2004. We assumed these options in connection with the acquisition of Taqua, after giving effect to applicable exchange ratios. These options are exercisable at a weighted-average exercise price of $154.09 per share. No additional options may be granted under the Taqua stock option plans.

(8)	Includes nonstatutory stock options to purchase an aggregate of 350,811 shares granted to employees of our former wholly owned subsidiary, Santera, in connection with our 2003 acquisition of a majority interest in Santera and the employees’ acceptance of employment with Santera. These options were granted at exercise prices per share equal to the closing sales price of our Common Stock on the grant date; generally terminate four years after vesting or ten years after grant, subject to earlier termination upon an optionee’s termination of employment; and typically vest and become exercisable as to 25% of the shares subject thereto one year after the grant date with the remaining shares vesting in 12 equal quarterly installments.

(9)	Consists of 3,604,937 shares of Tekelec Common Stock reserved for future issuance under the 2004 Plan.
Amended and Restated 2004 Equity Incentive Plan for New Employees
     Our Board adopted the 2004 Equity Incentive Plan for New Employees (the “2004 Plan”) in July 2004, and we initially authorized 1,000,000 shares for issuance under the 2004 Plan. Subsequently, the Board amended the 2004 Plan in September 2004, March 2005, May 2005, August 2005, December 2005 and August 2006 to increase the number of shares authorized for issuance under the 2004 Plan by a total of 7,000,000 shares. Accordingly, as of December 31, 2007, a total of 8,000,000 shares of our Common Stock was authorized and reserved for issuance under the 2004 Plan. In August 2006, our Board amended and restated the 2004 Plan principally to add the authority to grant share appreciation rights thereunder and to make certain changes relating to Section 409 of the Internal Revenue Code (the “Amended 2004 Plan”). Neither the 2004 Plan nor the Amended 2004 Plan has been approved by shareholders based on the exception to the shareholder approval requirements of The NASDAQ Stock Market LLC provided in Nasdaq Marketplace Rule 4350(i)(1)(A)(iv).
     Under the Amended 2004 Plan, we may grant nonstatutory stock options, share appreciation rights, restricted stock units and restricted stock awards to new employees of Tekelec and its subsidiaries as an inducement to entering into employment with us. In addition, individuals who become employed by Tekelec and its subsidiaries as a result of business acquisitions are also eligible to receive awards under the Amended 2004 Plan, as an inducement to their entering into employment with the Company and its subsidiaries. The Compensation Committee of our Board administers the Amended 2004 Plan.
     The exercise price of stock options and the grant price of share appreciation rights granted under the Amended 2004 Plan may not be less than the fair market value of Tekelec’s Common Stock on the date of grant. The fair market value of our Common Stock on a given date is equal to the closing sales price of our Common Stock on that date on the Nasdaq Global Select Market as reported in The Wall Street Journal. Stock options and share appreciation rights granted under the Amended 2004 Plan typically vest and become exercisable (a) in quarterly installments over four years or (b) as to 25% of the shares subject to the options on the one-year anniversary of the date of grant and as to the remaining shares in 12 equal quarterly installments thereafter. Each installment of vested options typically remains exercisable for four years after the vesting date or six years after the grant date, subject to earlier termination under certain circumstances relating to termination of employment. Restricted stock units granted under the Amended 2004 Plan typically vest in annual and/or quarterly installments over four years following the date of grant.
     If our shareholders approve the amendments to our Amended and Restated 2003 Equity Incentive Plan described below under “PROPOSAL 2 — APPROVAL OF AMENDMENTS TO AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN,” then our Amended 2004 Plan will be automatically terminated as of the date of the Annual Meeting, and the shares then reserved for issuance under the Amended 2004 Plan but not subject to outstanding awards will be returned to the status of authorized but unreserved shares of the Company.
Compensation Committee Interlocks and Insider Participation
     During 2007, the Compensation Committee consisted of Messrs. Brenner, Floyd and Rager until May 18, 2007, of Messrs. Brenner, Adams and Ressner from May 18, 2007 until August 10, 2007, and of Messrs. Brenner and Adams and Ms. Mills from August 10, 2007 through the end of 2007. All individuals serving on the Compensation Committee during 2007 were independent directors of the Company. No current member of the Compensation Committee is or was a current or former officer or an employee of the Company.

COMPENSATION COMMITTEE REPORT
     The information contained in this report by the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
     The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement. Based on the review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement and in Tekelec’s Annual Report on Form 10-K for the year ended December 31, 2007.
COMPENSATION COMMITTEE
Daniel L. Brenner, Chairman
Robert V. Adams
Carol G. Mills
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     It is the policy and practice of our Board to review and assess information concerning transactions involving related persons. Related persons include our directors and executive officers and their immediate family members. If the determination is made that a related person has a material interest in a transaction involving the Company, then the disinterested members of our Board would review and approve or ratify it, and we would disclose the transaction in accordance with SEC rules. If the related person is a member of our Board, or a family member of a director, then that director would not participate in any discussion involving the transaction at issue.
     In December 2006, the Company and Mr. Buckly entered into an Employment Separation Agreement (the “Separation Agreement”) pursuant to the Company’s Officer Severance Plan then in effect (the “1993 Severance Plan”). Mr. Buckly was entitled to receive benefits under the 1993 Severance Plan as a result of the Company’s relocation of its headquarters from California to North Carolina and Mr. Buckly’s decision to terminate his employment with the Company due to the relocation. Pursuant to the Separation Agreement, the Company paid to Mr. Buckly the sum of approximately $703,000 during the fourth quarter of 2007. Mr. Buckly also agreed that, through December 31, 2011 and for a per diem consulting fee, he will assist the Company (from time to time upon the Company’s request) with actual or threatened litigation or other proceedings involving the Company. For services performed during 2007, the Company paid to Mr. Buckly consulting fees in the aggregate amount of $70,355. As contemplated by the Separation Agreement, Mr. Buckly also served as a part-time non-officer employee of the Company from January 1, 2007 through March 31, 2007, for which he received aggregate cash compensation of $216,858.
     In November 2006, we agreed to a retention and incentive package for Jay Whitehurst, the former President and General Manager of our former Switching Solutions Group (“SSG”), in order to incent Mr. Whitehurst to remain as President and General Manager of SSG and to assist Tekelec while we explored strategic alternatives involving SSG, including the sale of the SSG business. Under this agreement we agreed either to (i) pay Mr. Whitehurst a bonus in the amount of $750,000, in lieu of all benefits to which he would otherwise be entitled under our 1993 Severance Plan, if his employment were terminated by us in connection with the sale of SSG, or (ii) award Mr. Whitehurst 40,000 restricted stock units which would vest in four equal annual installments if he remained an employee of the Company following the closing of a sale of SSG. In connection with the sale of SSG in April 2007, we entered into an Agreement and General Release with Mr. Whitehurst pursuant to which we (a) paid to him in accordance with his retention and incentive arrangement the sum of $750,000, of which $450,000 was paid to him in May 2007 and $300,000 was paid to him in October 2007 and (b) Mr. Whitehurst waived all rights to benefits under our 1993 Severance Plan.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who beneficially own more than 10% of our Common Stock, to file initial reports of ownership of our Common Stock and reports of changes in ownership with the SEC and The Nasdaq Stock Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file.
     Based solely on our review of the copies of such reports furnished to it and written representations from Tekelec’s executive officers and directors, we believe that all reports required to be filed by these officers and directors in accordance with Section 16(a) were filed on a timely basis during and with respect to 2007.
PROPOSAL 2 — APPROVAL OF AMENDMENTS TO
AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN
     The Company’s 2003 Stock Option Plan (the “2003 Plan”) was approved by the Company’s Board of Directors in March 2003 and by its shareholders in May 2003. The 2003 Plan was originally adopted for the purpose of granting stock options to purchase shares of the Company’s Common Stock to employees of and consultants to the Company, and a total of 3,000,000 shares of the Company’s Common Stock has been reserved for issuance thereunder.
     In 2004, the Board of Directors and shareholders of the Company approved amendments to the 2003 Plan authorizing the grant of restricted stock and restricted stock units under the Plan, in addition to the options already authorized for issuance thereunder.
     In March 2008, the Board of Directors approved additional amendments to the 2003 Plan, subject to shareholder approval at the Annual Meeting, to:
•	increase the number of shares of Common Stock issuable under the 2003 Plan by a total of 4,500,000 shares,

•	add directors as persons to whom awards may be granted under the 2003 Plan,

•	authorize the award of share appreciation rights under the 2003 Plan, and

•	provide for awards under the 2003 Plan that qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
     The Board of Directors recognizes that equity incentives such as stock options, restricted stock units, restricted stock awards and share appreciation rights are critical factors in attracting, retaining and motivating employees, directors and consultants, and that equity awards provide recipients with a meaningful opportunity to more closely align their interests with those of the Company’s shareholders. Additional information regarding the proposed amendments to the 2003 Plan is set forth below.
     As of April 1, 2008, 160,910 shares had been issued upon the exercise of options granted under the 2003 Plan, 330,674 shares were subject to outstanding options, 179,749 shares had been issued upon the vesting of restricted stock units, 968,251 shares were subject to outstanding restricted stock units, and 1,273,916 shares (not including the 4,500,000-share increase subject to shareholder approval) remained available for award grants under the 2003 Plan. As of April 1, 2008, 66,448,483 shares of our Common Stock were issued and outstanding.
     Increase in Authorized Shares
     In March 2008, the Board of Directors amended the 2003 Plan, subject to shareholder approval, to increase the number of shares authorized for issuance under the Plan by 4,500,000 shares (i.e., approximately 6.8% of the outstanding shares of the Company’s Common Stock as of April 1, 2008). If the amendment to increase the authorized number of shares by 4,500,000 is approved, then a total of 7,500,000 shares will have been authorized for issuance under the 2003 Plan since its inception.
     Each new employee of the Company at the level of manager or above (and certain key employees) typically receives an equity grant upon commencement of employment and thereafter is eligible to receive annual or other periodic incentive grants. The Board of Directors approved the 4,500,000-share increase under the 2003 Plan in order to ensure the future availability of sufficient shares of the Company’s Common Stock for equity grants and for periodic grants to the Company’s employees and to new employees of the Company, including the employees of any companies acquired by the Company. The Board believes that the increase will put the Company in a position to offer competitive compensation packages to its employees, consultants and directors. If the increase is approved, the Board believes that the shares available for equity grants under the 2003 Plan should be sufficient to meet the Company’s presently anticipated equity grant needs for its employees, consultants and directors until at least the date of the Company’s Annual Meeting of Shareholders in 2009. If the increase is not approved at the Annual Meeting, we will continue to grant equity awards under the 2003 Plan until the shares reserved for issuance under the Plan have been depleted or increased by future amendment to the 2003 Plan.
     The Company does not believe that the number of shares currently authorized and available for equity grants under the 2003 plan is sufficient for our business purposes. Specifically, we do not believe that we have sufficient ability to provide the equity incentives that will enable us to remain competitive in successfully attracting new employees and, importantly, in motivating and retaining our current employees who are not eligible to receive grants under our Amended and Restated 2004 Equity Incentive Plan for New Employees (the “2004 Plan”). Of the 9,135,210 options outstanding as of April 1, 2008 under the 2003 Plan and our other equity incentive plans, options to purchase 6,401,885 shares were “underwater” or “out-of-the-money,” meaning that the exercise price exceeded the market price of our Common Stock as of that date (as measured by the closing sales price on the Nasdaq Global Select Market). These outstanding underwater grants have limited effectiveness in motivating, retaining and/or compensating our employees and directors who hold them.
     Because of our limited ability to make equity grants under the 2003 Plan, since August 2004, we have granted equity awards to our new employees under the 2004 Plan which has not been approved by our shareholders. In adopting and making grants under the 2004 Plan, we have relied on the “inducement grant” exception to the Nasdaq shareholder approval requirement for equity incentive awards. If the amendments to the 2003 Plan are approved, our Board has provided for the 2004 Plan to automatically terminate, and we will thereafter make equity grants, including to our new employees, under the 2003

Plan. The 2004 Plan is currently of limited usefulness to us in connection with our equity compensation programs, because grants can only be made to new employees upon the commencement of their employment. If the amendments are approved and shares are instead authorized for issuance under the 2003 Plan, then we will be able to make grants to existing as well as to new employees.
     The following table shows that the amendments will result in only a limited increase – by approximately 5.5% from 15,131,363 shares to 15,963,802 shares — in the total number of shares reserved for issuance under our equity incentive plans. Specifically, the table sets forth the total number of shares reserved under all of our equity incentive plans (other than our Amended and Restated 2005 Employee Stock Purchase Plan) for outstanding awards and for the grant of future awards (i) as of April 1, 2008 and (ii) immediately after the Annual Meeting, assuming that the amendments are approved and that the number of shares subject to outstanding awards does not change between April 1, 2008 and the date of the Annual Meeting:

					Total Shares Subject to
	No. of Shares		Shares Available		Outstanding Grants and
	Subject to		for Future Grants		Available for Future Awards
	Outstanding		Amendments	Amendments	Amendments	Amendments
	Awards		Not Approved	Approved	Not Approved	Approved
Amended and Restated 2003 Equity Incentive Plan	1,298,925	(1)	1,273,916	5,773,916	2,572,841	7,072,841

Amended and Restated 2004 Equity Incentive Plan for New Employees	3,728,185	(2)	3,652,560	0	7,380,745	3,728,185

Amended and Restated 1994 Stock Option Plan	4,742,777	(3)	0	0	4,742,777	4,742,777

Amended and Restated Non-Employee Director Stock Option Plan	419,999	(3)	15,001	0	435,000	419,999

TOTAL:	10,189,886	(4)	4,941,477	5,773,916	15,131,363	15,963,802

(1)	Consists of 330,674 shares subject to outstanding stock options and 968,251 shares subject to unvested RSUs.

(2)	Consists of 3,304,060 shares subject to outstanding stock options and SARs and 424,125 shares subject to unvested RSUs.

(3)	Consists of shares subject to outstanding options.

(4)	Weighted-average exercise price of outstanding options and SARs as of April 1, 2008 was $17.32, and their average contractual term was 2.94 years.
     Beginning in 2003 and continuing in 2004, we completed several acquisitions that required us to grant substantial numbers of stock options and other equity incentives to the employees of the acquired entities. These grants, together with other grants under our equity incentive plans, resulted in a 59% increase in the number of shares subject to outstanding equity awards between January 1, 2003 and December 31, 2004. This approximately 8,600,000-share increase was disproportionately large compared to the increase in the total number of our outstanding shares during that same period. During this same time period, we also adopted the 2004 Plan under which we reserved additional shares of Common Stock for the grant of equity incentives to new employees. As a result of the adoption of the 2004 Plan and the high level of equity grants in 2003 and 2004, the number of shares of our Common Stock reserved for issuance under our equity incentive plans (whether subject to outstanding equity awards or reserved for future awards) as a percentage of the total number of shares of our Common Stock outstanding, which we refer to as “stock option overhang,” increased to approximately 40% as of December 31, 2005.

     Recognizing the need to maintain a proper balance between attracting and retaining employees through the grant of equity incentives and minimizing the resulting dilution to our shareholders, beginning in early 2006 and in an effort to reduce the number of stock options outstanding and the stock option overhang from their levels as of December 31, 2005 we made the following modifications to our policies and practices relating to the grant of equity incentives under the 2003 and 2004 Plans:
•	generally limiting the population of employees eligible for equity grants to managers and above, and certain other key employees;

•	generally reducing the size of equity grants to new and existing employees;

•	generally reducing the contractual life of new stock option grants from an average of approximately seven years to six years;

•	granting share appreciation rights under our 2004 Plan, which resulted in significantly less potential dilution to our shareholders than stock options due to the net share feature; and

•	granting restricted stock units under both our 2003 and 2004 Plans, which enabled us to further reduce dilution to shareholders by reducing the grant size relative to our previous grants of stock options.
     In April 2007, we sold our former Switching Solutions Group (“SSG”) business and, as a result, stock options held by former SSG employees to purchase approximately 3,000,000 shares were cancelled and stock options held by former SSG employees to purchase approximately 1,300,000 shares were exercised. These cancellations and exercises had the effect of decreasing our stock option overhang.
     In 2007, we also engaged in a share repurchase program in which we repurchased approximately 4,100,000 shares of our Common Stock, and this had the effect of increasing stock option overhang but was deemed to be in the best interests of our shareholders.
     As a result of our evolving equity grant policies and practices and the divestiture of SSG, and even with our 2007 share repurchase program, we significantly reduced our stock option overhang from approximately 40% as of December 31, 2005 to approximately 26% as of December 31, 2007.
     We intend to continue to be diligent in balancing the need to attract and retain our employees with the need to minimize dilution to our shareholders. We are requesting that our shareholders approve an increase in the number of shares available for grant by 4,500,000 shares, which increase will result in limited new potential dilution to our shareholders but which, by essentially “shifting” shares from the 2004 Plan to the 2003 Plan, will provide us with the critical ability to utilize the shares to grant equity incentives to our existing and new employees rather than only to our new employees. By shifting the shares between the 2004 Plan and the 2003 Plan, our stock option overhang will not increase from the current level of 26%. We believe that our current equity grant practices, together with the amendments to the 2003 Plan and the subsequent cancellation of the 2004 Plan and our Director Plan, will continue to align the interests of our employees and management with the interests of our shareholders.

     Share Appreciation Rights
     Under the 2003 Plan, the Company has granted long-term incentive awards to the Company’s employees and consultants in the form of stock options and restricted stock units. In March 2008, the Board of Directors amended the 2003 Plan, subject to shareholder approval, to authorize the Company to grant share appreciation rights under the 2003 Plan as a new and additional component of its long-term incentive compensation program. The Company believes that the use of these types of awards is consistent with current trends in employee equity compensation programs and with the Company’s goals in implementing its long-term incentive compensation policies. The Board of Directors also believes that it is important for the Company to have the flexibility to grant share appreciation rights as part of the Company’s incentive compensation program. The Board believes that equity incentives such as share appreciation rights are critical factors in attracting, retaining and motivating employees, and that adding share appreciation rights to the 2003 Plan will enable us to remain competitive with our equity compensation program.
     In the event that the 2003 Plan is amended to provide for the grant of share appreciation rights, the shares authorized for issuance under the 2003 Plan, including the additional shares authorized for issuance under the 2003 Plan as a result of the amendments, will be available for the grant of share appreciation rights, as well as for the grant of restricted stock, restricted stock units and stock options, under the Plan.
     Performance-Based Compensation
     The amendments include provisions that are structured with the intention of allowing the Company, in its discretion, to make restricted stock unit and restricted stock awards under the 2003 Plan that qualify as “performance-based” compensation and are fully deductible by the Company under Section 162(m) of the Code.
     In general, Section 162(m) denies a publicly-held company a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. An exception to this rule applies to “performance-based” compensation paid pursuant to a stock incentive plan that is approved by shareholders and specifies, among other things, the maximum number of shares with respect to which awards may be granted to eligible participants during a specified period. The 2003 Plan contains such a limit with respect to stock options and, as amended by the Board, provides for such limits with respect to restricted stock units, restricted stock awards and SARs.
     In order for grants of restricted stock units and restricted stock awards to covered persons to qualify as performance-based compensation, the grants must include performance criteria, and the performance criteria must be approved by a company’s shareholders.
     We are asking our shareholders to approve the following list of performance criteria for the grant of performance-based restricted stock units or restricted stock awards under the 2003 Plan. If the amendments are approved and if we grant to covered persons restricted stock units and/or restricted stock awards that are subject to the achievement of performance goals established by the Committee relating to one or more of the following criteria approved by our shareholders, the related compensation expense should be deductible because the criteria will meet the requirements of Section 162(m). The listed performance criteria may be applied to the Company and/or to any affiliate, subsidiary, division or business unit of the Company (although we do not currently have divisions or business units) and may be applied, as applicable, to individual performance. The criteria for a particular award may be a combination of different types of criteria and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period. Performance may be measured annually or cumulatively over a longer period of time. We expect that our Compensation Committee in the future will consider increasing the use of performance-based vesting under appropriate circumstances, and the amendments will allow us maximum flexibility in this regard.
     The specific performance criteria that we are asking our shareholders to approve at the Annual Meeting so that the criteria may be used, in the discretion of the Compensation Committee, to establish performance goals for covered persons that will result in tax deductibility under Section 162(m), are set forth below:
revenue
operating income or net operating income
orders
return on equity
return on assets or net assets
cash flow
share price performance
return on capital
earnings
earnings per share
shareholder return and/or value (including but not limited to total shareholder return)
economic value added
economic profit
ratio of operating earnings to capital spending
EBITDA
EBIT
costs
operating earnings
gains
product development
client development
leadership
project progress
project completion
increase in total revenues
net income
operating cash flow
net cash flow
retained earnings
budget achievement
return on capital employed
return on invested capital
cash available to the company from a subsidiary or subsidiaries expense spending
gross margin
net margin
market share
operating profits (including earnings before or after income taxes, depreciation and amortization)
net profits
earnings per share growth
profit returns and margins
stock price
working capital
business trends
production cost
project milestones
capacity utilization
quality
economic value added
operating efficiency
diversity
debt
dividends
bond ratings
corporate governance
health and safety
     In order for an award to qualify as performance-based under 162(m), the performance goals for each participant and the amount payable if the goals are met will be required to be established in writing for each specified period of performance no later than 90 days after the commencement of the period of service to which the performance goals relate and while the outcome of whether or not the goals will be achieved is substantially uncertain. In no event, however, may the goals be established after 25% of the period of service to which the goals relate has elapsed. The performance goals are required to be objective, and the goals and the amount payable for each performance period if the goals are achieved will be set forth in the applicable award agreement. We will not pay any amounts or vest restricted stock units or stock awards for any participant for any performance period unless and until our Compensation Committee has certified that the performance goals and any other material terms for payment or vesting were in fact satisfied.
     Director Eligibility
     The amendments approved by the Board and proposed for approval at the Annual Meeting also include the addition of our non-employee directors to the categories of persons eligible to receive equity grants under the 2003 Plan. Our directors are currently eligible under our Amended and Restated Director Stock Option Plan (the “Director Plan”) to receive automatic grants of stock options upon their initial election and any re-election to the Board. The Director Plan was initially approved by our shareholders in May 2002, and the current terms of the automatic formula option grants under the Director Plan were approved by our shareholders in May 2004. The Board wishes to add directors to the 2003 Plan in order to increase the Company’s flexibility in awarding compensation to directors, including flexibility in determining the timing, nature and size of equity grants to our directors and in from time to time modifying the components of the equity compensation program for our directors.
     If the amendments are approved at the Annual Meeting, our Board has provided for the Director Plan to automatically terminate as of the date of the Annual Meeting and without the automatic grant of any options to the non-employee directors who are re-elected or elected on that date. If the amendments are not approved by our shareholders, then the Director Plan will continue in effect and the 15,001 shares remaining available for grants under the Director Plan will be allocated pro rata to options granted on the date of the Annual Meeting to the non-employee directors re-elected or elected at the Annual Meeting. See “Proposal 1 – ELECTION OF DIRECTORS – Compensation of Directors” above.
     If the 2003 Plan is amended to include our non-employee directors, we will have greater flexibility in determining the types and sizes of the equity grants that are from time to time provided to those directors.
     If the amendments to the 2003 Plan are approved at the Annual Meeting, our Board, based on the recommendation of the Compensation Committee, has approved for 2008 the following annual equity grants to our non-employee directors:
     (i) on the date of the Annual Meeting and for non-employee directors re-elected or elected at the Annual Meeting (including Mr. Prabhu if he is elected), 8,000 restricted stock units, which restricted stock units would vest in full one year after the grant date as long as the holder remained a non-employee director of the Company through the vesting date; and
     (ii) on the date of the Annual Meeting and if Mr. Prabhu is elected as a director, and because this would be his initial election to the Board, a grant to Mr. Prabhu of 10,000 additional restricted stock units vesting in three equal annual installments commencing one year following the grant date and provided Mr. Prabhu remains a non-employee director of the Company as of each vesting date.
     If the amendments to the 2003 Plan are approved at the Annual Meeting, future annual equity grants (such as stock options, restricted stock units and/or other equity awards) will be made to our non-employee directors by the Board upon the recommendation of the Compensation Committee. Our Compensation Committee and Board of Directors made their decisions regarding the proposed addition of non-employee directors to the 2003 Plan and the related termination of the Director Plan after reviewing the recommendations of our independent compensation consultant regarding a review of our current director cash and equity compensation programs. If the amendments to the 2003 Plan are approved, we will also make changes in the cash compensation that we pay to our non-employee directors by eliminating Board and committee meeting attendance fees, effective July 1, 2008. See “ELECTION OF DIRECTORS – Compensation of Directors” above.
     AT THE ANNUAL MEETING, THE SHAREHOLDERS WILL BE REQUESTED TO CONSIDER AND APPROVE THESE AMENDMENTS TO THE 2003 PLAN. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF THE COMPANY’S COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE REQUIRED TO APPROVE THESE AMENDMENTS TO THE 2003 PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 2003 PLAN.

Amended Plan Benefits
     Employees, including executive officers and directors of and consultants to the Company and its subsidiaries, are currently eligible to receive equity grants under the 2003 Plan, and equity grants may not be made to directors of the Company who are not also employees. If the amendments are approved by the shareholders at the Annual Meeting, however, non-employee directors will also be eligible to receive awards under the Plan.
     Because awards under the 2003 Plan are granted at the sole discretion of the Compensation Committee of the Company’s Board of Directors to whom the Board of Directors has delegated the administration of the 2003 Plan (and because, if the amendments are approved, awards to the directors will be made at the sole discretion of our Board of Directors), the Company cannot determine at this time which individuals or classes of persons (e.g., employees, executive officers, directors or consultants) would receive future grants of awards under the 2003 Plan or what the nature and size of those awards would be, except as set forth below with respect to non-employee directors for 2008 in the event the amendments to the 2003 Plan are approved at the Annual Meeting. We expect, however, that following the Annual Meeting, the Compensation Committee may make 2008 equity incentive awards to our executive officers (other than Mr. Rush, who received an award in February 2008), and that the nature and size of any such awards would be affected by whether the amendments are approved at the Annual Meeting.
     The following table sets forth certain information regarding the restricted stock units that would be granted as of the date of the Annual Meeting to our non-employee director nominees if this Proposal 2 (i.e., the amendments to the 2003 Plan) is approved by the Company’s shareholders at the Annual Meeting and if all such directors are elected or re-elected, as applicable, to our Board of Directors.
RESTRICTED STOCK UNITS

		Number of Restricted
Name and Position	Dollar Value($)	Stock Units(1)
Non-Executive Director Group (8 persons)	$917,600(2)	74,000

(1)	If the amendments to the 2003 Plan are approved by the Company’s shareholders at the Annual Meeting and all of the eight non-employee director nominees are elected at the Annual Meeting, each such director would receive 8,000 restricted stock units that would vest in full one year after the grant date, as long as the director continues to be a non-employee director of the Company on the vesting date. In addition, the one non-employee director elected to our Board for the first time at the Annual Meeting would receive 10,000 restricted stock units that would vest in three equal annual installments after the grant date, as long as he continues to be a non-employee director of the Company on the vesting date.

(2)	If the amendments to the 2003 Plan are approved by the Company’s shareholders at the Annual Meeting, these restricted stock units would be granted on the date of the Annual Meeting. Accordingly, the dollar value of the benefit as of that date cannot be determined as of the date of this Proxy Statement. Assuming a market value on the date of grant equal to the closing sales price of the Company’s Common Stock on March 28, 2008 (i.e., $12.40), the market value of the restricted stock units on the date of grant would be $917,600.
Summary of 2003 Plan
     A summary of the principal provisions of the 2003 Plan is set forth below and is qualified in its entirety by reference to the 2003 Plan. A copy of the 2003 Plan is available from the Company’s Corporate Secretary upon written request to: Corporate Secretary, Tekelec, 5200 Paramount Parkway, Morrisville, NC 27560. A copy of the proposed amended and restated 2003 Plan, including the amendments subject to shareholder approval at the Annual Meeting, is also filed electronically with the SEC with this Proxy Statement.
Purpose
     The purposes of the 2003 Plan are to (i) attract and retain the services of employees and consultants who the Company believes are in a position to make material contributions to the successful operation of the Company’s business; (ii) motivate such persons, by means of performance-related incentives, to achieve the Company’s business goals; and (iii) enable such persons to participate in the long-term growth and financial success of the Company by providing them with an opportunity to purchase and otherwise acquire (for example, through the vesting of restricted stock units) stock of the Company. If the amendments are approved, the 2003 Plan will also serve to assist us in attracting, retaining and motivating our non-employee directors and to enable them to participate in the success of the Company.
Administration
     The 2003 Plan is required to be administered by a committee designated by the Board of Directors and comprised of not less than two directors who are (a) “independent directors” under applicable Nasdaq rules, (b) ”non-employee directors” under Rule 16b-3 of the Exchange Act of 1934, as amended, and (c) ”outside directors” under Section 162(m) of the Code. The Board has designated the Compensation Committee, which is currently comprised of three directors, to administer the 2003 Plan. Subject to the provisions of the 2003 Plan, the Compensation Committee has the authority, in its sole discretion, to approve grants under the 2003 Plan, to interpret the provisions of the 2003 Plan and, subject to the requirements of applicable law, to prescribe, amend and rescind rules and regulations relating to the 2003 Plan. The Compensation Committee’s interpretation and construction of any provision of the 2003 Plan is final and binding.
     As administrator of the 2003 Plan, the Compensation Committee selects the award recipients and determines the type of equity award – e.g., option (i.e., incentive or nonstatutory), restricted stock units or restricted stock awards and, if the amendments are approved at the Annual Meeting, share appreciation rights — and the number of shares to be subject to each grant. In making these determinations, the Compensation Committee takes into account a number of factors including, with respect to the recipient and as applicable, the individual’s position and responsibilities, individual performance, salary, previous equity grants (if any), length of service to the Company and other relevant factors.
     If the amendments are approved at the Annual Meeting, the Board of Directors will, in its discretion and after seeking the recommendation of the Compensation Committee, approve the terms of any equity awards under the 2003 Plan to non-employee directors.

Eligibility
     The 2003 Plan provides that equity grants may be made to employees of and consultants to the Company and its affiliates, including the Company’s subsidiaries; provided, however, that consultants may only be granted nonstatutory stock options. The Company also may not grant incentive stock options to any person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of the Company, unless the option exercise price is at least 110% of the fair market value for the stock subject to the options on the date of grant and the term of the option does not exceed five years from the date of grant. If the amendments to the 2003 Plan are approved at the Annual Meeting, the 2003 Plan will also provide for our non-employee directors to be eligible to receive equity grants thereunder.
     As of February 1, 2008, approximately 150 persons held outstanding grants under the 2003 Plan. As of that date, the Company had a total of approximately 965 employees, including employees already holding awards granted under the 2003 Plan, who met the eligibility requirements to be granted awards under the 2003 Plan.
Types of Awards
     Options
     Options granted under the 2003 Plan are either “incentive stock options” as defined in Section 422 of the Code or nonstatutory stock options that do not meet the requirements of Section 422. The stock option agreement between the Company and the individual optionee will state whether the options covered thereby are intended to be incentive stock options or nonstatutory stock options. Options that are intended to qualify as incentive stock options are subject to certain restrictions or requirements in order to assure their qualification under Section 422 of the Code.
     The aggregate fair market value (determined as of the grant date) of the stock for which an optionee may be granted incentive stock options that first become exercisable during any one calendar year under all of the Company’s plans may not exceed $100,000. In addition, the maximum number of shares which may be awarded as options under the 2003 Plan during any calendar year to any one optionee may not exceed 1,000,000 shares. The optionee must earn the right to exercise the option by continuing to work for the Company, and options are exercisable at such times and in such cumulative installments as the Compensation Committee determines, subject to earlier termination of the option upon termination of the optionee’s employment for any reason. The form of payment for shares to be issued upon exercise of an option is determined by the Compensation Committee and may consist of, as determined with respect to each option by the Compensation Committee, cash, check, previously owned shares of Common Stock, a promissory note, payment pursuant to a “cashless exercise” program, a combination of the foregoing or such other consideration as is determined by the Compensation Committee.
     The exercise price per share for the shares issued pursuant to the exercise of an option is determined by the Committee and may not be less than 100% of the fair market value of the Common Stock on the grant date. The fair market value of the Common Stock on the date of an option grant is equal to the closing sales price of the Company’s Common Stock as reported on the Nasdaq Global Select Market. On March 28, 2008, the closing sales price of the Company’s Common Stock on the Nasdaq Global Select Market was $12.40 per share. Without shareholder approval, the Committee does not have the authority to amend or adjust the exercise price of any options previously granted under the 2003 Plan (except as required to reflect stock dividends or other similar events), whether through amendment, cancellation, replacement grant or other means.

     Unless an award agreement provides otherwise, if an optionee’s employment with the Company is terminated for any reason other than death or total and permanent disability, his or her options may be exercised within 90 days after such termination as to all or any part of the shares as to which the optionee was entitled to exercise the option at the time of termination. If an optionee should die or become permanently and totally disabled while employed by the Company, his or her options may be exercised at any time within 180 days, or such longer period not exceeding one year as may be determined by the Compensation Committee at the time of grant, after such death or disability, but only to the extent the optionee was entitled to exercise the options at the date of his or her termination of employment due to such death or disability. Options may not have a term greater than ten years from the grant date, except that in certain cases, the maximum term is five years.
     Options are nontransferable by the optionee, other than by will or the laws of descent and distribution or in a transfer between spouses incident to a divorce, and are exercisable only by the optionee during his or her lifetime or, in the event of the death of the optionee, by the estate of the optionee or by a person who acquires the right to exercise the options by bequest or inheritance.
     Restricted Stock Units
     The 2003 Plan currently authorizes the grant of restricted stock units. Restricted stock units evidence the right to receive shares of Tekelec Common Stock at a designated time in the future if a participant is employed by the Company at the end of the applicable vesting period. The Compensation Committee determines the vesting dates and any other conditions or restrictions applicable to a restricted stock unit award. As soon as practicable after the time stated in the award agreement as the vesting date and provided that all conditions for the issuance of shares have been satisfied, shares of Common Stock equal to the number of vested restricted stock units vesting on that date will be distributed to the grantee. A grantee of a restricted stock unit has no rights as a Tekelec shareholder such as rights to vote or receive dividends or other distributions, until the stock has been distributed to the participant. The Company may grant dividend equivalents to holders of restricted stock units. If restricted stock units are granted and cash dividends are paid on the Company’s Common Stock in the future, the Company would be placing holders of restricted stock units in the same economic position as holders of restricted stock. The Company has no present intention to grant any such dividend equivalents.
     The maximum number of RSUs which may be awarded under the 2003 Plan during any calendar year to any one recipient may not exceed 1,000,000.
     If the amendments are approved, we will be in a position to grant, from time to time and as deemed appropriate by the Committee, restricted stock units and restricted stock awards that qualify as performance-based compensation for purposes of Section 162(m) under the Code.
     If a participant’s employment or consulting relationship with the Company terminates for any reason prior to the end of the applicable vesting period for restricted stock units, the participant typically forfeits all rights to the shares with respect to which the restricted stock units are not then vested.
     Awards are generally nontransferable by the recipient prior to vesting, other than by will or the laws of descent and distribution or in a transfer between spouses incident to a divorce.
     Restricted Stock
     Restricted stock is an award of Tekelec Common Stock that is subject to restrictions determined by the Compensation Committee, including forfeiture conditions and restrictions against transfer for a specified period of time, as the Committee may determine at the time of the grant. Restricted stock awards may be granted without payment by the participant. The restrictions on restricted stock may lapse in installments based on factors, including continuing employment with the Company, determined by the Compensation Committee. In addition, the Compensation Committee has discretion to waive or accelerate the lapsing of restrictions in whole or in part. Until all restrictions are satisfied, lapsed or waived and unless otherwise provided by the Compensation Committee, the Company will typically maintain custody over the restricted shares and the grantee of the restricted shares will have the rights of a Tekelec shareholder with respect to the shares, including the right to vote and receive any cash dividends on the restricted stock. Any stock dividends on shares of restricted stock will be treated as additional shares under the restricted stock award and will be subject to the same restrictions and other terms and conditions as the restricted stock on which the stock dividend was paid.
     The maximum number of shares subject to restricted stock awards which may be granted under the 2003 Plan during any calendar year to any one recipient may not exceed 1,000,000.
     If a participant’s employment or consulting relationship with the Company terminates for any reason prior to the end of the applicable vesting period for restricted stock awards, the participant typically forfeits all rights to the shares for which the forfeiture period has not expired.
     During the period in which any shares subject to a restricted stock award are restricted, the shares may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution or in a transfer between spouses incident to a divorce.
     Share Appreciation Rights
     The amendments provide for the grants of share appreciation rights (“SARs”) under the 2003 Plan. A SAR entitles the participant, upon exercise, to receive a payment based on the excess of the fair market value of a share of Tekelec Common Stock on the date of exercise over the base price of the SAR, multiplied by the applicable number of shares of Tekelec Common Stock subject to the SARs that are being exercised. SARs may be granted on a standalone basis or in tandem with a related stock option. The base price of SARs may not be less than the fair market value of a share of Tekelec Common Stock on the date of grant. The Compensation Committee will determine the vesting requirements and the payment and other terms of SARs, including the effect of termination of service of a participant, which may be similar to the effect of termination of employment on outstanding options. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified performance goals established by the Committee (or Board in the case of non-employee directors), or both. We expect that SARs, if granted, would typically terminate on the six-year anniversary of the date of grant. The Committee (or Board in the case of non-employee directors) will, however, retain discretion to provide for an exercise period of up to ten years. SARs may be payable in shares of Tekelec Common Stock or in cash, or in a combination of both.
     SARs will be nontransferable by the holder, other than by will or the laws of descent and distribution or in a transfer between spouses incident to a divorce, and will be exercisable only by the holder during his or her lifetime or, in the event of the death of the holder, by the estate of the holder or by a person who acquires the right to exercise the SARs by bequest or inheritance.
     Since August 2006, we have issued, principally to our officers, SARs under our Amended and Restated 2004 Equity Incentive Plan for New Employees but we have not been authorized to grant SARs under the 2003 Plan.

Adjustment upon Changes in Capitalization or Control
     In the event that a change, such as a stock split or stock dividend, is made in the Company’s capitalization which affects the stock for which options or SARs are exercisable under the 2003 Plan, appropriate adjustment will be made in the exercise price of and the number and type of shares covered by outstanding awards and in the number and type of shares available for issuance under the 2003 Plan. The adjustment will prevent dilution or enlargement of rights in any such event. In general, unless the terms of an award expressly provide otherwise, in the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company or the merger, consolidation or reorganization of the Company with or into another corporation as a result of which the Company is not the surviving corporation, the Compensation Committee, in its discretion, shall (1) make provision for the assumption of all outstanding awards by the successor corporation, (2) declare that awards shall terminate as of a date fixed by the Board which is at least 30 days after the notice thereof to the participant and give each participant the right to exercise his or her options or SARs as to all or any part of the shares covered by such awards, including shares as to which the award would not otherwise be exercisable (other than shares as to which the award is not exercisable because the exercise period for those shares has expired), or (3) cause any awards outstanding as of the effective date of such event to be cancelled in consideration of a cash payment or the grant of an alternative option or award (whether by the Company or any entity that is a party to the transaction), or a combination thereof, to the holder of the cancelled award, provided that the payment and/or grant are substantially equivalent in value to the fair market value of the cancelled awards, as such equivalency is determined by the Compensation Committee.
Amendment, Termination and ERISA Status
     The Compensation Committee may amend or terminate the 2003 Plan at any time or from time to time without the approval of the Company’s shareholders; provided, however, that approval of the holders of voting shares represented and entitled to vote at a valid meeting of shareholders is required for any amendment to the 2003 Plan which would: (a) increase the number of shares which may be issued thereunder other than in connection with an adjustment upon changes in capitalization; (b) materially change the designation of the class of persons eligible to participate; (c) remove the administration of the 2003 Plan from the Board of Directors or its committee; (d) extend the term of the 2003 Plan beyond its initial ten-year term; (e) materially increase the benefits to participants under the 2003 Plan; or (f) materially modify the requirements as to eligibility for participation. In any event, the 2003 Plan will terminate on the tenth anniversary of its adoption by the Company’s Board of Directors (i.e., on March 25, 2013), provided that any awards then outstanding will remain outstanding until they expire by their terms.
     The 2003 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
Tax Information
     The federal tax consequences of equity awards are complex and subject to change. The following discussion is only a brief summary of the general federal income tax laws and interpretations thereof currently in effect and applicable to equity awards. All such laws and interpretations are subject to change at any time, possibly with retroactive effective. A taxpayer’s particular situation may be such that some variation of the general rules may apply. This summary is not intended to be exhaustive and, among other things, does not cover the state, local or foreign tax consequences of awards under the 2003 Plan, the disposition of shares acquired upon exercise or vesting of such awards or federal estate tax or state estate, inheritance or death taxes.

     Incentive Stock Options
     If an option granted under the 2003 Plan is treated as an “incentive stock option” as defined in Section 422 of the Code, the optionee will not recognize any income for regular income tax purposes upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal tax purposes. As discussed below, the tax treatment to the optionee and the Company upon an optionee’s sale of the shares will depend primarily upon whether the optionee has met certain holding period requirements at the time of sale. In addition, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability in the year of exercise.
     If an optionee exercises an incentive stock option and does not dispose of the shares received within the period ending on the later of (i) two years from the date of the grant of such option or (ii) one year after the exercise of the option, any gain realized upon disposition of the shares should generally be characterized as long-term capital gain. The amount of gain realized on the disposition of the shares will be equal to the difference between the amount realized on the disposition and the optionee’s tax basis (typically, the exercise price) in the shares. If the optionee does not dispose of the shares within the holding period specified above, the Company will not be entitled to a federal income tax deduction at any time.
     If an optionee disposes of the shares either within two years from the date the option is granted or within one year after the exercise of the option, the disposition will be treated as a “disqualifying disposition” for federal income tax purposes, and an amount equal to the difference between (1) the lesser of the fair market value of the shares on the date of exercise and the amount realized on the disposition, and (2) the exercise price will be taxed as ordinary income subject to a maximum marginal federal income tax rate of up to 35% in the taxable year in which the disposition occurs. The excess, if any, of the amount realized over the fair market value of the shares at the time of the exercise of the option will be treated as short-term or long-term capital gain, as the case may be (depending upon whether the optionee held the shares disposed of for more than one year), and any loss will be treated as capital loss. An optionee will be generally considered to have disposed of shares if he or she sells, exchanges, makes a gift of or transfers legal title to such shares (except by pledge, in certain non-taxable exchanges, in an insolvency proceeding, incident to a divorce, or upon death).
     The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability in the year of exercise because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the exercise price is an adjustment in determining an optionee’s alternative minimum taxable income for such year. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option. If a disqualifying disposition occurs in the same year as an option is exercised, the amount of ordinary income resulting from the disposition would generally offset any adjustment to alternative minimum taxable income for the year of exercise. In the case of a disqualifying disposition which occurs after the year of exercise, an individual would be required to recognize alternative minimum taxable income in the year of exercise and ordinary income in the year of the disqualifying disposition in an amount determined under the rules described above, but subject to a credit for part or all of the alternative minimum tax paid in prior years. Optionees are urged to consult their tax advisors concerning the applicability of the alternative minimum tax to their own circumstances.
     There is no income or employment tax withholding by the Company upon an optionee’s exercise of incentive stock options.
     In general, there are no federal income tax consequences to the Company upon the grant, exercise or termination of an incentive stock option. However, in the event an optionee sells or disposes of stock received upon the exercise of an incentive stock option prior to satisfying the two-year and one-year holding periods described above, the Company will be entitled to a deduction for federal income tax purposes in the year of the disposition in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided the Company has satisfied its reporting obligations under the Code.
     Nonstatutory Stock Options
     Nonstatutory stock options granted under the 2003 Plan do not qualify as “incentive stock options” and, accordingly, do not qualify for any special tax benefits to the optionee. An optionee will not recognize any income at the time he or she is granted nonstatutory stock options, assuming that the options are not actively traded on an established market and will have no readily ascertainable fair market value at the time of grant. However, upon exercise of a nonstatutory stock option, the optionee will generally recognize ordinary income for federal income tax purposes measured by the excess of the then fair market value of the shares over the exercise price of the option. The income realized by the optionee will be treated as compensation income subject to income and employment tax withholding by the Company generally payable from the other compensation paid to the optionee. If those earnings are insufficient to pay the required withholding tax, the optionee will be required to make a direct payment to the Company to cover the withholding tax liability.
     Upon a sale of any shares acquired pursuant to the exercise of a nonstatutory stock option, the difference between the sale price and the optionee’s tax basis in the shares will be treated as a long-term or short-term capital gain or loss, as the case may be, depending on the optionee’s holding period for the shares, without “tacking on” any holding period for the option. The optionee’s tax basis for determination of such gain or loss will ordinarily be the sum of (1) the amount paid for the shares (i.e., the exercise price), plus (2) any ordinary income recognized as a result of the exercise of the option. In general, if the optionee has held the shares for more than one year at the time of sale, the capital gain will be subject to a maximum federal income tax rate of 15%. If the holding period for the shares is shorter, the federal income tax rate could be as high as 35%.
     In general, there are no federal tax consequences to the Company upon the grant or termination of a nonstatutory stock option or the sale or disposition of the shares acquired upon exercise of a nonstatutory stock option. However, upon the exercise of a nonstatutory stock option, the Company will generally be entitled to a deduction to the extent and in the year that ordinary income from the exercise of the option is recognized by the optionee, provided that the Company has satisfied its withholding and reporting obligations under the Code and Income Tax Regulations relating to the reporting of the transaction to the Internal Revenue Service and the optionee.
     Restricted Stock Unit Awards
     A participant generally will recognize no income upon the grant of a restricted stock unit award. Upon the issuance of shares once the restricted stock units have vested, participants normally will recognize ordinary income in the year of receipt in an amount equal to any cash dividends received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes, which withholding obligation may generally be satisfied through surrender of otherwise issuable shares. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date on which the restricted stock units are vested, will be taxed as capital gain or loss. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the vesting date, except to the extent such deduction is limited by applicable provisions of the Code.

     Restricted Stock Awards
     A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the date on which the risk of forfeiture as to the shares terminates. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If shares issued to a participant are not substantially vested when issued, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be treated as the measurement date for determining his or her compensation income by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date of taxation, will be taxed as long-term or short-term capital gain or loss depending on whether the participant’s holding period for the shares is greater than one year. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the date of taxation, except to the extent such deductions are limited by applicable provisions of the Code.
     Share Appreciation Rights
     Generally, the recipient of a standalone SAR will not recognize taxable income at the time the SAR is granted. If a participant receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If a participant receives the appreciation inherent in the SARs in stock, the spread between the then current fair market value of the stock and the base price will be taxed as ordinary income to the recipient at the time the stock is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.
     Section 162(m)
     As described above, the compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are, however, exempt from the limitations of Section 162(m), and the Company would be allowed the full federal tax deduction otherwise permitted for such compensation. Options and SARs that vest over time generally qualify as performance-based compensation for purposes of 162(m). If the amendments to the 2003 Plan are approved at the Annual Meeting, the 2003 Plan will enable the Company, in the discretion of the Compensation Committee, to grant to covered employees restricted stock units and restricted stock awards that will be exempt from the deduction limits of Section 162(m). Nothing in this proposal, however, precludes the Company from making any grant of restricted stock units and restricted stock awards that do not qualify for tax deductibility under Section 162(m).
     Section 409A
     Acceleration of income, additional taxes and interest apply to nonqualified deferred compensation that is not compliant with Section 409A of the Code. To be compliant with Section 409A, rules with respect to the timing of elections to defer compensation, distribution events and funding must all be satisfied. The Board has adopted amendments to the 2003 Plan designed to ensure that awards under the Plan will not be subject to adverse tax consequences applicable to deferred compensation under Section 409A.

PROPOSAL 3 — RATIFICATION OF
APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of our Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2008, and recommends that our shareholders vote for the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.
Fees Paid to PricewaterhouseCoopers LLP
     The following is a summary of the fees paid or accrued by Tekelec for professional services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2007 and December 31, 2006:

Fee Category	2007	2006
Audit Fees	$1,011,644	$1,289,000
Tax Fees	109,189	332,000
All Other Fees	12,250	10,000

Total Fees	$1,133,083	$1,631,000

     Audit Fees were for professional services rendered for the audit of Tekelec’s annual consolidated financial statements and the review of Tekelec’s consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Audit fees for 2007 also included fees for professional services associated with audit procedures for discontinued operations. Audit fees for 2006 included fees for professional services rendered for the audit of IEX’s stand-alone financial statements required in connection with our 2006 sale of IEX.
     Tax Fees were for professional services for federal and state income tax return preparation and review, tax advice and tax planning. These services consisted primarily of the review of our 2007 and 2006 federal and state income tax returns and consultation on tax matters.
     All Other Fees were for services other than the services reported above. In 2007, these services consisted of continuing professional education training and research tool annual fee. In 2006, these services included revenue recognition training and subscriptions to professional literature.
Policy on Audit Committee Pre-Approval of Audit and Permissible
Non-Audit Services of Independent Registered Public Accounting Firm
     The Audit Committee pre-approves all audit and permissible non-audit services provided by Tekelec’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee has also delegated to the Chairman of the Audit Committee the authority to pre-approve services to be performed by Tekelec’s independent registered public accounting firm. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm and management periodically report to the Audit Committee regarding the extent of services provided by such firm in accordance with these pre-approvals and the fees for the services performed to date.
     The Audit Committee periodically reviews the audit and non-audit services performed by PricewaterhouseCoopers LLP, and the Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of non-audit services to Tekelec is compatible with maintaining the independence of PricewaterhouseCoopers LLP.
OTHER MATTERS
     We currently know of no matters to be submitted at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend.
BY ORDER OF THE BOARD OF DIRECTORS
Stuart H. Kupinsky
Corporate Secretary
Morrisville, North Carolina
April 2, 2008

Appendix A
TEKELEC
AMENDED AND RESTATED
2003 EQUITY INCENTIVE PLAN
1. Establishment and Purposes of the Plan.
     Tekelec hereby establishes this Amended and Restated 2003 Equity Incentive Plan to promote the interests of the Company and its shareholders by (i) helping to attract and retain the services of selected key employees of and persons affiliated with the Company who are in a position to make material contributions to the successful operation of the Company’s business, (ii) motivating such persons, by means of performance-related incentives, to achieve the Company’s business goals and (iii) enabling such persons to participate in the long-term growth and financial success of the Company by providing them with an opportunity to purchase stock of the Company.
2. Definitions.
     The following definitions shall apply throughout the Plan:
     a. “2004 Restatement” shall mean the Tekelec Amended and Restated 2003 Stock Option Plan, as approved by the shareholders of the Company on May 14, 2004.
     b. “Affiliate” shall mean any entity that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, the Company.
     c. “Award” shall mean any Option, SAR, Restricted Stock Award or Restricted Stock Unit granted pursuant to the provisions of the Plan.
     d. “Award Agreement” shall mean any written agreement, contract or other instrument or document, including without limitation an Option Agreement, evidencing and reflecting the terms of any Award granted by the Committee hereunder in such form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve.
     e. “Board” shall mean the Board of Directors of the Company.
     f. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. References in the Plan to any section of the Code shall be deemed to include any amendment or successor provisions to such section and any regulations issued under such section.
     g. “Common Stock” shall mean the common stock, without par value, of the Company.
     h. “Company” shall mean Tekelec, a California corporation, any “subsidiary” corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code, and any Affiliate, whether now or hereafter existing.

     i. “Committee” shall mean the committee of the Board appointed in accordance with Section 4(a) of the Plan or, if no such committee shall be appointed or in office, the Board.
     j. “Continuous Status as an Employee” shall mean the absence of any interruption or termination of employment by the Company. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Committee or in the case of transfers between locations of the Company. Notwithstanding the foregoing, the determination of whether a termination of employment or service has occurred shall be made in a manner consistent with Section 409A of the Code, to the extent necessary to avoid the adverse tax consequences thereunder.
     k. “Dividend Equivalent” shall mean any right granted under Section 9(b) of this Plan.
     l. “Employee” shall mean any employee of the Company, including officers and directors who are also employees and, for purposes of eligibility for Awards other than Incentive Stock Options, shall mean any consultant to the Company, whether or not employed by the Company, and any Non-Employee Director serving on the Board.
     m. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     n. “Fair Market Value” shall mean, with respect to Shares, the fair market value per Share on the date of determination as determined by the Board or its Committee in its sole discretion, exercised in good faith; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the average of the closing bid and asked prices of the Common Stock on the date of determination (or, if there are no such prices for such date, on the first preceding day on which there were such reported prices) as reported by The Wall Street Journal or as reported in such other manner as the Committee deems reliable and consistent with the requirements of Code Section 409A, or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing sales price on such exchange on the date of determination (or, if there are no sales on such date, on the first preceding day on which there were reported sales), as reported by The Wall Street Journal or as reported in such other manner as the Committee deems reliable and consistent with the requirements of Code Section 409A.
     o. “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Section 8.
     p. “Grant Price” means the price established at the time of grant of a SAR pursuant to Section 8, used to determine whether there is any payment due upon exercise of the SAR.
     q. “Incentive Stock Option” or “ISO” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
     r. “Non-Employee Director” means a director of the Company who is not an employee of the Company.

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     s. “Nonstatutory Stock Option” shall mean an Option which is not an Incentive Stock Option.
     t. “Option” shall mean a stock option to purchase Common Stock granted to a Participant pursuant to the Plan.
     u. “Option Agreement” means a written agreement substantially in the form attached hereto as Exhibit A, or such other form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve, evidencing and reflecting the terms of an Option.
     v. “Optioned Stock” shall mean the Common Stock subject to an Option granted pursuant to the Plan.
     w. “Original Plan” shall mean the Tekelec 2003 Stock Option Plan, as approved by the shareholders of the Company on May 8, 2003.
     x. “Participant” shall mean any Employee who is granted an Award.
     y. “Permitted Transferee” shall have the meaning set forth in Section 12.
     z. “Plan” shall mean this Tekelec Amended and Restated 2003 Equity Incentive Plan.
     aa. “Restricted Stock Award” shall mean any Shares granted under Section 9 of this Plan and issued with the restriction that the holder may not sell, transfer, pledge or assign such Shares and with such other vesting and other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
     bb. “Restricted Stock Unit” shall mean any unit granted under Section 10 of this Plan evidencing the right to receive one Share at some future date.
     cc. “Restricted Stock Unit Award Agreement” means a written agreement substantially in the form attached hereto as Exhibit B, or such other form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve, evidencing and reflecting the terms of the grant of Restricted Stock Units.
     dd. “SAR” means an Award, designated as a Share Appreciation Right, granted pursuant to the terms of Section 8 of this Plan.
     ee. “SAR Award Agreement” means a written agreement substantially in the form attached hereto as Exhibit C, or such other form or forms as the Committee (subject to the terms and conditions of the Plan) may from time to time approve, evidencing and reflecting the terms of the grant of a SAR.
     ff. “Securities Act” shall mean the Securities Act of 1933, as amended.

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     gg. “Shares” shall mean shares of the Common Stock, any shares into which such Shares may be converted in accordance with Section 13 of the Plan and, to the extent a Participant would not become subject to the adverse tax consequences under Code Section 409A, such other securities or property as may become subject to Awards pursuant to this Plan.
     hh. “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Section 8 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).
3. Shares Reserved.
     The maximum aggregate number of Shares reserved for issuance pursuant to the Plan shall be 7,500,000 Shares or the number of shares of stock to which such Shares shall be adjusted as provided in Section 13 of the Plan. Such number of Shares may be set aside out of authorized but unissued Shares not reserved for any other purpose, or out of issued Shares acquired for and held in the treasury of the Company from time to time.
     Shares subject to, but not sold or issued under, any Award terminating, expiring, forfeited or canceled for any reason prior to issuance of such Shares shall again become available for Awards thereafter granted under the Plan and the same shall not be deemed an increase in the number of Shares reserved for issuance under the Plan.
4. Administration of the Plan.
     a. The Plan shall be administered by a Committee designated by the Board to administer the Plan and consisting of not less than two directors and subject to such terms and conditions as the Board may prescribe. Each director designated by the Board to administer the Plan shall be a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, an “outside director” as defined in the Treasury regulations issued pursuant to Section 162(m) of the Code, and shall otherwise satisfy all applicable independence requirements set forth in the applicable rules of any stock exchange on which the Common Stock is listed. Members of the Committee shall serve for such period of time as the Board may determine. From time to time the Board may increase or decrease (but not below two) the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused or remove all members of the Committee and thereafter directly administer the Plan. Notwithstanding the foregoing, in administering this Plan with respect to Awards for Non-Employee Directors, the Board shall exercise the powers of the Committee after obtaining the recommendation of the Committee.
     b. Subject to the provisions of the Plan, the Committee shall have the authority in its sole discretion to: (i) determine the type or types of Awards (i.e., Incentive Stock Options, Nonstatutory Stock Options, SARs, Restricted Stock Awards or Restricted Stock Units) to be granted to each Participant in the Plan, (ii) determine the Fair Market Value per Share in accordance with the terms of the Plan, (iii) determine the exercise price of Options to be granted to Employees in accordance with the terms of the Plan, (iv) determine the Employees to whom, and the time or

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times at which, Awards shall be granted and the number of Shares subject to each Award, (v) prescribe, amend and rescind rules and regulations relating to the Plan, subject to the limitations set forth in Section 15 of the Plan, (vi) determine the terms and provisions of each Award granted to Participants under the Plan and each Award Agreement (which need not be identical with the terms of other Awards and Award Agreements) and, with the consent of the Participant, to modify or amend an outstanding Award Agreement; provided, however, that the Committee shall not have the authority to amend or adjust the exercise price of any Options previously granted to a Participant under the Plan, whether through amendment, cancellation, replacement grant or otherwise, without the approval of the shareholders of the Company obtained in the manner provided in Section 14 of the Plan, (vii) accelerate the exercise date of any Option or SAR or the vesting of any Restricted Stock Award or Restricted Stock Unit, (viii) determine whether any Participant will be required to execute a stock purchase agreement or other agreement as a condition to the issuance of Shares pursuant to an Award, and to determine the terms and provisions of any such agreement (which need not be identical with the terms of any other such agreement) and, with the consent of the Participant, to amend any such agreement, (ix) interpret the Plan or any agreement entered into with respect to the grant of Awards and the issuance of Shares upon exercise of Options or the vesting of Restricted Stock Units, (x) determine the eligibility of an Employee for benefits hereunder and the amount thereof, (xi) authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted or to take such other actions as may be necessary or appropriate with respect to the Company’s rights pursuant to Awards or agreements relating to the grant or exercise thereof and (xii) make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan.
     c. All decisions, determinations and interpretations of the Committee shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.
     d. The Committee shall keep minutes of its meetings and of the actions taken by it without a meeting. A majority of the Committee shall constitute a quorum and the actions of a majority at a meeting, including a telephone meeting, at which a quorum is present or acts approved in writing by a majority of the members of the Committee without a meeting shall constitute acts of the Committee.
     e. The Company shall pay all original issue and transfer taxes with respect to the grant of Awards and/or the issue and transfer of Shares pursuant to the exercise of Options or SARs or the vesting of Restricted Stock Awards or Restricted Stock Units and all other fees and expenses necessarily incurred by the Company in connection therewith; provided, however, that the person exercising an Option or SAR or to whom an Award is granted or to whom Shares are otherwise issued pursuant to the Plan shall be responsible for all payroll, withholding, income and other taxes incurred by such person on the date of exercise of the Option or of issuance or vesting of Shares, as applicable.
5. Eligibility.
     Awards may be granted under the Plan only to Employees; provided, however, that consultants and Non-Employee Directors shall not be eligible to receive Incentive Stock Options.

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An Employee who has been granted Awards may, if he or she is otherwise eligible, be granted additional Awards. References in this Plan to “employment” and related terms (except for references to “employee” in the definition of “Employee”) shall include the providing of services as a Non-Employee Director or consultant.
6. Terms and Conditions of Options.
     Options granted pursuant to the Plan by the Committee shall be either Incentive Stock Options or Nonstatutory Stock Options and shall be evidenced by an Option Agreement providing, in addition to such other terms as the Board may deem advisable, the following terms and conditions:
     a. Time of Granting Options. The date of grant of an Option shall for all purposes be the date on which the Committee makes the determination granting such Option; provided, however, that if the Committee determines that such grant shall be made as of some future date, the date of grant shall be such future date. Notice of the determination shall be given to each Participant within a reasonable time after the date of such grant.
     b. Number of Shares. Each Option Agreement shall state the number of Shares to which it pertains and whether such Option is intended to constitute an Incentive Stock Option or a Nonstatutory Stock Option. The maximum number of Shares which may be awarded as Options under the Plan during any calendar year to any one Participant is 1,000,000 (as may be adjusted pursuant to Section 13 herein, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as performance-based compensation under Section 162(m) of the Code) Shares. If an Option held by an Employee, including a Non-Employee Director or consultant, of the Company is canceled, the canceled Option shall continue to be counted against the maximum number of Shares for which Options may be granted to such Employee, including a Non-Employee Director or consultant, and any replacement Option granted to such Employee shall also count against such limit.
     c. Exercise Price. The exercise price per Share for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Board; provided, however, that such price shall in no event be less than 100% of the Fair Market Value per Share on the date of grant of an Option.
          In the case of any Incentive Stock Option granted to an Employee who at the time of grant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code or otherwise) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporations of the Company, the exercise price per Share shall be no less than 110% of the Fair Market Value per Share on the date of grant.
     d. Medium and Time of Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash or check payable to the Company or such other consideration and method of payment permitted under any laws to which the Company is subject and which is approved by the Committee, including without limitation (i) by delivery of a

6

promissory note, (ii) by tendering previously acquired Shares (valued at Fair Market Value as of the date of tender) that have been owned for a period of at least six months (or such other period as is necessary to avoid accounting charges against the Company’s earnings), (iii) if Shares are traded on a national securities exchange or Nasdaq, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the exercise price, or (iv) any combination of (i), (ii) and (iii). In connection with all exercises of Options and regardless of the medium of payment, the Participant shall pay in cash any amount necessary to satisfy the Company’s withholding obligations.
     e. Term of Options. The term of each Option may be up to ten years from the date of grant thereof; provided, however, that the term of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, shall be five years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.
          The term of any Option may be less than the maximum term provided for herein as specified by the Committee upon grant of the Option and as set forth in the Option Agreement.
     f. Maximum Amount of Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under all incentive stock option plans of the Company exceeds $100,000, the Options in excess of such limit shall be treated as Nonstatutory Stock Options.
7. Exercise of Option.
     a. In General. Any Option granted hereunder to a Participant shall be exercisable at such times and under such conditions as may be determined by the Committee and as shall be permissible under the terms of the Plan, including any performance criteria with respect to the Company and/or the Participant as may be determined by the Committee.
          An Option may be exercised in accordance with the provisions of the Plan as to all or any portion of the Shares then exercisable thereunder from time to time during the term of the Option. However, an Option may not be exercised for a fraction of a Share.
     b. Procedure. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal business office, or when electronic notice has been effected pursuant to such procedures and using such third party service providers (for example, E*Trade Securities, Inc.), if any, as the Company may elect from time to time to engage, in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by or on behalf of the Company, together with (i) any other agreements required by the terms of the Plan and/or Option Agreement or as required by the Committee and (ii) payment by the Participant

7

of all payroll, withholding or income taxes incurred in connection with such Option exercise (or arrangements for the collection or payment of such tax satisfactory to the Board are made).
     c. Decrease in Available Shares. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised, except if the Option is exercised by tendering Shares, either actually or by attestation.
     d. Exercise of Shareholder Rights. Until the Option is properly exercised in accordance with the terms of this Section 7, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Option is exercised.
     e. Termination of Eligibility. Except as otherwise provided in an Award Agreement, if a Participant ceases to serve as an Employee for any reason other than death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) and thereby terminates his or her Continuous Status as an Employee, he or she may, but only within 90 days following the date he or she ceases his or her Continuous Status as an Employee (subject to any earlier termination of the Option as provided by its terms), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate. Notwithstanding anything to the contrary herein, the Committee may at any time and from time to time prior to the termination of a Nonstatutory Stock Option, with the consent of the Participant, extend the period of time during which the Participant may exercise his or her Nonstatutory Stock Option following the date he or she ceases his or her Continuous Status as an Employee; provided, however, that the maximum period of time during which a Nonstatutory Stock Option shall be exercisable following the date on which a Participant terminates his or her Continuous Status as an Employee shall not exceed the original term of such Option as set forth in the Option Agreement and that notwithstanding any extension of time during which a Nonstatutory Stock Option may be exercised, such Option, unless otherwise amended by the Committee, shall only be exercisable to the extent the Participant was entitled to exercise the Option on the date he or she ceased his or her Continuous Status as an Employee; provided, further, that no extension shall be made at any time where the exercise price per Share of such Option is less than the Fair Market Value of one Share at the time of such proposed extension, unless it is determined that such extension will not cause the Participant to incur additional tax and interest charges upon exercise of such Option under Section 409A of the Code.
     f. Death or Disability of Participant. Except as otherwise provided in an Award Agreement, if a Participant’s Continuous Status as an Employee ceases due to death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Participant, the Option may be exercised within 180 days (or such other period of time not exceeding one year as is determined by the Committee at the time of granting the Option) following the date of death or termination of employment due to permanent or total disability (subject to any earlier termination of the Option as provided by its terms), by the Participant in the case of permanent or total disability,

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or in the case of death by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but in any case (unless otherwise determined by the Committee at the time of granting the Option) only to the extent the Participant was entitled to exercise the Option at the date of his or her termination of employment by death or permanent and total disability. To the extent that he or she was not entitled to exercise such Option at the date of his or her termination of employment by death or permanent and total disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate. Notwithstanding anything to the contrary herein, the Committee may at any time and from time to time prior to the termination of a Nonstatutory Stock Option, with the consent of the Participant, extend the period of time during which the Participant may exercise his or her Nonstatutory Stock Option following the date he or she ceases his or her Continuous Status as an Employee; provided, however, that the maximum period of time during which a Nonstatutory Stock Option shall be exercisable following the date on which a Participant terminates his or her Continuous Status as an Employee shall not exceed the original term of such Option as set forth in the Option Agreement and that notwithstanding any extension of time during which a Nonstatutory Stock Option may be exercised, such Option, unless otherwise amended by the Committee, shall only be exercisable to the extent the Participant was entitled to exercise the Option on the date he or she ceased his or her Continuous Status as an Employee, and provided further, that no extension shall be made at any time where the exercise price per Share of such Option is less than the Fair Market Value of one Share at the time of such proposed extension, unless it is determined that such extension will not cause the Participant to incur additional tax and interest charges upon exercise of such Option under Section 409A of the Code.
     g. Expiration of Option. Notwithstanding any provision in the Plan, including but not limited to the provisions set forth in Sections 7(e) and 7(f), an Option may not be exercised, under any circumstances, after the expiration of its term.
     h. Conditions on Exercise and Issuance. As soon as practicable after any proper exercise of an Option in accordance with the provisions of the Plan, the Company shall (i) deliver to the Participant at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Participant, a certificate or certificates representing the Shares for which the Option shall have been exercised or (ii) otherwise arrange for such Shares to be issued to the Participant. The time of issuance and, if applicable, delivery of the certificate or certificates representing the Shares for which the Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any law or regulation applicable to the issuance or delivery of such Shares.
          Options granted under the Plan are conditioned upon the Company obtaining any required permit or order from the appropriate governmental agencies authorizing the Company to issue such Options and Shares issuable upon exercise thereof. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, applicable state law, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Shares may

9

then be listed. Any such issuance may be further subject to the approval of counsel for the Company with respect to such compliance.
8. Share Appreciation Rights
     a. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of Freestanding and Tandem SARs.
     b. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The maximum number of Shares with respect to which SARs may be awarded under the Plan during any calendar year to any one Participant is 1,000,000 (as may be adjusted pursuant to Section 13 herein, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as performance-based compensation under Section 162(m) of the Code). If SARs held by an Employee, including a Non-Employee Director or consultant, of the Company are canceled, the canceled SARs shall continue to be counted against the maximum number of Shares for which SARs may be granted to such Participant, and any replacement SARs granted to Participant shall also count against such limit.
          The Grant Price for each SAR shall be determined by the Committee and shall be specified in the SAR Award Agreement; provided, however, that the Grant Price shall not be less than 100% of the Fair Market Value per Share on the date of grant.
     c. SAR Award Agreement. Each SAR Award shall be evidenced by a SAR Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine in its sole discretion and which are not inconsistent with this Plan.
     d. Term of SAR. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth anniversary of the date of grant.
     e. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes and specifies in the SAR Award Agreement.
     f. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
          Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR: (a) the Tandem SAR will expire no later than the expiration of the underlying Option;

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(b) the exercise of the Tandem SAR may not have economic and tax consequences more favorable than the exercise of the Option followed by an immediate sale of the underlying Shares, and the value of the payout with respect to the Tandem SAR may be for no more than 100% of the excess of the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised over the exercise price of the underlying Option; (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of the Option; (d) the Tandem SAR may be exercised only when the underlying Option is eligible to be exercised; and (e) the Tandem SAR is transferable only when the underlying Option is transferable, and under the same conditions.
     g. Payment of SAR Amount. SARs granted under this Plan shall be payable upon exercise in Shares, cash or such other property as may be designated by the Committee. Upon the exercise of a SAR, a Participant shall be entitled to receive from the Company such number of Shares (or, in the case of SARs exercisable for cash or other property, cash or property with a value equal to such number of Shares) determined by multiplying:
(i)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(ii)	The number of Shares with respect to which the SAR is exercised.
          Such product shall then be divided by the Fair Market Value of a Share on the date of exercise. The resulting number (rounded down to the next whole number) is the number of Shares to be issued to the Participant upon exercise of a SAR.
     h. Termination of Employment. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the SAR Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
     i. Nontransferability of SARs. Except as otherwise provided in a Participant’s SAR Award Agreement or otherwise determined at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s SAR Award Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under this Plan shall be exercisable during his lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another individual, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.
     j. Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may

11

deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.
9. Terms and Conditions of Restricted Stock Awards.
     a. Grant. Restricted Stock Awards may be granted hereunder by the Committee to Employees either alone or in addition to other Awards granted under the Plan. A Restricted Stock Award shall be subject to such terms and conditions as may be determined by the Committee and may be subject to vesting conditioned upon the satisfaction of such requirements, conditions (such as a condition that the Participant’s right to the Shares shall vest in installments over a period of time during which services are to be provided to the Company by the Employee), restrictions or performance criteria as shall be established by the Committee and set forth in the Award Agreement. During any period during which Shares acquired pursuant to a Restricted Stock Award are subject to vesting conditions, such Shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of by the Participant. The provisions of Restricted Stock Awards need not be the same with respect to each Participant receiving such awards. The Committee has absolute discretion to determine whether any consideration is to be received by the Company as a condition precedent to the issuance of Restricted Stock Awards. The terms of any Restricted Stock Award granted under this Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee which are not inconsistent with the Plan. The maximum number of Shares subject to Restricted Stock Awards that may be granted under the Plan during any calendar year to any one Participant is 1,000,000 (as may be adjusted pursuant to Section 13 herein, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as performance-based compensation under Section 162(m) of the Code).
     b. Rights of Holders of Restricted Stock. Beginning on the date of grant of a Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Restricted Stock Award and shall have all of the rights of a shareholder, including the right to vote the Shares subject to the Restricted Stock Award and the right to receive distributions made with respect to such Shares; provided, however, that any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any such Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as the Shares subject to the Restricted Stock Award.
     c. Delivery of Shares. Shares issued upon the grant of Restricted Stock Awards shall, unless otherwise determined by the Committee, be maintained in the custody of or on behalf of the Company until all applicable vesting conditions have been satisfied. Shares subject to Restricted Stock Awards that are no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. Notwithstanding anything to the contrary set forth herein, but subject to Section 17(j) hereof, delivery of Shares pursuant to a Restricted Stock Award shall be made no later than 2-1/2 months after the close of the Company’s first taxable year in which such Shares are no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).

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     d. Termination of Continuous Status as an Employee. Unless otherwise determined by the Committee or unless otherwise provided in the Award Agreement evidencing the Award, in the event of the termination of a Participant’s Continuous Status as an Employee, Shares which are subject to a Participant’s Restricted Stock Award which are not vested as of the date of such termination shall be automatically forfeited by the Participant and cancelled by the Company for no value.
     e. Waiver of Forfeiture. The Committee may, when it finds that a waiver would be in the best interests of the Company and subject to such terms and conditions as the Committee shall deem appropriate, waive in whole or in part any remaining vesting restrictions with respect to any Restricted Stock Award or any other conditions set forth in any Award Agreement.
10. Terms and Conditions of Restricted Stock Units.
     a. Grant. Restricted Stock Units may be issued hereunder to Employees either alone or in addition to other Awards granted under the Plan. A Restricted Stock Unit is a bookkeeping entry that represents the right to receive one Share to be issued and delivered at the end of the applicable vesting period, subject to a risk of cancellation and to the other terms and conditions set forth in the Plan and in any Award Agreement evidencing the Restricted Stock Unit and subject to any additional restrictions, performance criteria and other terms and conditions established by the Committee. The Company shall establish and maintain accounts for Participants in which the Company shall record Restricted Stock Units and the transactions and events affecting such units. Restricted Stock Units and other items reflected in the account will represent only bookkeeping entries by the Company to evidence the Company’s unfunded obligations. The provisions of Restricted Stock Units need not be the same with respect to each Participant receiving such Awards. The Committee has absolute discretion to determine whether any consideration is to be received by the Company as a condition precedent to the grant of a Restricted Stock Unit. The terms of any Restricted Stock Unit granted under this Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee in its sole discretion which are not inconsistent with the Plan. The maximum number of Shares subject to Restricted Stock Units that may be granted under the Plan during any calendar year to any one Participant is 1,000,000 (as may be adjusted pursuant to Section 13 herein, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as performance-based compensation under Section 162(m) of the Code).
     b. Rights of Holders of Restricted Stock Units; Dividend Equivalents. Unless the Committee otherwise provides in an Award Agreement for Restricted Stock Units, any Participant holding Restricted Stock Units shall have no rights as a shareholder of the Company with respect to such Restricted Stock Units. The Committee shall be authorized to establish procedures pursuant to which the Company’s payment of any Restricted Stock Unit may be deferred in a manner that would not trigger the adverse tax consequences under Code Section 409A. Subject to the provisions of the Plan and any Award Agreement, the recipient of a Restricted Stock Unit may, if so determined by the Committee, be entitled to receive, currently (or on a deferred basis, but in such a case subject to the same vesting restrictions as the Restricted Stock Unit to which such dividend relates, with such deferral to last no longer than the vesting period to which such Restricted Stock Unit is subject) and

13

with respect to the number of Shares covered by the Award, payments (“Dividend Equivalents”) in amounts equivalent to cash, stock or other property paid by the Company as dividends on the Company’s Common Stock prior to the vesting of the Restricted Stock Units in a manner that would not trigger the adverse tax consequences under Code Section 409A.
     c. Delivery of Shares in Settlement of Restricted Stock Units. Restricted Stock Units (if not previously cancelled) will be automatically settled on or about the vesting date or dates set forth in the Restricted Stock Unit Award Agreement evidencing the Award. The Company may make delivery of Shares in settlement of Restricted Stock Units by either delivering one or more stock certificates representing such Shares to the Participant, registered in the name of the Participant, or by depositing such Shares into an account maintained for the Participant and established in connection with any Company plan or arrangement providing for investment in Common Stock of the Company. Notwithstanding anything to the contrary set forth herein, but subject to Section 17(k), delivery of Shares pursuant to a Restricted Stock Unit shall be made no later than 2-1/2 months after the close of the Company’s first taxable year in which such Shares are no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).
     d. Termination of Continuous Status as an Employee. Unless otherwise determined by the Committee and provided in the Restricted Stock Unit Award Agreement evidencing the Award, in the event of the termination of a Participant’s Continuous Status as an Employee, the Participant’s Restricted Stock Units which are not vested as of the date of such termination shall not vest and shall automatically be cancelled for no value and without issuance of any Shares.
     e. Waiver of Forfeiture. The Committee may, when it finds that a waiver would be in the best interests of the Company and subject to such terms and conditions as the Committee shall deem appropriate, waive in whole or in part any remaining vesting restrictions with respect to any Restricted Stock Units or any other conditions set forth in any Restricted Stock Unit Award Agreement.
11. Code Section 162(m) Provisions
     a. Application to Covered Employee. Notwithstanding any other provision of the Plan, if the Committee determines at the time an Option, SAR, Restricted Stock, or Restricted Stock Unit Award is granted to a Participant that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a “covered employee” within the meaning of Section 162(m)(3) of the Code, then the Committee may qualify such an Award as “performance-based compensation” pursuant to Section 162(m) of the Code. The Committee has complete discretion concerning whether a particular Award should be qualified as “performance-based compensation.” If the Committee determines that a particular Award should qualify as “performance-based compensation,” the provisions of this Section 11, to the extent applicable, shall control over any contrary provision in the Plan.
     b. Performance Goals. Restricted Stock and Restricted Stock Unit Awards may be made subject to the achievement of performance goals established by the Committee relating to one or more business criteria (the “Performance Criteria”) pursuant to Section 162(m) of the Code. Performance Criteria may be applied to the Company, an Affiliate, a Subsidiary, division, business

14

unit or individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indicies or Company performance in a previous period. Performance may be measured annually or cumulatively over a longer period of time. Performance Criteria that may be used to establish performance goals are: revenue; operating income or net operating income; orders, return on equity; return on assets or net assets; cash flow; share price performance; return on capital; earnings; earnings per share; shareholder return and/or value (including but not limited to total shareholder return); economic value added; economic profit; ratio of operating earnings to capital spending; EBITDA; EBIT; costs; operating earnings; gains; product development; client development; leadership; project progress; project completion; increase in total revenues; net income; operating cash flow; net cash flow; retained earnings; budget achievement; return on capital employed; return on invested capital; cash available to Company from a subsidiary or subsidiaries; expense spending; gross margin; net margin; market capitalization; customer satisfaction; financial return ratios; market share; operating profits (including earnings before or after income taxes, depreciation and amortization); net profits; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; capacity utilization; quality; economic value added; operating efficiency; diversity; debt; dividends; bond ratings; corporate governance; and health and safety. The performance goals for each Participant and the amount payable if those goals are met shall be established in writing for each specified period of performance by the Committee no later than 90 days after the commencement of the period of service to which the performance goals relate and while the outcome of whether or not those goals will be achieved is substantially uncertain. However, in no event will such goals be established after 25% of the period of service to which the goals relate has elapsed. The performance goals shall be objective. Such goals and the amount payable for each performance period if the goals are achieved shall be set forth in the applicable Award Agreement. No amounts shall be payable to any Participant for any performance period unless and until the Committee certifies that the performance goals and any other material terms were in fact satisfied.
     c. Adjustment of Payment. Notwithstanding any provision of the Plan, with respect to any Restricted Stock or Restricted Stock Unit Award that is subject to this Section, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award.
     d. Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.
12. Nontransferability of Awards.
     Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Awards granted under the Plan, and no Shares subject to any such Awards, that have not been issued or as to which any applicable vesting restriction, performance or deferral period has not lapsed, may be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution or transfers between spouses incident to a divorce. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any

15

time by the Committee, Options and SARs may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may assign or transfer an Award (other than an ISO) with the consent of the Committee (each transferee thereof, a “Permitted Transferee”), which consent may be granted or withheld in the Committee’s sole discretion, provided that such Permitted Transferee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and, provided further, that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Transferee and the Company’s transfer agent in effectuating any transfer permitted under this Section 12. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise of the Award by the Participant or payment of any amount or issuance of any Shares to the Participant shall be deemed to include, as determined by the Board, the Participant’s Permitted Transferee.
13. Adjustment Upon Change in Corporate Structure.
     a. Subject to any required action by the shareholders of the Company, the number and type of Shares covered by each outstanding Award, and the number and type of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration or forfeiture of an Award, as well as the exercise or purchase price per Share, as applicable, covered by outstanding Awards, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split or combination or the payment of a stock dividend (but only on the Common Stock) or reclassification of the Common Stock or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (other than stock awards to Employees); provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been effected without the receipt of consideration. Any such adjustment shall be determined in good faith by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, and the Committee’s determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Plan or an Award.
     b. In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company (other than in the ordinary course of business), or the merger or consolidation of the Company with or into another corporation, as a result of which the Company is not the surviving and controlling corporation, the Board shall, to the extent such action would not trigger the adverse tax consequences under Code Section 409A, (i) make provision for the assumption of outstanding Awards by the successor corporation, (ii) declare that any Option shall terminate as of a date fixed by the Board which is at least 30 days after the notice thereof to the Participant and shall give each Participant the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which

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the Option would not otherwise be exercisable provided such exercise does not violate Section 7(h) of the Plan, (iii) accelerate the vesting of Restricted Stock Awards and Restricted Stock Units, or (iv) cause any Award outstanding as of the effective date of any such event to be cancelled in consideration of a cash payment or grant of an alternative option or award (whether by the Company or any entity that is a party to the transaction), or a combination thereof, to the holder of the cancelled Award, provided that such payment and/or grant are substantially equivalent in value to the fair market value of the cancelled Award as determined by the Committee.
     c. No fractional shares of Common Stock shall be issuable on account of any action aforesaid, and the aggregate number of shares into which Shares then covered by an Award, when changed as the result of such action, shall be reduced to the largest number of whole shares resulting from such action, unless the Board, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which scrip certificates shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.
14. Shareholder Approval.
     Effectiveness of the Original Plan was subject to approval by the shareholders of the Company within 12 months before or after the date the Plan was adopted by the Board, and such shareholder approval was obtained on May 8, 2003. Effectiveness of the 2004 Restatement was subject to approval of the shareholders of the Company, and such approval was obtained on May 14, 2004. Effectiveness of this Amended and Restated 2003 Equity Incentive Plan shall be subject to approval by the shareholders of the Company. Shareholder approval shall be obtained (i) by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote thereon at a meeting of shareholders duly held in accordance with the laws of the State of California or (ii) by written consent of the holders of the outstanding Shares having not less than the minimum number of votes that would be necessary to authorize the approval at a meeting of the shareholders duly held in accordance with the laws of the State of California.
15. Amendment and Termination of the Plan.
     a. Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of The NASDAQ Stock Exchange LLC or any stock exchange on which Shares are listed or quoted, and shall make any amendments which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for the purpose of Section 422 of the Code; provided, however, that without approval of the Company’s shareholders, no such revision or amendment shall (i) materially increase the benefits accruing to participants under the Plan; (ii) increase the number of Shares which may be issued under the Plan, other than in connection with an adjustment under Section 13 of the Plan; (iii) materially modify the requirements as to eligibility for participation in the Plan; (iv) materially change the designation of the class of Employees eligible to be granted Awards; (v) remove the administration of the Plan from the Board or its Committee; or (vi) extend the term of the Plan beyond the maximum term set forth in Section 18 hereunder.

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     b. Effect of Amendment or Termination. Except as otherwise provided in Section 13 of the Plan, and except to the extent necessary to avoid the imposition of additional tax and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation, any amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company.
16. Indemnification.
     No member of the Board or its Committee shall be liable for any act or action taken, whether of commission or omission, except in circumstances involving willful misconduct, or for any act or action taken, whether of commission or omission, by any other member or by any officer, agent or Employee. In addition to such other rights of indemnification they may have as members of the Board, or as members of the Committee, the Board and the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken, by commission or omission, in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that a Board or Committee member is liable for willful misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding, such Board or Committee member shall in writing have offered the Company the opportunity, at its own expense, to handle and defend the same.
17. General Provisions.
     a. Withholding or Deduction for Taxes. The grant of Awards hereunder and the issuance of Shares and all payments and distributions pursuant to this Plan are conditioned upon the Company’s reservation of the right to withhold, in accordance with any applicable law, from any compensation or other amounts payable to the Participant, any taxes required to be withheld under Federal, state or local law as a result of the: (i) grant of any Award, (ii) exercise of any Option, (iii) sale of Shares issued upon exercise of Options, (iv) delivery of Shares, cash or other property, (v) lapse of restrictions in connection with any Award, or (vi) any other event occurring pursuant to the Plan. To the extent that compensation and other amounts, if any, payable to the Participant are insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require the Participant, including without limitation, as a condition of the exercise of any Option, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make adequate provision for the delivery to the Company of cash necessary to satisfy the Company’s withholding obligations under Federal and state law. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligations for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period as may

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be necessary to avoid accounting charges against the Company’s earnings), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.
     b. Other Plans. Nothing contained in the Plan shall prohibit the Company from establishing additional incentive compensation arrangements.
     c. No Enlargement of Rights. Neither the Plan, nor the granting of Awards, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain an Employee for any period of time, or at any particular rate of compensation. Nothing in the Plan shall be deemed to limit or affect the right of the Company to discharge any Employee at any time for any reason or no reason.
         No Employee shall have any right to or interest in Awards authorized hereunder prior to the grant thereof to such eligible person, and upon such grant he or she shall have only such rights and interests as are expressly provided herein and in the related Award Agreement, subject, however, to all applicable provisions of the Company’s Articles of Incorporation, as the same may be amended from time to time.
     d. Notice. Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal office, and any notice to be given to a Participant to whom an Award is granted hereunder shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant or his or her transferee (upon any permitted transfer) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Participant holding Shares purchased upon exercise of an Option or otherwise issued pursuant to Awards hereunder to provide the Secretary of the Company, by letter mailed as provided hereinabove, with written notice of his or her direct mailing address.
     e. Applicable Law. To the extent that Federal laws do not otherwise control, the Plan shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws rules thereof.
     f. Incentive Stock Options. The Company shall not be liable to an Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Options are not incentive stock options as defined in Section 422 of the Code.
     g. Information to Participants. The Company shall provide without charge to each Participant copies of its annual financial statements (which need not be audited), which may be included within such annual and periodic reports as are provided by the Company to its shareholders generally.

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     h. Availability of Plan. A copy of the Plan shall be delivered to the Secretary of the Company and shall be shown by him or her to any eligible person making reasonable inquiry concerning it.
     i. Severability. In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.
     j. Form of Shares and Restricted Stock Awards; Stop Transfer Orders. Shares issued or delivered under the Plan, including Shares subject to any Restricted Stock Award, may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of a Restricted Stock Award, such certificate shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Shares are then listed or quoted, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     k. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
     l. Amendment to Comply with Applicable Law. It is intended that no Award granted under this Plan shall be subject to any interest or additional tax under Section 409A of the Code. In the event Code Section 409A is amended after the date hereof, or regulations or other guidance is promulgated after the date hereof that would make an Award under the Plan subject to the provisions of Code Section 409A, then the terms and conditions of this Plan shall be interpreted and applied, to the extent possible, in a manner to avoid the imposition of the provisions of Code Section 409A.
18. Effective Date and Term of Plan.
     The Original Plan became effective upon shareholder approval on May 8, 2003 in accordance with Section 14 of the Plan, and the 2004 Restatement became effective on May 14, 2004 in accordance with the shareholder approval provisions of Section 14. This Amended and Restated 2003 Equity Incentive Plan shall become effective upon shareholder approval at the 2008 Annual Meeting of Shareholders of the Company. This Plan shall continue in effect for a term of

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ten years following the date of shareholder approval of the Original Plan (i.e., until May 8, 2013) unless sooner terminated under Section 15 of the Plan. This Amended and Restated 2003 Equity Incentive Plan shall not become effective if not approved by the shareholders of the Company at the Company’s 2008 Annual Meeting of Shareholders and, in such case, the 2004 Restatement shall continue in full force and effect.

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CERTIFICATE OF SECRETARY
     The undersigned Secretary of Tekelec, a California corporation (the “Company”), hereby certifies that the foregoing is a true and correct copy of the Company’s Amended and Restated 2003 Equity Incentive Plan.
     IN WITNESS WHEREOF, the undersigned has executed this document as of the date set forth below.

Date:	,	2008

Stuart H. Kupinsky, Secretary

EXHIBIT A

AMENDED AND RESTATED
2003 EQUITY INCENTIVE PLAN
Stock Option Agreement
Tekelec hereby grants to you an Option under the Tekelec Amended and Restated 2003 Equity Incentive Plan (the “Plan”), to purchase the number of shares of Tekelec Common Stock set forth below.

Name:

Employee ID #:

Date of Grant:

Type of Option:

Number of Shares:

Exercise Price:

Payment:	Payment of the exercise price and applicable taxes may be made (i) by cash or check and/or (ii) pursuant to a “Cashless” exercise (see Option Terms and Conditions attached hereto).

Vesting Schedule:	[e.g., ___% will vest and become exercisable on DATE, and the remaining ___% will vest in ___[quarterly] installments with the first of such installments vesting on DATE and one additional installment vesting on [the last day of each calendar quarter thereafter], provided that with respect to each such vesting of an installment the optionee remains an Employee of the Company (or one of its affiliates) from the option grant date through the applicable vesting date.]

Expiration Date:	[e.g., your option will expire on DATE, provided, however, that in the event of your termination of employment with the Company or your disability or death, the provision of Sections 6 and 7 of the Option Terms and Conditions attached hereto shall apply to your right to exercise the Option.]
This Stock Option Agreement consists of this page and the Option Terms and Conditions and the Notice of Exercise of Stock Option attached hereto. By signing below, you accept the grant of this Option and agree that this Option is subject in all respects to the terms and conditions of the Plan located on Tekelec’s internal website at Teksource.
You further acknowledge and agree that (i) you have carefully reviewed this Stock Option Agreement (including the Option Terms and Conditions attached hereto) and the Plan and (ii) this Stock Option Agreement and the Plan set forth the entire understanding between you and the Company regarding this Option and supersede all prior oral and written agreements with respect thereto.

TEKELEC

By:
Print Name:		Date

Title:

	Optionee	Date

TEKELEC AMENDED AND RESTATED
2003 EQUITY INCENTIVE PLAN
Stock Option Agreement — Option Terms and Conditions
The following Terms and Conditions apply to the nonstatutory stock option granted by Tekelec to the Participant whose name appears on the Stock Option Agreement to which these Terms and Conditions are attached.
1.	Amended and Restated 2003 Stock Option Plan. This Option is in all respects subject to the terms, definitions and provisions of the Tekelec Amended and Restated 2003 Equity Incentive Plan (the “Plan”) adopted by the Company and incorporated herein by reference. The terms defined in the Plan shall have the same meanings herein.

2.	Nature of the Option. This Option is intended to be a [nonstatutory stock option] and is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or to otherwise qualify for any special tax benefits to the Participant.

3.	Method of Payment. The aggregate exercise price of the Shares purchased upon an exercise, in whole or in part, of the Option may be paid:
(a)	In the form of check made payable to the Company or its designated agent or cash, including cash from funds depositing in an online securities account maintained by the Participant as an employee of the Company (e.g., an account with E*Trade Securities LLC); and/or

(b)	Through a special sale and remittance procedure commonly referred to as a “cashless exercise” or “sell to cover” transaction pursuant to which the Optionee (or any other person(s) entitled to exercise the Option) shall concurrently provide irrevocable written instructions:
(i)	to a brokerage firm (e.g., E*Trade through the Optionee’s on-line account) to effect the immediate sale of a sufficient number of the Shares purchased upon the exercise of the Option to enable such brokerage firm to remit out of the sales proceeds available upon the settlement date, sufficient funds to Tekelec to cover the aggregate exercise price payable for the purchased Shares plus all applicable federal, state and local income and employment taxes required to be withheld by Tekelec by reason of such exercise and/or sale; and

(ii)	to Tekelec to deliver any certificate(s) or other evidence of ownership for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.
4.	Exercise of Option. This Option shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Option as follows:
(a)	This Option shall vest and be exercisable cumulatively as set forth on the first page of the Stock Option Agreement. An Optionee who has been in continuous employment with the Company since the grant of this Option may exercise the exercisable portion of his or her Option in whole or in part at any time during his or her employment; provided, however, that an Option may not be exercised for a fraction of a Share. In the event of the Optionee’s termination of employment with the Company or Optionee’s disability or death, the provisions of Sections 6 or 7 below shall apply to the right of the Optionee to exercise the Option.

(b)	This Option shall be exercisable following such procedures as are from time to time established and prescribed by the Company’s management, including as prescribed by the Company and any third party (e.g. E*Trade) in connection with an on-line securities account maintained by the Optionees as an employee of the Company (e.g., an OptionsLink on-line securities account.

(c)	No rights of a shareholder shall exist with respect to the Shares under this Option as a result of the mere grant of this Option or the exercise of this Option. Such rights shall exist only after issuance of a stock certificate or electronic transfer of the shares to an account maintained by the Optionee as an employee of Tekelec.

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5.	Restrictions on Exercise. This Option may not be exercised if the issuance of Shares upon Optionee’s exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable Federal or state securities law or other applicable law or regulation. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6.	Termination of Employment. If the Optionee ceases to serve as an Employee for any reason other than death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) and thereby terminates his or her Continuous Employment, the Optionee shall have the right to exercise this Option at any time within 90 days after the date of such termination to the extent that the Optionee was entitled to exercise this Option at the date of such termination. To the extent that the Optionee was not entitled to exercise this Option at the date of termination, or to the extent this Option is not exercised within the time specified herein, this Option shall terminate. Notwithstanding the foregoing, this Option shall not be exercisable after the expiration of the term set forth in Section 8 hereof.

7.	Death or Disability. If the Optionee ceases to serve as an Employee due to death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), this Option may be exercised at any time within 180 days after the date of death or termination of employment due to disability, in the case of death, by the Optionee’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance, or, in the case of disability, by the Optionee, but in any case only to the extent the Optionee was entitled to exercise this Option at the date of such termination. To the extent that the Optionee was not entitled to exercise this Option at the date of termination, or to the extent this Option is not exercised within the time specified herein, this Option shall terminate. Notwithstanding the foregoing, this Option shall not be exercisable after the expiration of the term set forth in Section 8 hereof.

8.	Term of Option. This Option shall expire and terminate for all purposes on and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement; provided, however, that to the extent an installment of this Option is not exercised within the four-year period following the date on which such installments vests and becomes exercisable, this Option shall expire and terminate with respect to such installment. Notwithstanding any provision in the Plan with respect to the post-employment exercise of an Option, an Option may not be exercised after the expiration of its term.

9.	Withholding upon Exercise of Option. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to Optionee any taxes required to be withheld by Federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee shall pay to the Company in cash an amount sufficient for the Company to satisfy any Federal, state or local tax withholding requirements it may incur as a result of the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option.

10.	Nontransferability of Option. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution or transfer between spouses incident to a divorce. Subject to the foregoing and the terms of the Plan, the terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

11.	No Right of Employment. Neither the Plan nor this Option shall confer upon the Optionee any right to continue in the employment of the Company or limit in any respect the right of the Company to discharge the Optionee at any time, with or without cause and with or without notice.

12.	Miscellaneous.
(a)	Successors and Assigns. This Option Agreement shall bind and inure only to the benefit of the parties to this Option Agreement (the “Parties”) and their respective successors and assigns.

(b)	No Third-Party Beneficiaries. Nothing in this Option Agreement is intended to confer any rights or remedies on any persons other than the Parties and their respective successors or assigns. Nothing in this Option Agreement

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is intended to relieve or discharge the obligation or liability of third persons to any Party. No provision of this Option Agreement shall give any third person any right of subrogation or action over or against any Party.

(c)	Amendments.
(i)	The Committee reserves the right to amend the terms and provisions of this Option without the Optionee’s consent to comply with any Federal or state securities law.

(ii)	Except as specifically provided in subsection (i) above, this Option Agreement shall not be changed or modified, in whole or in part, except by supplemental agreement signed by the Parties. Either Party may waive compliance by the other Party with any of the covenants or conditions of this Option Agreement, but no waiver shall be binding unless executed in writing by the Party making the waiver. No waiver or any provision of this Option Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Any consent under this Option Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.
(d)	Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made or actions taken pursuant hereto shall be governed by the laws of the state of California, without regard to the conflict of laws rules thereof.
(e)	Severability. If any provision of this Option Agreement or the application of such provision to any person or circumstances is held invalid or unenforceable, the remainder of this Option Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.
*     *     *     *

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EXHIBIT B

AMENDED AND RESTATED
2003 EQUITY INCENTIVE PLAN
Restricted Stock Unit Award Agreement
Tekelec hereby grants to you a Restricted Stock Unit Award under the Tekelec Amended and Restated 2003 Equity Incentive Plan (the “Plan”), as set forth below. Capitalized terms defined in the Plan but not in this Agreement shall have the meanings given to them herein.

Name:

Employee ID #:

Date of Grant:

Number of Restricted Stock Units:

Nature of Restricted Stock Units:	Each Restricted Stock Unit (“RSU”) represents the right to receive one share (“Share”) of Tekelec Common Stock to be issued and delivered at the end of the applicable vesting period, subject to the risk of cancellation as described in the Plan. [or — Each Restricted Stock Unit represents the right to receive one share (“Share”) of Tekelec Common Stock to be issued and delivered at the end of the applicable Performance Period, subject to the risk of cancellation as described herein and in the Plan.]

[Performance Period:]	[The Performance Period for this award begins [___, 200_] and ends [___, 200_.]

Vesting Schedule:	The Restricted Stock Units will vest and the shares represented thereby will be automatically issued and delivered on [e.g., DATE and the remaining ___% will vest and the shares represented thereby will be automatically issued and delivered in three equal annual installments commencing on DATE, provided that with respect to each such vesting of an installment you remain an Employee of the Company (or any of its affiliates) from the RSU grant date through such vesting date]. [or — The Restricted Stock Units will vest on the last day of the Performance Period, as long as you remain an employee of the Company (or any of its affiliates) through such date and provided that the following performance goals are achieved at the end of the Performance Period: ___ (“Performance Goals”).]

Forfeiture:	If you cease to serve as an Employee for any reason, any Restricted Stock Units which are not vested as of the date of such termination shall not vest and shall automatically be cancelled and forfeited for no value and without any issuance of Shares. [or — If you cease to serve as an Employee for any reason prior to the date on which the Performance Period ends, or if the Performance Goals are not achieved, any Restricted Stock Units shall not vest and shall automatically be cancelled and forfeited for no value and without any issuance of Shares.]

Taxes:	Payment of the applicable taxes in connection with the vesting of Restricted Stock Units must be made by check or a Cashless Exercise (see section 4(c) of Restricted Stock Unit Terms and Conditions attached hereto).

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This Restricted Stock Unit Award Agreement consists of this page and the Restricted Stock Unit Terms and Conditions attached hereto. By signing below, you accept the grant of this Restricted Stock Unit Award and agree that this Restricted Stock Unit Award is subject in all respects to the terms and conditions of the Plan. Copies of the Plan and a Prospectus containing information concerning the Plan are available on the Tekelec’s internal website at Teksource.
You further acknowledge and agree that (i) you have carefully reviewed this Restricted Stock Unit Award Agreement (including the Restricted Stock Unit Terms and Conditions attached hereto) and the Plan and (ii) this Restricted Stock Unit Award Agreement and the Plan set forth the entire understanding between you and the Company regarding this Restricted Stock Unit Award and supersede all prior or contemporaneous oral and written agreements with respect thereto.

TEKELEC

By:
Date

Print Name:

Title:

Participant	Date

2

TEKELEC AMENDED AND RESTATED
2003 EQUITY INCENTIVE PLAN
Restricted Stock Unit Award Agreement — Restricted Stock Unit Terms and Conditions
The following Restricted Stock Unit Terms and Conditions apply to the Restricted Stock Unit Award granted by Tekelec (“Tekelec” or the “Company”) to the Participant whose name appears on the Restricted Stock Unit Award Agreement cover page to which these Restricted Stock Unit Terms and Conditions are attached.
1.	Amended and Restated 2003 Equity Incentive Plan. This Restricted Stock Unit Award is in all respects subject to the terms, definitions and provisions of the Tekelec Amended and Restated 2003 Equity Incentive Plan (the “Plan”) adopted by the Company and incorporated herein by reference. Capitalized terms defined in the Plan but not defined in this Restricted Stock Unit Award Agreement shall have the meanings given to them in the Plan.

2.	Vesting of Restricted Stock Units Awards.
(a)	Upon each vesting date for the Restricted Stock Unit Award (each, a “Vesting Date”), one share of Tekelec Common Stock shall be issuable for each Restricted Stock Unit that vests on such date, subject to the terms and provision of the Plan and this Restricted Stock Unit Award Agreement. [or – Provided that you remain employed during such period and the Performance Goals are achieved at the end of the Performance Period, following the end of the Performance Period, one share of Tekelec Common Stock shall be issuable for each Restricted Stock Unit on such date, subject to the terms and provisions of the Plan and this Restricted Stock Unit Award Agreement.] Following vesting, the Company will issue and transfer such Shares to the Participant as soon as administratively feasible following satisfaction of any required withholding tax obligations as provided in Section 4 below. Notwithstanding anything to the contrary set forth herein, delivery of Shares pursuant to a Restricted Stock Unit Award shall be made no later than 2-1/2 months after the close of Tekelec’s first taxable year in which such Shares are no longer subject to a substantial risk of forfeiture (within the meaning of Section 409A of the Code).

(b)	To the extent the Restricted Stock Units vest and Shares are issued and delivered to the Participant, such Shares will be free of the terms and conditions of this Restricted Stock Unit Award Agreement.

(c)	No rights of a shareholder shall exist with respect to the Restricted Stock Units as a result of the mere grant of the Restricted Stock Units. Such rights shall exist only after issuance of the Shares following the applicable Vesting Date.
3.	Delivery of Shares upon Vesting of Restricted Stock Units. Restricted Stock Units (if not previously forfeited) will automatically be settled on or about the Vesting Date or Vesting Dates set forth on the cover page of this Restricted Stock Unit Award Agreement. [or - Restricted Stock Units (if not previously forfeited) will automatically be settled following the end of the Performance Period set forth on the cover page of this Restricted Stock Unit Award Agreement, provided that the Performance Goals are achieved at the end of the Performance Period and the Employee remains employed with the Company through such date.] The Company may make delivery of Shares upon vesting of Restricted Stock Units either by (i) delivering one or more stock certificates representing such Shares to the Participant, registered in the name of the Participant, or (ii) depositing such Shares into an account maintained for the Participant and established in connection with any Company plan or arrangement providing for investment in Common Stock of the Company, including without limitation any on-line securities account maintained by the Participant with E*Trade Securities LLC (“E*Trade”) as an employee of Tekelec. All certificates for Shares and all Shares shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Shares are then listed or quoted, and any applicable Federal or state securities law, and the Company may cause a legend or legends to be put on any such certificates (or other appropriate restrictions and/or notations to be associated with any accounts in which such Shares are held) to make appropriate reference to such restrictions.

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4.	Taxes.
(a)	Responsibility of the Participant. The Participant is responsible for any taxes required to be withheld under Federal, state or local law in connection with: (i) the vesting of the Restricted Stock Unit Award and the issuance and delivery of Shares to the Participant, or (iii) any other event occurring pursuant to this Restricted Stock Unit Award Agreement or the Plan (collectively, “Taxes”).

(b)	Payment in Cash. The Participant may elect to pay to the Company an amount sufficient to cover such Taxes by delivering to the Company a check or by such other means as the Company may establish or permit.

(c)	Cashless Exercise. Subject to the Participant’s compliance with the company’s policy on Insider Trading and Tipping (as in effect from time to time), the Participant may elect to pay the Company his or her obligations for the payment of such Taxes through a special sale and remittance procedure commonly referred to as a “cashless exercise” or “sell to cover” transaction pursuant to which the Participant (or any other person(s) entitled to receive the Shares upon vesting) shall concurrently provide irrevocable written instructions:
(i)	to E*Trade (through the Participant’s on-line account) to effect the immediate sale of a sufficient number of the Shares acquired upon the vesting of the Shares to enable E*Trade to remit, out of the sales proceeds available upon the settlement date, sufficient funds to Tekelec to cover all applicable federal, state and local income and employment taxes required to be withheld by Tekelec by reason of such vesting and/or sale; and

(ii)	to Tekelec to deliver any certificate(s) or other evidence of ownership for such sold Shares directly to E*Trade in order to complete the sale transaction.
(d)	Payment by Withholding of Shares. In the Company’s sole discretion and in the lieu of Participant’s election under section 4(c), the Company may elect to retain that number of whole Shares which would otherwise be deliverable in connection with the Restricted Stock Unit Award upon vesting and which have a Fair Market Value sufficient to satisfy the amount of the Taxes required to be withheld. “Fair Market Value” for this purpose shall be as determined in the Plan as of the applicable date.

(e)	Company Rights. Any election pursuant to this Section 4 above shall be made in writing on such form or electronically in such manner (including without limitation through a Participant’s on-line E*Trade account) as shall be prescribed by the Company for such purpose. The Company also reserves the right to withhold Taxes, in accordance with any applicable law, from (i) any compensation or other amounts payable to the Participant and/or (ii) the Shares otherwise issuable to the Participant.
5.	Termination of Employment. If the Participant ceases to serve as an Employee for any reason and thereby terminates his or her Continuous Status as an Employee, the Participant’s Restricted Stock Units which are not vested as of the date of such termination shall not vest and shall automatically be cancelled and forfeited for no value and without any issuance of Shares. [or — If the Participant ceases to serve as an Employee for any reason and thereby terminates his or her Continuous Status as an Employee prior to the end of the Performance Period, the Participant’s Restricted Stock Units shall not vest and shall automatically be cancelled and forfeited for no value and without any issuance of Shares.]
6.	Nontransferability of Restricted Stock Units. This Restricted Stock Unit Award may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than transfers between spouses incident to a divorce. Subject to the foregoing and the terms of the Plan, the terms of this Restricted Stock Unit Award shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant. The Shares issued upon vesting of the Restricted Stock Unit Award will not be subject to restrictions on transfer under this Section 6.
7.	No Dividend Equivalents. The Participant shall not be entitled to receive, currently or on a deferred basis, any payments (i.e., “dividend equivalents”) equivalent to cash, stock or other property paid by the Company as dividends on the Company’s Common Stock prior to the vesting of the Restricted Stock Units.

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8.	No Right of Employment. Neither the Plan nor this Restricted Stock Unit Award shall confer upon the Participant any right to continue in the employment of the Company or limit in any respect the right of the Company to discharge the Participant at any time, with or without cause and with or without notice.

9.	Miscellaneous.
(a)	Successors and Assigns. This Restricted Stock Unit Award Agreement shall bind and inure only to the benefit of the parties to this Restricted Stock Unit Award Agreement (the “Parties”) and their respective permitted successors and assigns.

(b)	No Third-Party Beneficiaries. Nothing in this Restricted Stock Unit Award Agreement is intended to confer any rights or remedies on any persons other than the Parties and their respective permitted successors or assigns. Nothing in this Restricted Stock Unit Award Agreement is intended to relieve or discharge the obligation or liability of third persons to any Party. No provision of this Restricted Stock Unit Award Agreement shall give any third person any right of subrogation or action over or against any Party.

(c)	Amendments.
(i)	The Committee reserves the right to amend the terms and provisions of this Restricted Stock Unit Award without the Participant’s consent to comply with any Federal or state securities law.

(ii)	Except as specifically provided in subsection (i) above, this Restricted Stock Unit Award Agreement shall not be changed or modified, in whole or in part, except by supplemental agreement signed by the Parties. Either Party may waive compliance by the other Party with any of the covenants or conditions of this Restricted Stock Unit Award Agreement, but no waiver shall be binding unless executed in writing by the Party making the waiver. No waiver or any provision of this Restricted Stock Unit Award Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Any consent under this Restricted Stock Unit Award Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.
(d)	Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made or actions taken pursuant hereto shall be governed by the laws of the state of California, without regard to the conflict of laws rules thereof.

(e)	Severability. If any provision of this Restricted Stock Unit Award Agreement or the application of such provision to any person or circumstances is held invalid or unenforceable, the remainder of this Restricted Stock Unit Award Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.
*     *     *     *

5

EXHIBIT C

AMENDED AND RESTATED
2003 EQUITY INCENTIVE PLAN FOR
SAR Award Agreement
Tekelec hereby grants to you a Share Appreciation Right Award (“SAR”) under the Tekelec Amended and Restated 2003 Equity Incentive Plan (the “Plan”), covering the number of Shares set forth below.

Name:

Employee ID #:

Date of Grant:

Type of SAR:	[e.g., Freestanding or Tandem]

Number of Shares subject to the SAR:

SAR Payable in:	[e.g., Shares of Tekelec Common Stock and/or Cash]

Grant Price:	$___

Vesting Schedule:	[e.g., 25% will vest and become exercisable on April 3 , 2008, and the remaining 75% will vest and become exercisable cumulatively in 12 equal quarterly installments with the first of such installments vesting on June 30, 2008 and one additional installment vesting on the last day of each calendar quarter thereafter, provided that with respect to each such vesting of an installment the holder of the SARs remains an employee of the Company (or any of its affiliates) from the SAR grant date through such vesting date.]

Expiration Date:	[e.g., The SAR will expire at the close of business on ___, (i.e., ___ years following the grant date); provided, however, that in the event of your termination of employment with the Company or your disability or death, the provisions of Sections 7 and 8 of the SAR Terms and Conditions attached hereto shall apply to your right to exercise the SARs.]
This SAR Award Agreement (this “SAR Award Agreement”) consists of this page and the SAR Terms and Conditions attached hereto. By signing below, you accept the grant of these SARs and agree that these SARs are subject in all respects to the terms and conditions of the Plan located on Tekelec’s internal website at Teksource. Copies of the Plan and Prospectus containing information concerning the Plan are available on Tekelec’s internal website at Teksource.
You further acknowledge and agree that (i) you have carefully reviewed this SAR Award Agreement (including the SAR Terms and Conditions attached hereto) and the Plan and (ii) this SAR Award Agreement and the Plan set forth the entire understanding between you and the Company regarding these SARs and supersede all prior oral and written agreements with respect thereto.

TEKELEC

By:
Date

Print Name:

Title:

	Participant	Date

TEKELEC AMENDED AND RESTATED
2003 EQUITY INCENTIVE PLAN
SAR Award Agreement — Terms and Conditions
The following Terms and Conditions apply to the SARs granted by Tekelec (“Tekelec” or the “Company”) to the Participant whose name appears on the SAR Award Agreement to which these Terms and Conditions are attached (the “SARs”).
1.	Amended and Restated 2003 Equity Incentive Plan. The SARs are in all respects subject to the terms, definitions and provisions of the Tekelec Amended and Restated 2003 Equity Incentive Plan (the “Plan”) adopted by the Company and incorporated herein by reference. The terms defined in the Plan shall have the same meanings herein.

2.	Payment of SAR Amount. The SARS shall be payable in shares of the Company’s Common Stock and, upon exercise of the SARs, in whole or in part, the Participant shall be entitled to receive from the Company such number of Shares as is determined by multiplying (x) the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price times (y) the number of Shares with respect to which the SAR Award is exercised, and dividing such product by (z) the Fair Market Value of a Share on the date of exercise. The resulting number (rounded down to the nearest whole number) shall be the number of Shares to be issued to the Participant upon the exercise of the SARs. The Participant shall not be entitled to receive any fractional Share or cash for any fractional Share as a result of any such rounding down upon exercise of the SARs.

3.	Exercise of SARs. The SARs shall be exercisable during their term only in accordance with the terms and provisions of the Plan and these Terms and Conditions as follows:
(a)	Vesting. The SARs shall vest and be exercisable cumulatively as set forth on the first page of this SAR Award Agreement. Provided the Participant has been in continuous employment with the Company since the grant of these SARs, the Participant may exercise the exercisable (i.e., vested) portion of his or her SARs in whole or in part at any time during his or her employment; provided, however, that the SARs may not be exercised for a fraction of a Share. In the event of the Participant’s termination of employment with the Company or the Participant’s disability or death, the provisions of Sections 7 or 8 below shall apply to the right of the Participant to exercise the SARs.

(b)	Manner of Exercise. The SARs shall be exercisable by following such procedures as may from time to time be prescribed by Tekelec or by any third party service provider designated by the Company, including without limitation E*Trade Securities LLC (“E*Trade”) in connection with an OptionsLink on-line securities account maintained by the Participant with E*Trade as an employee of Tekelec.

(c)	No Shareholder Rights. No rights of a shareholder shall exist with respect to the Shares under the SARs as a result of the mere grant of the SARs or the exercise of the SARs. Such rights shall exist only after issuance of a stock certificate or electronic transfer of the shares to the E*Trade account maintained by the Participant in connection with his or her employment with Tekelec.

(d)	[Tandem SARs. Any of the SARs which are Tandem SARs may be exercised by the Participant for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.]
4.	Delivery of Shares upon Exercise of SARs. The Company may make delivery of Shares upon exercise of the SARs either by (i) delivering one or more stock certificates representing such Shares to the Participant, registered in the name of the Participant, or (ii) depositing such Shares into an account maintained for the Participant and established in connection with any Company plan or arrangement providing for investment in Common Stock of the Company, including without limitation any on-line securities account maintained by the Participant with E*Trade in connection with his or her employment with Tekelec. All certificates for Shares and all Shares shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Shares are then listed or quoted, and any applicable Federal or state securities law, and the Company may cause a legend or legends to be put on any such certificates (or other appropriate restrictions and/or notations to be associated with any accounts in which such Shares are held) to make appropriate reference to such restrictions.

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5.	Taxes.
(a)	Responsibility of the Participant. The Participant is responsible for any taxes required to be withheld under Federal, state or local law in connection with: (i) the exercise of the SARs and the issuance and delivery of Shares to the Participant, or (ii) any other event occurring pursuant to this SAR Award Agreement or the Plan (collectively, “Taxes”). Any election pursuant to this Section 5 shall be made in writing on such form or electronically in such manner (including through the Participant’s on-line E*Trade account) as shall be prescribed by the Company for such purpose.

(b)	Payment in Cash. The Participant may elect to pay to the Company an amount sufficient to cover such Taxes by delivering to the Company a check or by such other means as the Company may establish or permit.

(c)	Cashless Exercise. The Participant may also elect to pay the Company his or her obligations for the payment of such Taxes through a special sale and remittance procedure commonly referred to as a “cashless exercise” or “sell to cover” transaction pursuant to which the Participant (or any other person(s) entitled to exercise the SARs) shall concurrently provide irrevocable written instructions:
(i)	to such third party service provider as may be designated by the Company, including without limitation E*Trade (through the Participant’s on-line account), to effect the immediate sale of a sufficient number of the Shares acquired upon the exercise of the SARs to enable, such third party (e.g., E*Trade or other designated third party) to remit, out of the sales proceeds available upon the settlement date, sufficient funds to Tekelec to cover all applicable federal, state and local income and employment taxes required to be withheld by Tekelec by reason of such exercise and/or sale; and

(ii)	to Tekelec to deliver any certificate(s) or other evidence of ownership for such sold Shares directly to such third party (e.g., E*Trade or other designated third party) in order to complete the sale transaction.
(d)	[Payment by Withholding of Shares.] [if authorized] Subject to approval by Tekelec and compliance with any applicable legal conditions or restrictions, the Participant may also elect to satisfy his or her obligations for the payment of such Taxes by having the Company retain that number of whole Shares which would otherwise be deliverable in connection with the exercise of the SARs and which have a Fair Market Value sufficient to satisfy the amount of the Taxes required to be withheld. “Fair Market Value” for this purpose shall be as determined in the Plan as of the applicable date.

(e)	Company Rights. The Company also reserves the right, and the Participant authorizes the Company, to withhold Taxes, in accordance with any applicable law, from (i) any compensation or other amounts payable to the Participant and/or (ii) the Shares otherwise issuable to the Participant upon exercise of the SARs.
6.	Restrictions on Exercise. The SARs may not be exercised if the issuance of Shares upon Participant’s exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable Federal or state securities law or other applicable law or regulation. As a condition to the exercise of the SARs, the Company may require the Participant to make any representation and warranty to the Company as may be required by any applicable law or regulation.

7.	Termination of Employment. If the Participant ceases to serve as an Employee for any reason other than death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) and thereby terminates his or her employment, the Participant shall have the right to exercise the SARs at any time within 90 days after the date of such termination to the extent that the Participant was entitled to exercise the SARs at the date of such termination. To the extent that the Participant was not entitled to exercise the SARs at the date of termination, or to the extent the SARs are not exercised within the time specified herein, the SARs shall terminate. Notwithstanding the foregoing, the SARs shall not be exercisable after the expiration of the term set forth in Section 9 hereof.

8.	Death or Disability. If the Participant ceases to serve as an Employee due to death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), the SARs may be exercised at any time within 180 days after the date of death or termination of employment due to disability, in the case of death, by the Participant’s estate or by a person who acquired the right to exercise the SARs by bequest or inheritance, or, in the case of disability, by the Participant, but in any case only to the extent the Participant was entitled to exercise the SARs at the date of such termination. To the extent that the Participant was not entitled to exercise the SARs at the date of termination, or to the extent the SARs are not exercised within the time

3

specified herein, the SARs shall terminate. Notwithstanding the foregoing, the SARs shall not be exercisable after the expiration of the term set forth in Section 9 hereof.
9.	Term of SARs. The SARs shall expire and terminate for all purposes at the close of business on [ , 20___], and may be exercised during such term only in accordance with the Plan and the terms of the attached SAR Award Agreement; provided, however, that to the extent a vested installment of the SARs is not exercised prior to such termination date, such SARs shall expire and terminate with respect to such installment. Notwithstanding any provision in the Plan with respect to the post-employment exercise of the SARs, a vested installment of a SAR may not be exercised after the expiration of the term of the SARs.

10.	Nontransferability of SARs. No SAR may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or transfer between spouses incident to a divorce. Subject to the foregoing and the terms of the Plan, the terms of this SAR Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

11.	No Right of Employment. Neither the Plan nor the SARs shall confer upon the Participant any right to continue in the employment of the Company or limit in any respect the right of the Company to discharge the Participant at any time, with or without cause and with or without notice.

12.	Miscellaneous.
(a)	Successors and Assigns. This SAR Award Agreement shall bind and inure only to the benefit of the parties to the attached SAR Award Agreement (the “Parties”) and their respective successors and assigns.

(b)	No Third-Party Beneficiaries. Nothing in this SAR Award Agreement is intended to confer any rights or remedies on any persons other than the Parties and their respective successors or assigns. Nothing in this SAR Award Agreement is intended to relieve or discharge the obligation or liability of third persons to any Party. No provision of this SAR Award Agreement shall give any third person any right of subrogation or action over or against any Party.

(c)	Amendments.
(i)	The Committee reserves the right to amend the terms and provisions of the SARs without the Participant’s consent in order to comply with any Federal or state securities law.

(ii)	Except as specifically provided in subsection (i) above, this SAR Award Agreement shall not be changed or modified, in whole or in part, except by supplemental agreement signed by the Parties. Either Party may waive compliance by the other Party with any of the covenants or conditions of this SAR Award Agreement, but no waiver shall be binding unless executed in writing by the Party making the waiver. No waiver or any provision of this SAR Award Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Any consent under this SAR Award Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.
(d)	Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made or actions taken pursuant hereto shall be governed by the laws of the State of California, without regard to the conflict of laws rules thereof.

(e)	Severability. If any provision of this SAR Award Agreement or the application of such provision to any person or circumstances is held invalid or unenforceable, the remainder of this SAR Award Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.
*     *     *     *

4

TEKELEC
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 16, 2008.

Vote by Internet · Log on to the Internet and go to www.investorvote.com · Follow the steps outlined on the secured website.

Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	· Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Robert V. Adams	☐	☐	02 - Ronald W. Buckly	☐	☐	03 - Jerry V. Elliott	☐	☐

	04 - Mark A. Floyd	☐	☐	05 - Martin A. Kaplan	☐	☐	06 - Carol G. Mills	☐	☐

	07 - Franco Plastina	☐	☐	08 - Krish A. Prabhu	☐	☐	09 - Michael P. Ressner	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Approval of Amendments to the Company’s Amended and Restated 2003 Equity Incentive Plan.	☐	☐	☐	3.	Ratification of Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2008.	☐	☐	☐

4.	Other Business.

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	+

<STOCK#>	00VPYD

TEKELEC
2008 Annual Meeting of Shareholders
Friday, May 16, 2008 at 9:00 a.m. local time
Tekelec’s offices
5200 Paramount Parkway
Morrisville, North Carolina 27560
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Tekelec

This Proxy is Solicited on Behalf of the Board of Directors of Tekelec
2008 Annual Meeting of Shareholders
5200 Paramount Parkway, Morrisville, North Carolina 27560
May 16, 2008
The undersigned shareholder of Tekelec, a California corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 2, 2008, and Annual Report to Shareholders for the year ended December 31, 2007, and hereby appoints Franco Plastina and Stuart H. Kupinsky, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on Friday, May 16, 2008, at 9:00 a.m., local time, at the Company’s offices located at 5200 Paramount Parkway, Morrisville, North Carolina 27560, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse.
This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR Proposals 1, 2 and 3 and as the Proxies deem advisable on such other matters as may properly come before the Meeting.